SCHEDULE 14C
                               (RULE 14c-101)

                          INFORMATION REQUIRED IN
                           INFORMATION STATEMENT

              INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                   OF THE SECURITIES EXCHANGE ACT OF 1934

|X| Preliminary Information Statement   |_| Confidential, for Use of the
                                            Commission Only (as permitted
                                            by Rule 14c-5(d)(2))
|_| Definitive Information Statement


                         The Coleman Company, Inc.
              ------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


Payment of Filing Fee (check the appropriate box):

|_|   No fee required.
|X|   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)   Title of each class of securities to which transaction applies:
      Common Stock, par value $.01 per share, of The Coleman Company, Inc. ("Coleman Common Stock")
(2)   Aggregate number of securities to which transaction applies:
      12,681,790 (assumes the exercise of all outstanding options to purchase shares of Coleman Common Stock)
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $21.9375, the average of the high and low sale prices of Coleman Common Stock on May 8, 1998, as reported on the New York Stock Exchange, Inc. Composite Transactions Tape
(4)   Proposed maximum aggregate value of transaction: $278,206,768
(5)   Total fee paid: $55,641

|_|   Fee paid previously with preliminary materials.

|X| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)   Amount previously paid:  $57,978
(2) Form, Schedule or Registration Statement No.: Registration Statement on Form S-4
(3)   Filing Parties:  Sunbeam Corporation
(4)   Date Filed:  May 11, 1998




                 PRELIMINARY COPY -- SUBJECT TO COMPLETION
                                MAY 11, 1998

                      [THE COLEMAN COMPANY, INC. LOGO]


                                                   _______ __, 1998


Dear Stockholders:

            As you are no doubt aware, on February 27, 1998, Coleman entered into an Agreement and Plan of Merger (the "Coleman Merger Agreement") with Sunbeam Corporation ("Sunbeam") and Camper Acquisition Corp., a wholly owned subsidiary of Sunbeam ("CAC"). Pursuant to the Coleman Merger Agreement, CAC will be merged with and into Coleman, with Coleman continuing as the surviving corporation (the "Coleman Merger"). In the Coleman Merger, each outstanding share of common stock, par value $.01 per share ("Coleman Common Stock"), of Coleman (other than shares held indirectly by Sunbeam and dissenting shares, if any) will be converted into the right to receive 0.5677 of a share of common stock, par value $.01 per share, of Sunbeam ("Sunbeam Common Stock") and $6.44 in cash, without interest thereon. Upon consummation of the Coleman Merger, Coleman will become an indirect wholly owned subsidiary of Sunbeam.

            At the same time Sunbeam and Coleman entered into the Coleman Merger Agreement, Sunbeam entered into a second Agreement and Plan of Merger (as amended, the "Holdings Merger Agreement") with Coleman (Parent) Holdings Inc. ("Parent Holdings"), an indirect wholly owned subsidiary of Mafco Holdings Inc. ("Mafco"), and CLN Holdings Inc., a wholly owned subsidiary of Parent Holdings ("CLN Holdings"). On March 30, 1998, CLN Holdings was merged with a wholly owned subsidiary of Sunbeam pursuant to the Holdings Merger Agreement (the "Holdings Merger"). As a result of the Holdings Merger, Sunbeam became the indirect owner of the 44,067,520 shares of Coleman Common Stock held by Coleman Worldwide Corporation ("Coleman Worldwide"), a wholly owned subsidiary of CLN Holdings. The shares of Coleman Common Stock indirectly acquired by Sunbeam in the Holdings Merger represented more than 80% of the total number of then outstanding shares. As a result of subsequent option exercises by employees and former employees of Coleman, such shares represent approximately _____% of the currently outstanding shares of Coleman Common Stock.

            On February 27, 1998, the Board of Directors of Coleman (the "Old Coleman Board") unanimously approved the Coleman Merger Agreement and the Coleman Merger. That same day, Coleman Worldwide, as the then owner of more than 80% of the outstanding shares of Coleman Common Stock, executed a written consent in lieu of a meeting of Coleman stockholders approving the Coleman Merger Agreement and the Coleman Merger. ACCORDINGLY, NO FURTHER ACTION IS REQUIRED ON THE PART OF THE STOCKHOLDERS OF COLEMAN IN ORDER TO CONSUMMATE THE COLEMAN MERGER. The accompanying Information Statement/Prospectus also constitutes the notice required by Section 228(d) of the General Corporation Law of the State of Delaware of the taking of action by written consent by Coleman Worldwide in lieu of a meeting of stockholders of Coleman.

            Credit Suisse First Boston Corporation ("Credit Suisse First Boston") acted as exclusive financial advisor to Coleman in connection with the Coleman Merger and, on February 27, 1998, delivered to the Old Coleman Board an oral opinion, which was subsequently confirmed in writing, that as of such date and based upon and subject to the matters set forth therein, the consideration to be received in the Coleman Merger by the stockholders of Coleman other than Coleman Worldwide and its affiliates was fair from a financial point of view to such stockholders. A copy of the written opinion of Credit Suisse First Boston rendered to the Old Coleman Board in connection with the Coleman Merger, which sets forth a description of the assumptions made, matters considered and limitations on the review undertaken, is included as Annex II to the accompanying Information Statement/Prospectus.

            On March 30, 1998, upon consummation of the Holdings Merger, all of the members of the Old Coleman Board resigned, the number of directors constituting the board of directors of Coleman was fixed at five, and I and four other designees of Sunbeam were elected as the directors of Coleman.

            IT IS CURRENTLY ANTICIPATED THAT THE COLEMAN MERGER WILL BE CONSUMMATED ON OR ABOUT __________, 1998, WHICH IS THE TWENTY-FIRST BUSINESS DAY FOLLOWING THE DATE ON WHICH THE ACCOMPANYING INFORMATION STATEMENT/PROSPECTUS IS FIRST BEING MAILED TO HOLDERS OF COLEMAN COMMON STOCK.

            The accompanying Information Statement/Prospectus includes details of the Coleman Merger, including a discussion of the background of, reasons for and terms of the Coleman Merger. I urge you to read this material carefully.

                                       Very truly yours,


                                       Russell A. Kersh
                                       President





                 PRELIMINARY COPY -- SUBJECT TO COMPLETION
                                MAY 11, 1998

                         THE COLEMAN COMPANY, INC.
                           INFORMATION STATEMENT

                                 ----------

                            SUNBEAM CORPORATION
                                 PROSPECTUS

                                 ----------


            This Information Statement/Prospectus (the "Information Statement/Prospectus") is being furnished to the holders of common stock, par value $.01 per share ("Coleman Common Stock"), of The Coleman Company, Inc., a Delaware corporation ("Coleman"), in connection with the merger (the "Coleman Merger") of Camper Acquisition Corp. ("CAC"), a Delaware corporation and a newly formed, wholly owned subsidiary of Sunbeam Corporation, a Delaware corporation ("Sunbeam"), with and into Coleman, with Coleman continuing as the surviving corporation (the "Surviving Corporation") and as an indirect wholly owned subsidiary of Sunbeam. The Coleman Merger will be effected pursuant to the Agreement and Plan of Merger, dated as of February 27, 1998 (the "Coleman Merger Agreement"), among Coleman, Sunbeam and CAC. Upon the terms and subject to the conditions set forth in the Coleman Merger Agreement, at the effective time of the Coleman Merger (the "Coleman Effective Time"), each outstanding share of Coleman Common Stock (other than shares held indirectly by Sunbeam and dissenting shares, if any) will be converted into the right to receive
0.5677 of a share of common stock, par value $.01 per share, of Sunbeam ("Sunbeam Common Stock") and $6.44 in cash, without interest thereon (collectively, the "Per Share Merger Consideration"). Cash will be paid in lieu of fractional shares of Sunbeam Common Stock.

            At the same time that Sunbeam entered into the Coleman Merger Agreement, Sunbeam also entered into an Agreement and Plan of Merger, dated as of February 27, 1998 (as amended, the "Holdings Merger Agreement"), with Laser Acquisition Corp., a Delaware corporation and a newly formed, wholly owned subsidiary of Sunbeam ("LAC"), Coleman (Parent) Holdings Inc. ("Parent Holdings"), a Delaware corporation and an indirect wholly owned subsidiary of Mafco Holdings Inc. ("Mafco"), and CLN Holdings Inc., a Delaware corporation and a wholly owned subsidiary of Parent Holdings ("CLN Holdings"). On March 30, 1998, pursuant to the Holdings Merger Agreement, CLN Holdings was merged with and into LAC, with LAC continuing as the surviving corporation and as a wholly owned subsidiary of Sunbeam (the "Holdings Merger"). In the Holdings Merger, Parent Holdings received 14,099,749 shares of Sunbeam Common Stock and $159,956,756 in cash in exchange for all of the outstanding shares of CLN Holdings. As a result of the Holdings Merger, Sunbeam became the indirect owner of the 44,067,520 shares of Coleman Common Stock held by Coleman Worldwide Corporation, a Delaware corporation and a wholly owned subsidiary of CLN Holdings ("Coleman Worldwide"). The shares of Coleman Common Stock indirectly acquired by Sunbeam in the Holdings Merger represented more than 80% of the total number of then outstanding shares. As a result of subsequent option exercises by employees and former employees of Coleman, such shares represent approximately _____% of the currently outstanding shares of Coleman Common Stock.

            On February 27, 1998, the Board of Directors of Coleman (the "Old Coleman Board") unanimously approved the Coleman Merger Agreement and the Coleman Merger. That same day, Coleman Worldwide, as the then owner of more than 80% of the outstanding shares of Coleman Common Stock, executed a written consent in lieu of a meeting of Coleman stockholders approving the Coleman Merger Agreement and the Coleman Merger. ACCORDINGLY, NO FURTHER ACTION IS REQUIRED ON THE PART OF THE STOCKHOLDERS OF COLEMAN IN ORDER TO CONSUMMATE THE COLEMAN MERGER. A copy of the Coleman Merger Agreement is attached hereto as Annex I.

            Credit Suisse First Boston Corporation ("Credit Suisse First Boston") acted as exclusive financial advisor to Coleman in connection with the Coleman Merger and, on February 27, 1998, Credit Suisse First Boston delivered to the Old Coleman Board an oral opinion, which was subsequently confirmed in writing (the "Credit Suisse First Boston Opinion"), that as of such date and based upon and subject to the matters set forth therein, the Per Share Merger Consideration was fair from a financial point of view to the stockholders of Coleman other than Coleman Worldwide and its affiliates (the "Coleman Public Stockholders"). The full text of the Credit Suisse First Boston Opinion is attached as Annex II to this Information Statement/Prospectus and should be read carefully in its entirety. The Credit Suisse First Boston Opinion is directed only to the matters set forth therein. For information on the procedures followed, assumptions made, matters considered and limitations on the review undertaken by Credit Suisse First Boston, see "SPECIAL FACTORS Opinion of Financial Advisor to Coleman."

            On March 30, 1998, upon consummation of the Holdings Merger, all of the members of the Old Coleman Board resigned, the number of directors constituting the board of directors of Coleman was fixed at five, and five designees of Sunbeam were elected as the directors of Coleman.

            COLEMAN STOCKHOLDERS WHO OBJECT TO THE COLEMAN MERGER AND DO NOT WISH TO ACCEPT THE PER SHARE MERGER CONSIDERATION HAVE THE RIGHT TO DISSENT FROM THE COLEMAN MERGER AND TO HAVE THE FAIR VALUE OF THEIR SHARES OF COLEMAN COMMON STOCK JUDICIALLY APPRAISED AND PAID TO THEM IN CASH BY COMPLYING WITH THE PROCEDURES SET FORTH IN SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE (THE "DGCL"). SEE "RISK FACTORS" COMMENCING ON PAGE 16 FOR A DESCRIPTION OF CERTAIN MATTERS THAT SHOULD BE CONSIDERED BY COLEMAN STOCKHOLDERS IN REVIEWING THE INFORMATION CONTAINED HEREIN AND IN DECIDING WHETHER TO ACCEPT THE PER SHARE MERGER CONSIDERATION OR EXERCISE THEIR APPRAISAL RIGHTS.

            This Information Statement/Prospectus also constitutes the Prospectus of Sunbeam filed as part of a Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of shares of Sunbeam Common Stock to be issued in the Coleman Merger. This Information Statement/Prospectus also constitutes the notice required by Section 262(d)(2) of the DGCL with respect to the availability of appraisal rights in connection with the Coleman Merger. See "APPRAISAL RIGHTS." This Information Statement/Prospectus also constitutes the notice required by Section 228(d) of the DGCL of the taking of action by written consent by Coleman Worldwide in lieu of a meeting of stockholders of Coleman.

            Sunbeam Common Stock is listed for trading under the symbol "SOC" on the New York Stock Exchange, Inc. (the "NYSE"). Coleman Common Stock is listed for trading under the symbol "CLN" on the NYSE, the Pacific Stock Exchange and the Midwest Stock Exchange. On February 27, 1998, the last trading day prior to the execution of the Coleman Merger Agreement, the last reported sale prices of Sunbeam Common Stock and Coleman Common Stock, as reported on the NYSE Composite Transactions Tape, were $41.750 per share and $20.875 per share, respectively. On March 18, 1998, the last trading day prior to the announcement by Sunbeam that it was possible that its net sales for the first quarter 1998 might be lower than the range of Wall Street analysts' estimates, the last reported sale prices of Sunbeam Common Stock and Coleman Common Stock, as reported on the NYSE Composite Transactions Tape, were $50.063 per share and $33.875 per share, respectively. On _____ __, 1998, the last trading day prior to the date of this Information Statement/Prospectus, the last reported sale prices of Sunbeam Common Stock and Coleman Common Stock, as reported on the NYSE Composite Transactions Tape, were $___ per share and $___ per share, respectively. Stockholders are urged to obtain current market quotations for Sunbeam Common Stock and Coleman Common Stock.

            This Information Statement/Prospectus is first being mailed to holders of Coleman Common Stock on or about _____ ___, 1998.

            IT IS CURRENTLY ANTICIPATED THAT THE COLEMAN MERGER WILL BE CONSUMMATED ON OR ABOUT __________, 1998, WHICH IS THE TWENTY-FIRST BUSINESS DAY FOLLOWING THE DATE ON WHICH THIS INFORMATION
STATEMENT/PROSPECTUS IS FIRST BEING MAILED TO HOLDERS OF COLEMAN COMMON
STOCK.

                                -----------

          THE COLEMAN MERGER WAS APPROVED BY COLEMAN WORLDWIDE, AS
            THE HOLDER OF COLEMAN COMMON STOCK HAVING SUFFICIENT
             VOTING POWER TO APPROVE THE COLEMAN MERGER AGREE-
               MENT AND THE COLEMAN MERGER. THIS INFORMATION
               STATEMENT/PROSPECTUS IS BEING PROVIDED TO YOU
                SOLELY FOR YOUR INFORMATION AND IN CONNEC-
                 TION WITH YOUR DECISION AS TO WHETHER TO
                   ACCEPT THE PER SHARE MERGER CONSIDER-
                  ATION OR TO EXERCISE APPRAISAL RIGHTS.
                   COLEMAN IS NOT ASKING FOR YOUR PROXY
                     AND YOU ARE REQUESTED NOT TO SEND
                     A PROXY. DO NOT SEND YOUR COLEMAN
                       STOCK CERTIFICATES TO SUNBEAM
                          OR COLEMAN AT THIS TIME.

                               -------------

             NEITHER THIS TRANSACTION NOR THESE SECURITIES HAVE
              BEEN APPROVED OR DISAPPROVED BY THE SEC. THE SEC
               HAS NOT PASSED UPON THE FAIRNESS OR MERITS OF
                 THIS TRANSACTION NOR UPON THE ACCURACY OR
                   ADEQUACY OF THE INFORMATION CONTAINED
                       IN THIS INFORMATION STATEMENT/
                        PROSPECTUS. ANY REPRESENTA-
                          TION TO THE CONTRARY IS
                                 UNLAWFUL.

                               -------------

         INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR
           AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE
            SECURITIES HAS BEEN FILED WITH THE SEC BUT HAS NOT
             YET BECOME EFFECTIVE. THESE SECURITIES MAY NOT BE
              SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO
                THE TIME THE REGISTRATION STATEMENT BECOMES
                  EFFECTIVE. THIS INFORMATION STATEMENT/
                    PROSPECTUS SHALL NOT CONSTITUTE AN
                   OFFER TO SELL OR THE SOLICITATION OF
                    AN OFFER TO BUY NOR SHALL THERE BE
                      ANY SALE OF THESE SECURITIES IN
                      ANY STATE IN WHICH SUCH OFFER,
                       SOLICITATION OR SALE WOULD BE
                      UNLAWFUL PRIOR TO REGISTRATION
                        OR QUALIFICATION UNDER THE
                          SECURITIES LAWS OF ANY
                                SUCH STATE.

                               -------------

 The date of this Information Statement/Prospectus is _____________, 1998.


            NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS WITH RESPECT TO THE MATTERS DESCRIBED IN THIS INFORMATION STATEMENT/PROSPECTUS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY EITHER SUNBEAM OR COLEMAN. THIS INFORMATION STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS INFORMATION STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF SUNBEAM OR COLEMAN SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.


                           AVAILABLE INFORMATION

            Sunbeam and Coleman are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and should be available for inspection and copying at the following Regional Offices of the SEC: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, 13th Floor, New York, New York 10048. The SEC also maintains a Website at http://www.sec.gov that contains reports, proxy statements and other information. Copies of such materials relating to Sunbeam and Coleman can also be inspected at the NYSE, 20 Broad Street, New York, New York 10005. After consummation of the Coleman Merger, Coleman will no longer be required to file reports, proxy statements or other information with the SEC. Instead, such information will be included, to the extent required, in filings made by Sunbeam.

            This Information Statement/Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Reference is made to the Registration Statement and the exhibits thereto for further information. Statements contained or incorporated by reference herein concerning the provisions of any agreement or other document filed as an exhibit to the Registration Statement or otherwise filed with the SEC are not necessarily complete and reference is hereby made to the copy thereof so filed for more detailed information, each such statement being qualified in its entirety by such reference.

            THIS INFORMATION STATEMENT/PROSPECTUS INCORPORATES BY REFERENCE DOCUMENTS THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF SUCH DOCUMENTS (OTHER THAN EXHIBITS THERETO WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE HEREIN) ARE AVAILABLE, WITHOUT CHARGE, TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER OF SHARES OF COLEMAN COMMON STOCK TO WHOM THIS INFORMATION STATEMENT/PROSPECTUS IS DELIVERED, UPON REQUEST, IN THE CASE OF DOCUMENTS RELATING TO COLEMAN, TO THE COLEMAN COMPANY, INC., 2111 EAST 37TH STREET NORTH, WICHITA, KANSAS 67219, ATTENTION: DAVID C. FANNIN, SECRETARY, TELEPHONE: (316) 832- 2700, AND, IN THE CASE OF DOCUMENTS RELATING TO SUNBEAM, TO SUNBEAM CORPORATION, 1615 SOUTH CONGRESS AVENUE, SUITE 200, DELRAY BEACH, FLORIDA 33445, ATTENTION: DAVID C. FANNIN, SECRETARY, TELEPHONE: (561) 243-2100. IN ORDER TO ENSURE DELIVERY OF DOCUMENTS PRIOR TO THE CONSUMMATION OF THE COLEMAN MERGER, ANY REQUEST THEREFOR SHOULD BE MADE NOT LATER THAN __________, 1998.


                  INCORPORATION OF DOCUMENTS BY REFERENCE

            The following documents heretofore filed with the SEC pursuant to the Exchange Act are incorporated herein by reference:

      (1) Coleman's Annual Reports on Form 10-K for the fiscal years ended December 31, 1997, 1996 and 1995;

      (2) Coleman's Current Reports on Form 8-K reporting events occurring on February 27, 1998 (as amended), March 24, 1998 (as amended) and March 30, 1998;

      (3) Coleman's Information Statement pursuant to Section 14(f) of the Exchange Act mailed to Coleman stockholders on or about March 18, 1998;

      (4) CLN Holdings' Annual Reports on Form 10-K for the fiscal years ended December 31, 1997, 1996 and 1995;

      (5) CLN Holdings' Current Reports on Form 8-K reporting events occurring on February 27, 1998 (as amended), March 24, 1998 (as amended) and March 30, 1998;

      (6) Sunbeam's Annual Report on Form 10-K for the fiscal year ended December 28, 1997;

      (7) Sunbeam's Notice of 1998 Annual Meeting and Proxy Statement relating thereto;

      (8) Sunbeam's Current Report on Form 8-K reporting events occurring on March 30, 1998 (as amended);

      (9) The Consolidated Financial Statements on pp. F-1 to F-21 in the Annual Report on Form 10-K of First Alert, Inc. for the fiscal year ended December 31, 1997;

      (10) The Consolidated Financial Statements on pp. F-1 to F-18 in the Annual Report on Form 10-K of Signature Brands USA, Inc. for the fiscal year ended September 28, 1997; and

      (11) The unaudited interim Consolidated Financial Statements on pp. 1 to 14 in the Quarterly Report on Form 10-Q of Signature Brands for the fiscal quarter ended on December 28, 1997.

            All reports and other documents filed with the SEC by either Coleman or Sunbeam pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Information Statement/Prospectus and prior to the date of the consummation of the Coleman Merger shall be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement/Prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement/Prospectus.

                             -----------------

                         FORWARD-LOOKING STATEMENTS

      CERTAIN STATEMENTS IN THIS INFORMATION STATEMENT/PROSPECTUS (INCLUDING THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN) CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE, OR ACHIEVEMENTS OF SUNBEAM OR COLEMAN TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE, OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. WHEN USED IN THIS INFORMATION STATEMENT/PROSPECTUS, THE WORDS "ESTIMATE," "PROJECT," "INTEND," "EXPECT" AND SIMILAR EXPRESSIONS, WHEN USED IN CONNECTION WITH SUNBEAM OR COLEMAN, INCLUDING THEIR RESPECTIVE MANAGEMENTS, ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS WERE BASED ON VARIOUS FACTORS AND WERE DERIVED UTILIZING NUMEROUS IMPORTANT ASSUMPTIONS AND OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS. IMPORTANT ASSUMPTIONS AND OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS WITH RESPECT TO SUNBEAM OR COLEMAN INCLUDE, BUT ARE NOT LIMITED
TO: (I) RISKS ASSOCIATED WITH LEVERAGE, INCLUDING COST INCREASES DUE TO RISING INTEREST RATES; (II) RISKS ASSOCIATED WITH SUNBEAM'S ABILITY TO CONTINUE ITS STRATEGY OF GROWTH THROUGH ACQUISITIONS; (III) RISKS ASSOCIATED WITH SUNBEAM'S ABILITY TO SUCCESSFULLY INTEGRATE ALL OF ITS RECENT ACQUISITIONS; (IV) RISKS ASSOCIATED WITH SUNBEAM'S ABILITY TO INCREASE REVENUES BY LEVERAGING SALES OF SUNBEAM, SIGNATURE BRANDS AND FIRST ALERT PRODUCTS THROUGH COLEMAN'S EXISTING DISTRIBUTION CHANNELS, AND BY LEVERAGING SALES OF COLEMAN, SIGNATURE BRANDS AND FIRST ALERT PRODUCTS THROUGH SUNBEAM'S EXISTING DISTRIBUTION CHANNELS, PARTICULARLY IN FOREIGN MARKETS; (V) RISKS ASSOCIATED WITH SUNBEAM'S ABILITY TO REALIZE THE ANTICIPATED COST SAVINGS OF ITS RESTRUCTURING PROGRAM, INCLUDING THE
TIMING THEREOF; (VI) RISKS ASSOCIATED WITH SUNBEAM'S ABILITY TO IMPLEMENT ITS PLANNED DIVESTITURES, INCLUDING THE AMOUNT OF THE NET PROCEEDS TO BE REALIZED AND THE TIMING THEREOF; SUNBEAM'S ABILITY TO MAKE EFFECTIVE ACQUISITIONS IN THE FUTURE AND TO SUCCESSFULLY INTEGRATE NEWLY ACQUIRED BUSINESSES INTO EXISTING OPERATIONS AND THE RISKS ASSOCIATED WITH SUCH NEWLY ACQUIRED BUSINESSES; (VIII) SUNBEAM'S AND COLEMAN'S ABILITY TO MAINTAIN AND INCREASE MARKET SHARE FOR THEIR RESPECTIVE PRODUCTS AT ANTICIPATED MARGINS; (IX) SUNBEAM'S ABILITY TO SUCCESSFULLY INTRODUCE NEW PRODUCTS AND TO PROVIDE ON-TIME DELIVERY AND A HIGH LEVEL OF CUSTOMER SERVICE; (X) CHANGES IN LAWS AND REGULATIONS, INCLUDING CHANGES IN TAX RATES, ACCOUNTING STANDARDS, ENVIRONMENTAL LAWS, OCCUPATIONAL, HEALTH AND SAFETY LAWS; (XI) ACCESS TO FOREIGN MARKETS TOGETHER WITH FOREIGN ECONOMIC CONDITIONS, INCLUDING CURRENCY FLUCTUATIONS; (XII) UNCERTAINTY AS TO THE EFFECT OF COMPETITION IN SUNBEAM'S OR COLEMAN'S EXISTING AND POTENTIAL FUTURE LINES OF BUSINESS; (XIII) FLUCTUATIONS IN THE COST AND AVAILABILITY OF RAW MATERIALS AND/OR PRODUCTS IN RELATION TO HISTORICAL LEVELS; (XIV) CHANGES IN THE AVAILABILITY AND RELATIVE COSTS OF LABOR; (XV) EFFECTIVENESS OF ADVERTISING AND MARKETING PROGRAMS; (XVI) THE EFFECT OF, OR CHANGES IN, GENERAL ECONOMIC CONDITIONS; (XVII) ECONOMIC UNCERTAINTY IN JAPAN, KOREA AND OTHER ASIAN COUNTRIES, AS WELL AS MEXICO, VENEZUELA AND OTHER LATIN AMERICAN COUNTRIES; (XVIII) WEATHER CONDITIONS THAT ARE ADVERSE TO THE SPECIFIC BUSINESSES OF SUNBEAM AND COLEMAN; AND (XIX) RISKS RELATED
TO PRODUCT QUALITY, INCLUDING EXCESS WARRANTY COSTS, PRODUCT LIABILITY EXPENSE AND COSTS OF POSSIBLE PRODUCT RECALLS. OTHER FACTORS AND ASSUMPTIONS NOT IDENTIFIED ABOVE WERE ALSO INVOLVED IN THE DERIVATION OF THESE FORWARD- LOOKING STATEMENTS, AND THE FAILURE OF SUCH OTHER ASSUMPTIONS TO BE REALIZED AS WELL AS OTHER FACTORS MAY ALSO CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED. NEITHER SUNBEAM NOR COLEMAN ASSUMES ANY OBLIGATION TO UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT ACTUAL RESULTS, CHANGES IN ASSUMPTIONS OR CHANGES IN OTHER FACTORS AFFECTING SUCH FORWARD-LOOKING STATEMENTS.




                             TABLE OF CONTENTS

                                                                       PAGE
                                                                       ----
AVAILABLE INFORMATION................................................

INCORPORATION OF DOCUMENTS BY REFERENCE..............................

FORWARD-LOOKING STATEMENTS...........................................

SUMMARY..............................................................
  THE COMPANIES......................................................
  RECENT DEVELOPMENTS................................................
  THE MERGER.........................................................
  APPRAISAL RIGHTS...................................................
  CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS.....................
  MATERIAL CONTACTS BETWEEN SUNBEAM AND COLEMAN AND ITS
    AFFILIATES.......................................................
  SELECTED CONSOLIDATED HISTORICAL AND PRO FORMA FINANCIAL
    INFORMATION OF SUNBEAM...........................................
  SELECTED CONSOLIDATED FINANCIAL DATA OF COLEMAN....................
  COMPARATIVE PER SHARE DATA.........................................
  MARKET PRICES AND DIVIDENDS PAID...................................

RISK FACTORS.........................................................

SPECIAL FACTORS......................................................
  BACKGROUND OF THE MERGER...........................................
  COLEMAN'S REASONS FOR THE COLEMAN MERGER AND APPROVAL OF
    THE OLD COLEMAN BOARD............................................
  OPINION OF FINANCIAL ADVISOR TO COLEMAN............................
  SUNBEAM'S REASONS FOR THE COLEMAN MERGER...........................
  PURPOSES AND EFFECTS OF THE COLEMAN MERGER.........................
  SUNBEAM'S PLANS AND PROPOSALS FOR COLEMAN..........................
  POSITION OF SUNBEAM ON THE FAIRNESS OF THE COLEMAN MERGER..........
  OPINION OF FINANCIAL ADVISOR TO SUNBEAM............................

THE COLEMAN MERGER...................................................
  GENERAL............................................................
  INTERESTS OF CERTAIN PERSONS IN THE MERGER.........................
  CONVERSION OF COLEMAN COMMON STOCK.................................
  EXCHANGE OF COLEMAN COMMON STOCK...................................
  NO FRACTIONAL SHARES...............................................
  CONDITIONS.........................................................
  GOVERNMENTAL AND REGULATORY APPROVALS..............................
  EMPLOYEE MATTERS...................................................
  CONTINUATION OF EXISTING INDEMNIFICATION RIGHTS....................
  ACCOUNTING TREATMENT...............................................
  STOCK EXCHANGE LISTING.............................................
  DELISTING AND DEREGISTRATION OF COLEMAN COMMON STOCK...............
  OWNERSHIP OF COLEMAN COMMON STOCK..................................
  OWNERSHIP INTEREST OF COLEMAN STOCKHOLDERS IN SUNBEAM
    AFTER THE COLEMAN MERGER.........................................
  EXPENSES...........................................................

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS.......................

APPRAISAL RIGHTS.....................................................

SOURCE AND AMOUNT OF FUNDS AND OTHER CONSIDERATION...................

MATERIAL CONTACTS BETWEEN SUNBEAM AND COLEMAN AND ITS
AFFILIATES...........................................................
  HOLDINGS MERGER AGREEMENT..........................................
  REGISTRATION RIGHTS AGREEMENT......................................

UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS...................
  UNAUDITED PRO FORMA CONDENSED BALANCE SHEET........................
  UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS..............
  NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS........

DESCRIPTION OF SUNBEAM CAPITAL STOCK.................................

DESCRIPTION OF COLEMAN CAPITAL STOCK.................................

DIRECTORS AND EXECUTIVE OFFICERS OF SUNBEAM, CAC AND COLEMAN.........

EXPERTS..............................................................

LEGAL OPINIONS.......................................................


ANNEX I - COLEMAN MERGER AGREEMENT

ANNEX II - OPINION OF CREDIT SUISSE FIRST BOSTON CORPORATION

ANNEX III - SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF
            DELAWARE




                                  SUMMARY


            The following is a summary of certain information contained elsewhere or incorporated by reference in this Information Statement/Prospectus. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained or incorporated by reference in this Information Statement/Prospectus and the Annexes hereto. As used herein, unless the context otherwise clearly requires:
"Sunbeam" refers to Sunbeam Corporation and its subsidiaries, other than Coleman, and "Coleman" refers to The Coleman Company, Inc. and its subsidiaries. Capitalized terms not defined in this Information Statement/Prospectus have the respective meanings specified in the Coleman Merger Agreement.

                            ------------------

            STOCKHOLDERS OF COLEMAN ARE URGED TO READ THIS INFORMATION STATEMENT/PROSPECTUS AND THE ANNEXES HERETO IN THEIR ENTIRETY AND SHOULD CONSIDER CAREFULLY THE INFORMATION SET FORTH BELOW AND UNDER THE CAPTION "RISK FACTORS" IN DETERMINING WHETHER TO ACCEPT THE PER SHARE MERGER CONSIDERATION OR TO EXERCISE THEIR APPRAISAL RIGHTS UNDER SECTION 262 OF THE DGCL.

                            ------------------

THE COMPANIES

            Sunbeam. Sunbeam is a leading designer, manufacturer and marketer of branded consumer products. Sunbeam's primary business is the manufacture, marketing and distribution of durable household consumer products through mass merchandisers, home centers and other channels in the United States and internationally. Sunbeam also sells its products to commercial end users, such as hotels and other institutions. Sunbeam products enjoy a long-standing reputation for quality, and a majority of Sunbeam's sales are from products which hold the number one or two position in their respective product categories. In 1997, Sunbeam's net sales were approximately $1,168 million.

            Sunbeam's principal executive offices are located at 1615 South Congress Avenue, Suite 200, Delray Beach, Florida 33445, and its telephone number is (561) 243-2100. For further information concerning Sunbeam, see "AVAILABLE INFORMATION" and "INCORPORATION OF DOCUMENTS BY REFERENCE."

            Coleman. Coleman is a leading manufacturer and marketer of consumer products for outdoor recreation and home hardware use on a global basis. Coleman's products have been sold domestically and internationally under the Coleman brand name since the 1920s. Coleman attributes its leading market position to the strength of its brand name, broad product line, product quality and innovation, and marketing, distribution and manufacturing expertise. Coleman's products, which are used mostly for outdoor recreation and home improvement projects, are distributed predominantly through mass merchandisers, home centers and other retail outlets. Coleman had net revenues in 1997 of approximately $1,154 million. Coleman's principal executive offices are located at 2111 East 37th Street North, Wichita, Kansas 67219, and its telephone number is (316) 832-2700. For further information concerning Coleman, see "AVAILABLE INFORMATION" and "INCORPORATION OF DOCUMENTS BY REFERENCE."

            CAC. CAC was incorporated in Delaware on February 26, 1998 as a wholly owned subsidiary of Sunbeam for the purpose of consummating the Coleman Merger. CAC has engaged in no other business activities and has no significant assets or liabilities. CAC's principal executive offices are located at 1615 South Congress Avenue, Suite 200, Delray Beach, Florida 33445, and its telephone number is (561) 243-2100.

RECENT DEVELOPMENTS

            The Acquisitions. In the Holdings Merger, which was consummated on March 30, 1998, Sunbeam acquired indirect beneficial ownership of 44,067,520 shares of Coleman Common Stock, which represented more than 80% of the total number of then outstanding shares, in exchange for 14,099,749 shares of Sunbeam Common Stock and $159,956,756 in cash. In addition, on April 3, 1998, Sunbeam acquired a more than 90% interest in each of First Alert, Inc. ("First Alert"), a leading manufacturer of smoke and carbon monoxide detectors, and Signature Brands USA, Inc. ("Signature Brands"), a leading manufacturer of consumer and professional products, pursuant to cash tender offers for each company's outstanding shares. Sunbeam completed its acquisitions of the remaining publicly held shares of each of First Alert and Signature Brands pursuant to merger transactions consummated on April 6, 1998. The First Alert acquisition was valued at approximately $178 million, including the assumption of debt, and the Signature Brands acquisition was valued at $253 million, including the assumption of debt. Sunbeam's acquisitions of Coleman, First Alert and Signature Brands are collectively referred to herein as the "Acquisitions."

            Financing Transactions. In order to finance the cash portion of the Acquisitions and the repayment of substantially all of the indebtedness of Sunbeam, Coleman, Coleman Worldwide, LAC (as successor to CLN Holdings), Signature Brands and First Alert, Sunbeam consummated an offering (the "Offering") of Zero Coupon Convertible Senior Subordinated Debentures due 2018 (the "Debentures") at a yield to maturity of 5% (or approximately $2,014 million principal amount at maturity) on March 19, 1998 which netted approximately $727 million of proceeds to Sunbeam, and borrowed approximately $1,315 million under a new bank credit facility (the "New Credit Facility"). See "SOURCE AND AMOUNT OF FUNDS AND OTHER CONSIDERATION."

            New Employment Contracts. As of February 1, 1998, Sunbeam entered into new three-year employment contracts with Albert J. Dunlap, Sunbeam's Chairman and Chief Executive Officer, and two other senior executives, all of which include substantial equity-based compensation. See "UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS."

            Results for 1998 First Quarter; Outlook for the Remainder of 1998. On March 19, 1998, Sunbeam issued a press release in which it stated that it was possible that its net sales for the first quarter of 1998 might be lower than the range of Wall Street analysts' estimates of $285 million to $295 million, but that net sales were expected to exceed 1997 first quarter net sales of $253.4 million. On April 3, 1998, Sunbeam issued a subsequent press release announcing that first quarter net sales were then expected to be approximately 5% lower than those achieved in the first quarter of 1997. Due to the reduced level of sales and significant one-time charges and costs, Sunbeam said it was then expecting to show a loss for the first quarter. Later that afternoon, in a conference call with analysts and investors, Mr. Dunlap said that the one-time charges would be approximately 40 cents per share and would relate to costs associated with the previously disclosed new three-year employment agreements he and two other senior executives of Sunbeam had recently entered into and to the early repayment of certain existing Sunbeam indebtedness and interest charges on certain of the indebtedness incurred to finance the Acquisitions.

            On May 11, 1998, Sunbeam issued the following press release:

                    SUNBEAM REPORTS 1ST QUARTER RESULTS;
   EXPECTS 1998 EPS IN $1.00 RANGE BEFORE CHARGES, 1999 EPS IN $2.00 RANGE

        OUTLINES COMPREHENSIVE GROWTH PLAN BUILDING ON SIX #1 BRANDS
 WILL INCREASE INTERNATIONAL SALES, ACCELERATE NEW PRODUCTS, CREATE TEAMS FOR
           SIX LARGEST CUSTOMERS, USE SINGLE GLOBAL AD AGENCY TO
                  LEVERAGE $160 MILLION MARKETING BUDGET

 EXPECTS $265 MILLION IN NEW REVENUES FROM INTEGRATION PLAN AND NEW PRODUCTS;
      SETS GOALS FOR TOP LINE GROWTH OF 10-12%, MARGINS OF 15-18%, EPS
                             GROWTH OF 15-20%

 EXPECTS COST SAVINGS OF $250 MILLION FROM INTEGRATION PLAN AND OUTSOURCING; PLANS TO DIVEST COLEMAN'S EAST PAK UNIT, COMPRESSOR AND HOT TUB BUSINESSES
------------------------------------------------------------------------------

      DELRAY BEACH, FL, MAY 11, 1998 - Sunbeam Corporation (NYSE: SOC) today reported results for the first quarter ended March 31, 1998, and announced a comprehensive growth plan designed to take full advantage of Sunbeam's strategic opportunities.

      First Quarter Results

      Revenues for the first quarter of 1998 were $244.3 million, compared with $253.5 million in the first quarter of 1997. Before one-time charges of $36.8 million for early retirement of debt and compensation expense relating to new three-year employment agreements with Sunbeam's top three executives, there was a net loss from continuing operations of $7.8 million in the 1998 quarter versus net income from continuing operations of $20.6 million in the year-ago quarter. After the one-time charges of $.43 per share, the loss per share was $0.52 in the 1998 quarter compared with earnings per share of $0.08 in the 1997 period.

      Domestic sales, representing 74% of total revenues (excluding Coleman) in the 1998 quarter, declined 15.4% from the 1997 quarter due to lower price realization and unit volume declines. Most of the domestic sales decline was in outdoor cooking products due to lower than anticipated retail sell-through of these products. International sales, representing 26% of total revenues during the first quarter, grew 14.0% over the first quarter of 1997. This sales growth was driven primarily by improved distribution and new product sales in Latin America, partially offset by lower sales of outdoor cooking products in Europe and Canada. The gross margin for the first quarter of 1998 decreased 13.3 percentage points to 13.4%, primarily due to margin erosion in the appliance, health at home and outdoor cooking categories.

      Earnings Expectations

      Based on the growth and restructuring initiatives being announced today, including the anticipated synergies and associated cost savings, Sunbeam currently expects full-year 1998 earnings in the range of approximately $1.00 per share, excluding one-time costs to integrate Coleman, First Alert and Signature Brands into Sunbeam and to close two of Sunbeam's Mexican facilities. These one-time costs are expected to total approximately $280 million pre-tax, including cash costs of approximately $150 million pre-tax. Sunbeam also expects to take an extraordinary cash charge of approximately $100 million pre-tax in the second quarter of 1998 for early retirement of existing Coleman debt. Based on the growth and restructuring initiatives, including the anticipated synergies and associated cost savings, Sunbeam currently expects 1999 earnings in the range of approximately $2.00 per share. From this 1999 base, Sunbeam's goal for earnings per share growth in future years is now in the range of 15-20%.

      Growth Plans

      Based on the growth and restructuring initiatives, Sunbeam has set new long-term goals for annual revenue growth of 10-12% and operating margins of 15-18%. Top-line growth is expected to be driven by global expansion of six power brands -- Sunbeam(R), Oster(R), Coleman(R), Mr. Coffee(R), First Alert(R), and Grillmaster(R), all of which are already #1 in market share in their respective primary product categories. Sunbeam expects the integration of its three recent acquisitions and planned new products to generate at least $265 million in incremental annual revenues. These new revenues are expected to come from leveraging complementary international distribution strengths, domestic sales synergies and accelerated new product development.

      For example, Coleman has a strong existing distribution system in Europe and Asia which can increase sales of Sunbeam(R), Mr. Coffee(R), and First Alert(R) products, while Sunbeam has a strong existing distribution system in Latin America which can increase sales of Coleman(R), Mr. Coffee(R), and First Alert(R) products. Sunbeam is also establishing dedicated, multifunctional teams to serve each of its six largest customers, which together currently represent a total of approximately $1 billion in annual revenues to Sunbeam. Sunbeam also plans to use a single global advertising agency for all of its products to maximize the effectiveness of its $160 million in current annual marketing support spending in driving the growth of its power brands on a worldwide basis, and will immediately solicit proposals from qualified agencies.

      Cost Savings

      Sunbeam also expects incremental annual cost savings of approximately $250 million from integrating the three acquisitions, closing two Sunbeam factories in Mexico (which have 2,800 employees), and outsourcing production of certain components and finished goods. These cost savings, which are expected to be fully realized by mid-1999, will come from combining four companies into a single streamlined organization and adoption of Sunbeam's outsourcing strategy.

      Specific actions include reducing headcount by approximately 2,300 in addition to the Mexican factory closings; combining 10 existing headquarters in the four companies into one new headquarters in Boca Raton, Florida; consolidating 23 multi-purpose factories into 15 plants focused on related products; and consolidating from 47 to 14 warehouses and from 35 to 15 sales offices. Sunbeam also plans to divest three Coleman businesses with a total of 1,300 employees that do not fit its strategic focus: the East Pak(R) backpack division and the compressor and hot tub businesses. Morgan Stanley Dean Witter & Co. has been retained for the divestitures, which are expected to generate aggregate pre-tax proceeds of $250-350 million based on preliminary estimates. Upon completion of these divestitures, integration of the three recent acquisitions, and planned hiring, Sunbeam expects to have a total work force of approximately 9,500 people.

      The eight factories expected to be closed, either through consolidation into other factories or outsourcing, are:

      Location                      Company                 Products Made
      --------                      -------                 -------------
      Acuna, Mexico                 Sunbeam                 Appliances
      Mexico City, Mexico           Sunbeam                 Appliances
      Costa Rica                    Coleman                 Components
      Maize, Kansas                 Coleman                 Machine shop
      Pocola, Oklahoma              Coleman                 Furniture
      Cedar City, Utah              Coleman                 Sleeping bags
      Aurora, Illinois              First Alert             Fire extinguishers
      Cleveland, Ohio               Signature Brands        Coffee makers

      Chairman's Outlook

      "Sunbeam has taken aggressive steps to address the issues that led to unacceptable financial performance in the first quarter of 1998 after strong growth in 1997. The Sunbeam turnaround is real, and we now have the right organizational structure in place to take full advantage of our power brands and unique strategic position in durable household and outdoor leisure products," said Al Dunlap, Chairman and Chief Executive Officer. "Sunbeam's new organization is largely complete. So far in 1998, we have made 47 senior hires from the outside, added 8 executives from the three acquired companies to our management team as Vice Presidents or Directors and many more in other key positions. We plan two dozen more senior recruits this year as we complete the infrastructure to support long-term growth and industry consolidation. Our commitment to create shareholder value is undiminished, but 1998 will be a transitional year as we complete the simultaneous integration of Coleman, First Alert and Signature Brands into Sunbeam while strengthening our marketing, customer service and new product development capabilities. We see enormous opportunities for sustained growth in the U.S. and overseas and a return to strong financial performance in 1999 and beyond that will reward our shareholders." . . .

                            #      #     #


            Actual results for the second quarter and the remainder of 1998 could differ materially from the statements contained in the press release due to various factors, including those set forth herein under the captions "FORWARD-LOOKING STATEMENTS" and "RISK FACTORS" and those set forth in documents incorporated herein by reference.

            Litigation. Following the issuance of the April 3, 1998 press release, at least four purported class action lawsuits were filed in federal court in Florida against Sunbeam and certain of its officers and directors alleging violations of the federal securities laws. The complaints in the lawsuits are essentially the same and allege that Sunbeam issued a series of materially false and misleading statements regarding its 1997 fourth quarter and 1998 first quarter sales and earnings and/or that Sunbeam misrepresented and/or omitted material information in its public filings and statements concerning its business operations, sales and sales trends for the purpose of artificially inflating the market price of Sunbeam Common Stock. All of the lawsuits seek unspecified money damages. Sunbeam believes the lawsuits are without merit and intends to vigorously defend the lawsuits.

            Coleman. On March 24, 1998, Coleman completed the previously announced sale of its wholly owned subsidiary, Coleman Safety & Security Products, Inc., to Siebe plc. The sale price was approximately $105 million and is subject to a post-closing adjustment.

THE MERGER

            General. At the Coleman Effective Time, CAC will be merged with and into Coleman, with Coleman continuing as the Surviving Corporation and an indirect wholly owned subsidiary of Sunbeam. As a result of the Coleman Merger, the separate corporate existence of CAC will cease and Coleman will succeed to all the rights and be responsible for all the obligations of CAC in accordance with the DGCL. Upon the terms and subject to the conditions set forth in the Coleman Merger Agreement, each share of Coleman Common Stock issued and outstanding immediately prior to the Coleman Effective Time (other than shares held indirectly by Sunbeam and dissenting shares, if any) will be converted into the right to receive the Per Share Merger Consideration. Cash will be paid in lieu of any fractional shares of Sunbeam Common Stock. See "THE COLEMAN MERGER - No Fractional Shares."

            The Coleman Merger will become effective when a properly executed certificate of merger (the "Certificate of Merger") is duly filed with the Secretary of State of the State of Delaware. It is currently anticipated that the Certificate of Merger will be filed, and the Coleman Merger will become effective, on ___________, 1998 which is the twenty-first business day following the date of mailing of this Information Statement/Prospectus to Coleman stockholders.

            No Action Required by Coleman Stockholders To Consummate the Coleman Merger. On February 27, 1998, Coleman Worldwide, as the then owner of more than 80% outstanding shares of Coleman Common Stock, executed a written consent in lieu of a meeting of stockholders of Coleman approving the Coleman Merger Agreement and the Coleman Merger. ACCORDINGLY, NO FURTHER ACTION ON THE PART OF THE STOCKHOLDERS OF COLEMAN IS REQUIRED TO CONSUMMATE THE COLEMAN MERGER.

            Opinion of Coleman's Financial Advisor. Credit Suisse First Boston has acted as exclusive financial advisor to Coleman in connection with the Coleman Merger. On February 27, 1998, Credit Suisse First Boston delivered to the Old Coleman Board an oral opinion, which was subsequently confirmed in writing that, as of such date and based upon and subject to the matters set forth therein, the Per Share Merger Consideration was fair from a financial point of view to the Coleman Public Stockholders. The full text of the Credit Suisse First Boston Opinion is attached as Annex II to this Information Statement/Prospectus and should be read carefully in its entirety. The Credit Suisse First Boston Opinion is directed only to the matters set forth therein. For information on the procedures followed, assumptions made, matters considered and limitations on the review undertaken by Credit Suisse First Boston, see "SPECIAL FACTORS - Opinion of Financial Advisor to Coleman."

            Interests of Certain Persons in the Merger. In considering the approval of the Coleman Merger by the Old Coleman Board, Coleman stockholders should be aware that certain persons, including certain former directors and executive officers of Coleman, as well as others, have interests in the Coleman Merger that are in addition to those of Coleman stockholders generally, including with respect to: (i) the accelerated vesting of options to purchase Coleman Common Stock, (ii) certain indemnification rights, (iii) certain severance arrangements and (iv) certain rights to require the registration under the Securities Act of shares of Sunbeam Common Stock held by such persons. See "THE COLEMAN MERGER - Interests of Certain Persons in the Coleman Merger."

            Conditions. Substantially all the conditions to the parties' obligations to consummate the Coleman Merger have been, or have been deemed to have been, satisfied, and the Coleman Merger will be consummated on or about _________, 1998 as expected, unless prior thereto an action challenging the Coleman Merger is commenced and a court order prohibiting the Coleman Merger is entered.

            Governmental and Regulatory Approvals. On March 4, 1998, Sunbeam and Ronald O. Perelman, as the then ultimate parent of Coleman, filed notifications and report forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") relating to the Holdings Merger and the Coleman Merger. The applicable waiting period under the HSR Act was terminated on March 27, 1998. However, notwithstanding the termination of the waiting period under the HSR Act, the FTC, the Antitrust Division, a state or a private person or entity could seek under federal or state antitrust laws, among other things, to enjoin or rescind the Holdings Merger or the Coleman Merger. Although Sunbeam and Coleman believe that the Holdings Merger and the Coleman Merger do not violate the U.S. antitrust laws, there can be no assurance that if such a challenge is made, it would not be successful. Neither Sunbeam nor Coleman believes that any other material governmental or regulatory consents are required in connection with consummation of the Coleman Merger. See "THE COLEMAN MERGER - Governmental and Regulatory Approvals."

APPRAISAL RIGHTS

            Holders of Coleman Common Stock who object to the Coleman Merger and do not wish to accept the Per Share Merger Consideration have the right to dissent from the Coleman Merger and to have the fair value of their shares of Coleman Common Stock judicially appraised and paid to them in cash by complying with the procedures set forth in Section 262 of the DGCL. The full text of Section 262 of the DGCL is attached hereto as Annex III to this Information Statement/Prospectus. Any stockholder considering the exercise of appraisal rights in connection with the Coleman Merger should review Annex III carefully. Failure to take any of the steps required under Section 262 of the DGCL on a timely basis may result in the loss of appraisal rights. See "APPRAISAL RIGHTS" and Annex III to this Information Statement/Prospectus.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

            The receipt of the Per Share Merger Consideration by a holder of Coleman Common Stock (a "Holder") pursuant to the Coleman Merger will be a taxable transaction for U.S. Federal income tax purposes and may also be a taxable transaction under applicable state, local, foreign and other tax laws. In general, for U.S. Federal income tax purposes, a Holder will recognize gain or loss equal to the difference between (i) the amount of cash and the fair market value (determined as of the Coleman Effective
Time) of the Sunbeam Common Stock received in exchange for such Holder's shares of Coleman Common Stock and (ii) the adjusted tax basis of such shares of Coleman Common Stock. Such gain or loss will be capital gain or loss if the shares of Coleman Common Stock have been held by such Holder as a capital asset and will be long-term capital gain or loss if such shares have been held for more than twelve months. See "CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS."

MATERIAL CONTACTS BETWEEN SUNBEAM AND COLEMAN AND ITS AFFILIATES

            Holdings Merger Agreement. At the same time that Sunbeam entered into the Coleman Merger Agreement, Sunbeam entered into the Holdings Merger Agreement with LAC, Parent Holdings and CLN Holdings. On March 30, 1998, pursuant to the Holdings Merger Agreement, the Holdings Merger was consummated and Parent Holdings received 14,099,749 shares of Sunbeam Common Stock and $159,956,756 in cash, in exchange for all of the outstanding shares of CLN Holdings. As a result of the Holdings Merger, Sunbeam became the indirect owner of more than 80% of the then outstanding shares of Coleman Common Stock. Pursuant to the Holdings Merger Agreement, upon consummation of the Holdings Merger, all the directors of Coleman resigned as directors of Coleman, the number of directors constituting the board of directors of Coleman was fixed at five, and five designees of Sunbeam were elected as directors of Coleman.

            Registration Rights Agreement. The shares of Sunbeam Common Stock issued to Parent Holdings in the Holdings Merger were not registered under the Securities Act. Accordingly, in connection with the consummation of the Holdings Merger, Sunbeam entered into the Registration Rights Agreement with Parent Holdings dated as of March 29, 1998 (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, Parent Holdings will be, among other things, entitled to cause Sunbeam to register under the Securities Act the shares of Sunbeam Common Stock received by it in the Holdings Merger (subject to certain limitations on the ability of Parent Holdings to dispose of such shares pursuant to the Holdings Merger Agreement). Sunbeam has also agreed to permit any registration statement filed by Sunbeam in connection with the Registration Rights Agreement to be used by former affiliates of Coleman for resales of Sunbeam Common Stock received by such affiliates in the Coleman Merger, provided that any affiliate so registering shares agrees to be bound by the terms of the Registration Rights Agreement. See "MATERIAL CONTACTS BETWEEN SUNBEAM AND COLEMAN AND ITS AFFILIATES."

SELECTED CONSOLIDATED HISTORICAL AND PRO FORMA FINANCIAL INFORMATION OF
SUNBEAM

            The following selected consolidated historical financial information of Sunbeam with respect to each year in the five-year period ended December 28, 1997 is derived from the Consolidated Financial Statements of Sunbeam. The balance sheet data as of December 28, 1997 and the statement of operations and cash flow data for the fiscal year ended December 28, 1997 are included in documents incorporated by reference in this Information Statement/Prospectus. The statement of operations and cash flow data for the fiscal years ended December 29, 1996, December 31, 1995, January 1, 1995 and January 2, 1994 and the balance sheet data as of December 29, 1996, December 31, 1995, January 1, 1995 and January 2, 1994 have been derived from Sunbeam's Consolidated Financial Statements previously filed with the SEC but not incorporated by reference herein. Such Consolidated Financial Statements have been audited by Arthur Andersen LLP, independent auditors for Sunbeam ("Arthur Andersen"). The selected consolidated historical financial information should be read in conjunction with the Consolidated Financial Statements of Sunbeam and the notes thereto incorporated by reference herein.

            The pro forma financial information shown below has been derived from, and should be read in conjunction with, the Unaudited Pro Forma Condensed Financial Statements, including the notes thereto, appearing elsewhere in this Information Statement/Prospectus. The selected unaudited pro forma financial information gives pro forma effect to (i) the Acquisitions (including the acquisition of the entire equity interest in Coleman pursuant to the Holdings Merger and the Coleman Merger) accounted for under the purchase method of accounting, (ii) the borrowing of approximately $1,298 million under the New Credit Facility, (iii) the Offering and (iv) the use of the net proceeds from the Offering and the borrowings under the New Credit Facility as described in the notes to the unaudited pro forma condensed financial statements (collectively, the "Pro Forma Transactions"). The selected unaudited pro forma statement of operations and earnings per share data give effect to the Pro Forma Transactions as if they had occurred on December 30, 1996, the first day of Sunbeam's most recently completed fiscal year. The selected unaudited pro forma balance sheet data gives effect to the Pro Forma Transactions as if they had occurred on December 28, 1997, the last day of Sunbeam's most recently completed fiscal year.

            The selected unaudited pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred had the Pro Forma Transactions been consummated as of the dates indicated, nor is the selected unaudited pro forma financial information necessarily indicative of future operating results or financial position. This selected unaudited pro forma financial information should be read in conjunction with Sunbeam's Consolidated Financial Statements and the notes thereto which are incorporated by reference herein and the information set forth under the caption "UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS." See "AVAILABLE INFORMATION" and "INCORPORATION OF DOCUMENTS BY REFERENCE."


                                                                   FISCAL YEAR ENDED
                                  ------------------------------------------------------------------------------------
                                  January 2,   January 1,   December 31,   December 29,   December 28,    December 28,
                                    1994          1995         1995          1996(a)          1997            1997
                                    ----          ----         ----          -------          ----         Pro Forma
                                                                                                           ---------
                                                                                                          (unaudited)
                                                    (in millions, except per share data)
STATEMENT OF OPERATIONS DATA:

Net Sales ...................     $ 927.5      $ 1,044.3    $ 1,016.9      $   984.2      $ 1,168.2       $ 2,595.4

Operating earnings (loss) ...       134.0          151.0         70.3         (285.2)         199.4           208.2

Earnings (loss) from
  continuing operations .....        76.9           85.3         37.6         (196.7)         123.1            30.1(d)

Net earnings (loss) .........        88.8          107.0         50.5         (228.3)         109.4

EARNINGS PER SHARE DATA(b):

Average common and common
  equivalent shares
  outstanding ...............        87.90          82.60        82.80          82.90          87.50          106.98

Diluted earnings (loss)
  per share from
  continuing operations .....         0.87           1.03         0.45          (2.37)          1.41            0.28(d)

Diluted earnings (loss)
  per share .................         1.01           1.30         0.61          (2.75)          1.25

Cash dividends declared
  per share .................         0.04           0.04         0.04           0.04           0.04            0.04

BALANCE SHEET DATA
(AT END OF PERIOD):

Working capital .............     $ 261.4      $   294.8    $   411.7      $   352.6      $   459.9       $   928.4

Total assets ................       928.8        1,008.9      1,158.7        1,072.7        1,120.3         3,977.0(c)

Total long-term debt ........       133.4          124.0        161.6          201.1          194.6         2,047.8

Shareholders' equity ........       370.0          454.7        601.0          395.3          531.9         1,197.8


---------

(a) Includes special charges of $337.6 million before taxes. See Notes 8 and 9 of Notes to Sunbeam's 1997 Consolidated Financial Statements which are incorporated by reference herein.

(b) Reflects the adoption of SFAS No. 128, Earnings Per Share. See Note 1 of Notes to Sunbeam's 1997 Consolidated Financial Statements which are incorporated by reference herein.

(c)  Includes goodwill and other intangible assets of $2,013.8.

(d) Does not include prepayment penalties and the write off of related deferred financing costs, net of tax, on the early retirement of certain existing Sunbeam and CLN Holdings debt. See notes (h) and (t) of the notes to the unaudited pro forma condensed financial statements.


SELECTED CONSOLIDATED FINANCIAL DATA OF COLEMAN

            The following selected consolidated historical financial information of Coleman with respect to each year in the five-year period ended December 31, 1997 is derived from the Consolidated Financial Statements of Coleman. The balance sheet data for each of the two years in the period ended December 31, 1997 and the statement of operations and cash flow data for each of the three years in the period ended December 31, 1997 are included in documents incorporated by reference in this Information Statement/Prospectus. The statement of operations and cash flow data for the fiscal years ended December 31, 1994 and 1993 and balance sheet data as of December 31, 1995, 1994 and 1993 have been derived from Coleman's audited Consolidated Financial Statements previously filed with the SEC but not incorporated herein by reference. The selected consolidated historical financial information should be read in conjunction with the Consolidated Financial Statements and the notes thereto of Coleman incorporated by reference herein. See "AVAILABLE INFORMATION" and "INCORPORATION OF DOCUMENTS BY REFERENCE."

                                                          YEAR ENDED DECEMBER 31,
                                     ---------------------------------------------------------------------
                                        1993           1994           1995          1996          1997
                                        ----           ----           ----          ----          ----
                                                         (Amounts in thousands, except per share data)
STATEMENT OF OPERATIONS DATA:

  Net revenues ..................    $ 575,415      $ 751,580      $ 933,574    $ 1,220,216    $ 1,154,294

  Cost of sales(a) ..............      400,052        535,710        649,427        928,497        840,331

  Gross profit ..................      175,363        215,870        284,147        291,719        313,963

  Selling, general and
    administrative expenses .....      102,038        128,466        174,688        291,669        266,283


  Asset impairment charge(b) ....         --             --           12,289           --             --

  Restructuring expense(c) ......         --           18,456           --             --             --

  Interest expense, net .........        7,706         13,374         24,545         38,727         40,852

  Amortization of goodwill
   and deferred charges .........        5,330          6,209          7,745         10,473         11,338

  Other expenses, net ...........          746          1,138            334          1,151          1,867

  (Loss) earnings before income
    taxes, minority interest
    and extraordinary item ......       59,543         48,227         64,546        (50,301)        (6,377)

  Income tax (benefit) expense...       24,569         14,747         24,479        (10,927)        (5,227)

  Minority interest .............         --             --             --            1,872          1,386

  (Loss) earnings before
    extraordinary item ..........       34,974         33,480         40,067        (41,246)        (2,536)

  Extraordinary loss on early
    extinguishment of debt,
    net of income taxes .........         --             (677)          (787)          (647)          --

  Net (loss) earnings ...........    $  34,974      $  32,803      $  39,280    $   (41,893)   $    (2,536)

  Net (loss) earnings per
    common share ................         0.65           0.61           0.74          (0.79)         (0.05)

OTHER DATA:

  Cash and cash equivalents .....    $   5,593      $   8,319      $  12,065    $    17,299    $    13,031

  Capital expenditures ..........      (35,141)       (34,915)       (29,053)       (41,334)       (26,973)

  Depreciation and amortization..       16,347         22,755         26,523         36,358         37,977

BALANCE SHEET DATA:

  Total assets ..................    $ 526,706      $ 712,265      $ 844,487    $ 1,160,086    $ 1,041,764

  Long-term debt (including
    current portions) ...........      168,858        291,175        355,257        583,613        477,799

  Stockholders' equity ..........      228,104        253,363        292,342        252,945        240,469


                                         FISCAL YEAR ENDED DECEMBER 31,
                                     -------------------------------------
                                        1996                          1997
                                        ----                          ----
  Ratio of Earnings to Fixed
    Charges (d)..................       (e)                           0.87
                                        ---


(a) Coleman recorded restructuring and certain other charges totaling $22,501 and $52,516, net of tax for the years ended December 31, 1997 and 1996, respectively. Cost of sales includes pre-tax charges of $19,673 and $44,005; selling, general and administrative expenses include pre-tax charges of $16,746 and $30,195; and the provision for income tax benefits includes $13,918 and $21,684 of net tax benefits in the years ended December 31, 1997 and 1996, respectively, resulting from these charges.

(b) Asset impairment charge reflects primarily the non-recurring charge taken in connection with the adoption of FAS 121.

(c) Restructuring expense reflects primarily the non-recurring charge taken in connection with Coleman's restructuring of its German manufacturing operations, including selling its plastic cooler business located in Inheiden, Germany and Loucka, Czech Republic, which includes severance costs, commitments to third parties and write-downs of leasehold improvements and other assets to estimated realizable values.

(d) In computing the ratio of earnings to fixed charges: (a) earnings represent income from continuing operations before income taxes and fixed charges (exclusive of interest capitalized); and (b) fixed charges consist of interest expense, capitalized interest and the estimated interest portion of rental expense.

(e) For the fiscal year ended December 31, 1996, earnings were insufficient to cover fixed charges by $50,301.


COMPARATIVE PER SHARE DATA

            Set forth below is comparative per share data for Sunbeam (on a historical and consolidated pro forma basis) and for Coleman (on a historical and pro forma equivalent basis). Historical information for Sunbeam and Coleman has been derived from their respective selected financial data included elsewhere herein. Pro forma information for Sunbeam was derived from the Unaudited Pro Forma Condensed Financial Statements of Sunbeam as of and for the year ended December 28, 1997 included elsewhere in this Information Statement/Prospectus. Pro forma equivalent information for Coleman was calculated by multiplying the pro forma per share amounts for Sunbeam by the exchange ratio of Coleman Common Stock for Sunbeam Common Stock. Equivalent market value per share data for Coleman was calculated by multiplying the market value per share of Sunbeam Common Stock by the exchange ratio of Coleman Common Stock for Sunbeam Common Stock and adding the cash consideration to be received by Coleman stockholders in the Coleman Merger.

                                                At December 28, 1997
                             -------------------------------------------------------
                                                                           Coleman
                              Sunbeam       Coleman       Pro Forma       Pro Forma
                             Historical    Historical    Consolidated     Equivalent
                             ----------    ----------    ------------     ----------
Cash dividends per share       $ 0.04        $ 0.00        $ 0.04           $ 0.02

Earnings (loss) per share        1.25         (0.05)         0.28            0.16

Book value per share             5.90          4.50         11.45            6.50



MARKET PRICES AND DIVIDENDS PAID

            Set forth below are the last reported sale prices of Sunbeam Common Stock and Coleman Common Stock on February 27, 1998, the last trading day prior to the execution of the Coleman Merger Agreement, on March 18, 1998, the last trading day prior to Sunbeam's announcement that its net sales for the first quarter of 1998 might be lower than the range of Wall Street analysts' estimates, on April 2, 1998, the last trading day prior to Sunbeam's announcement that its first quarter net sales were then expected to be approximately 5% lower than those achieved in the first quarter of 1997 and that it was then expecting to show a loss for the quarter, and on _________, 1998, the last trading day prior to the date of this Information Statement/Prospectus, as reported on the NYSE Composite Transactions Tape, and the equivalent pro forma prices of Coleman Common Stock on such dates, as determined by multiplying such last reported sale prices of Sunbeam Common Stock by 0.5677 and adding $6.44:


                                Sunbeam     Coleman
                                 Common      Common       Coleman
                                 Stock       Stock      Equivalent
                                -------     --------    ----------
February 27, 1998............    41.750      20.875        30.14
March 18, 1998...............    50.063      33.875        34.86
April 2, 1998................    45.563      31.688        32.31
____________,  1998..........    ______      _____         _____


            The number of shares of Sunbeam Common Stock to be received by holders of Coleman Common Stock in the Coleman Merger as part of the Per Share Merger Consideration is fixed at 0.5677 of a share of Sunbeam Common Stock for each share of Coleman Common Stock. Such number will not be adjusted in the event of any increase or decrease in the price of either Sunbeam Common Stock or Coleman Common Stock between February 27, 1998 and the Coleman Effective Time. The market price of Sunbeam Common Stock has ranged from a low of $______ to a high of $______ during the period from February 27, 1998 through _____, 1998, the last trading day prior to the date of this Information Statement/Prospectus, and may increase or decrease between the date of this Information Statement/Prospectus and the Coleman Effective Time. Stockholders of Coleman are urged to obtain current market quotations for Sunbeam Common Stock and Coleman Common Stock. See "RISK FACTORS."

            Coleman Common Stock is traded on the NYSE, the Pacific Stock Exchange and the Midwest Stock Exchange under the symbol "CLN". Sunbeam Common Stock is traded on the NYSE under the symbol "SOC." The following table sets forth, for the periods indicated, the range of the high and low sale prices of Coleman Common Stock and Sunbeam Common Stock, respectively, as reported on the NYSE Composite Transactions Tape.

                               Coleman                  Sunbeam
                               -------                  -------
                            Common Stock              Common Stock
                            ------------              ------------
                           High        Low          High         Low
                           ----        ---          ----         ---
1996
    First Quarter....    $ 26.000   $ 16.313     $ 19.750    $ 15.125
    Second Quarter...      23.250     19.813       17.125      13.500
    Third Quarter....      21.625     13.750       24.750      12.250
    Fourth Quarter...      15.250     11.750       29.500      22.750
1997
    First Quarter....    $ 16.125   $ 11.500     $ 34.500    $ 24.625
    Second Quarter...      19.125     12.875       40.750      29.750
    Third Quarter....      18.000     15.188       45.750      35.750
    Fourth Quarter...      16.813     12.375       50.438      37.000
1998
    First Quarter....    $ 35.563   $ 12.063     $ 53.000    $ 35.500
    Second Quarter
     (through _______
    1998)............    $ ______   $ ______     $ ______    $ ______


            Sunbeam has paid regular quarterly cash dividends of $0.01 per share since December 15, 1992. Sunbeam presently intends to continue to pay cash dividends at a quarterly rate of $0.01 per share; however, future payments of cash dividends will be at the discretion of the board of directors of Sunbeam (the "Sunbeam Board") and are dependent upon Sunbeam's results of operations, financial condition and other relevant factors. The New Credit Facility contains covenants customary for credit facilities of a similar nature, including certain limitations on the ability of Sunbeam and its subsidiaries to declare and pay dividends. See "SOURCE AND AMOUNT OF FUNDS AND OTHER CONSIDERATION."

            Coleman has not declared a cash dividend on the Coleman Common Stock subsequent to its initial public offering in February 1992 and, under the Coleman Merger Agreement, Coleman is prohibited from paying any cash dividends prior to the Coleman Effective Time.

            Following the consummation of the Coleman Merger, the Coleman Common Stock will be delisted from the NYSE and deregistered under the Exchange Act.


                                RISK FACTORS

            In reviewing the information contained herein and in deciding whether to accept the Per Share Merger Consideration or to exercise their appraisal rights under Section 262 of the DGCL, stockholders of Coleman should consider the following matters:

            FIXED EXCHANGE RATIO. The number of shares of Sunbeam Common Stock to be received by holders of Coleman Common Stock in the Coleman Merger as part of the Per Share Merger Consideration is fixed at 0.5677 of a share of Sunbeam Common Stock for each share of Coleman Common Stock. Such number will not be adjusted in the event of any increase or decrease in the market price of Sunbeam Common Stock between February 27, 1998 and the Coleman Effective Time. The market price of Sunbeam Common Stock has ranged from a low of $_______ to a high of $______ during the period from February 27, 1998 through ___, 1998, the last trading day prior to the date of this Information Statement/Prospectus, and may increase or decrease between the date of this Information Statement/Prospectus and the Coleman Effective Time. Such variation may be the result of changes in the business, operations or prospects of Sunbeam or Coleman, general market and economic conditions and other factors. Stockholders of Coleman are urged to obtain current market quotations for Sunbeam Common Stock and Coleman Common Stock. See "SUMMARY - Market Prices and Dividends Paid."

            SUBSTANTIAL LEVERAGE; ABILITY TO SERVICE INDEBTEDNESS. Sunbeam is highly leveraged, with indebtedness that is very substantial in relation to its shareholders' equity. After giving pro forma effect to the Acquisitions, borrowings under the New Credit Facility, the Offering and the use of the net proceeds therefrom as described in the notes to the unaudited pro forma condensed financial statements, as of December 28, 1997, Sunbeam's aggregate outstanding indebtedness would have been approximately $2,048 million and Sunbeam's shareholders' equity would have been approximately $1,198 million, including approximately $2,014 million of goodwill and other intangible assets. See "UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS."

            Sunbeam's high degree of leverage could have important consequences to the stockholders of Sunbeam (including former stockholders of Coleman), including, but not limited to, the following: (i) Sunbeam's ability to obtain additional financing for working capital, capital expenditures, acquisitions or general corporate purposes may be impaired in the future; (ii) a substantial portion of Sunbeam's cash flow from operations must be dedicated to the payment of principal and interest on its indebtedness, thereby reducing the funds available to Sunbeam for its operations and other purposes, including the payment of dividends; (iii) Sunbeam may be substantially more leveraged than certain of its competitors, which may place Sunbeam at a competitive disadvantage; (iv) Sunbeam may be hindered in its ability to adjust rapidly to changing market conditions; and (v) Sunbeam's substantial degree of leverage could adversely affect its results of operations in the event of a downturn in general economic conditions or its business.

            Sunbeam's ability to repay or to refinance its obligations with respect to its indebtedness will depend on its future financial and operating performance, which, in turn, will be subject to prevailing economic and competitive conditions and to financial, business and other factors, many of which are beyond Sunbeam's control. These factors could include operating difficulties, increased operating costs, product pricing pressures, the response of competitors and delays in implementing strategic projects. Sunbeam's ability to meet its debt service and other obligations will depend in significant part on the extent to which Sunbeam can implement its business strategy and successfully integrate the Acquisitions. There can be no assurance that Sunbeam will be able to implement its strategy fully, that the anticipated results of its strategy will be realized or that the Acquisitions will be successfully integrated.

            If Sunbeam's cash flow and capital resources are insufficient to fund its debt service obligations, Sunbeam may be forced to reduce or delay capital expenditures, sell assets, or seek to obtain additional equity capital, or to refinance or restructure its debt. There can be no assurance that Sunbeam's cash flow and capital resources will be sufficient for payment of principal of, and premium, if any, and interest on, its indebtedness in the future, or that any such alternative measures would be successful or would permit Sunbeam to meet its scheduled debt service obligations. In addition, because Sunbeam's obligations under the New Credit Facility will bear interest at floating rates, an increase in interest rates could adversely affect, among other things, Sunbeam's ability to meet its debt service obligations. Even if Sunbeam is able to meet its debt service obligations, the additional costs associated with such increased indebtedness could adversely affect Sunbeam's results of operations.

            RISKS ASSOCIATED WITH THE ACQUISITIONS. Sunbeam faces significant risks associated with the Acquisitions. Sunbeam must, among other things, increase the profitability of these companies; realize synergies from combining these companies with Sunbeam's current operations; integrate the products manufactured by these companies into its existing product lines; consolidate duplicate facilities, systems and personnel; improve the operating efficiencies of such companies; develop new products; and shorten the product development cycle of the acquired companies. This process will require substantial attention from Sunbeam's management team. The diversion of the attention of management from the day-to-day operations of Sunbeam or difficulties encountered in the integration process could have an adverse effect on Sunbeam's business, financial condition and results of operations, which effect could be material. In addition, the Acquisitions will result in a substantial increase in the size of Sunbeam's operations, placing challenges on Sunbeam to effectively use its employees, management, operational and financial resources to manage the expanded operations of Sunbeam. Failure to use such resources effectively could have a material adverse effect on Sunbeam. Other potential risks of the Acquisitions include the presence of unknown liabilities and the incurrence of significant charges associated with write-downs of the recorded values of assets acquired or restructurings of the acquired companies. Accordingly, there can be no assurance that Sunbeam will realize the desired benefits of the Acquisitions.

            DEPENDENCE ON KEY CUSTOMERS. Sunbeam markets its products through virtually every category of retailer including mass merchandisers, warehouse clubs, department stores, home centers and hardware stores. Due to the consolidation of the U.S. retail industry, Sunbeam's customer base is relatively concentrated with its largest customer Wal-Mart Stores, Inc. accounting for 21%, and its five largest customers accounting for 36%, of 1997 net sales. Coleman's U.S. and Canadian operations are somewhat less concentrated and have one significant customer, Wal-Mart Stores, Inc., which accounted for approximately 13% of 1997 net revenues. Sunbeam's customers, including all of its large retail customers, place orders for products on an as-needed basis and have no long-term supply contracts with Sunbeam. As a result, Sunbeam relies on its ability to obtain a continuing flow of new orders from its large, high-volume retailing customers. While Sunbeam has positioned itself to respond to the challenges of its markets by pursuing strategic relationships with large high-volume merchandisers, there can be no assurance that Sunbeam will continue to be able to successfully meet the needs of its customers. In addition, delays or cancellations of orders from key customers would likely have an adverse effect on future financial performance, which effect could be material.

            RISKS OF INTERNATIONAL OPERATIONS AND EXPANSION. Sunbeam and Coleman currently manufacture some products and have sales in countries whose economies have experienced slow growth (primarily Japan, in the case of Coleman) or have been unstable or hyperinflationary in recent years (primarily Mexico and Venezuela, in the case of Sunbeam). The economies of other foreign countries important to Sunbeam's expansion plans, including other countries in Latin America and Asia, could suffer similar instability in the future. Such factors as currency devaluation, new tariffs, changes in monetary policies, inflation, governmental instability and similar matters could negatively affect Sunbeam's operations in foreign markets. Although Sunbeam plans to take advantage of recent economic and currency fluctuations in certain Asian countries by increasing purchases of products from such countries at a lower price, there is no guarantee that such purchasing advantage will be fulfilled or will fully overcome any lost sales opportunities in those same countries. As a result, the economic conditions discussed above or any of these circumstances could have an adverse effect on future financial performance, which effect could be material.

            Sunbeam's goal is to substantially increase the amount of business it conducts outside North America. If Sunbeam fails to achieve anticipated sales volume in areas of the world into which Sunbeam currently expects to expand its sales, such event is likely to have an adverse effect on Sunbeam's future financial performance, which effect could be material. Expansion of Sunbeam's sales in foreign regions depends upon many factors, including economic conditions in foreign countries, the strength of consumer demand in those countries for products which Sunbeam sells (or expects to sell in those markets), the strength of competition from other global or regional consumer product companies and other factors which may negatively affect Sunbeam's anticipated performance in those markets. Although the recent financial instability in Asia has not had any material impact on Sunbeam, Coleman has experienced decreased sales in Korea and, if such conditions continue and/or worsen, they could negatively impact Sunbeam's ability to achieve anticipated sales growth in such countries, the effect of which could be material to Sunbeam's future financial performance.

            RISKS ASSOCIATED WITH NEW PRODUCT DEVELOPMENT. Sunbeam's plans to increase its revenues will depend on its ability to develop new and innovative products. Sunbeam anticipates that it will be able to rapidly develop and introduce a substantial number of new and innovative products in the future. However, Sunbeam may prove unable to meet its aggressive schedules for future product development. Failure to develop and manufacture new products that achieve market acceptance in the amounts and with the quality required by its customers would likely have an adverse effect on future financial performance, which effect could be material.

            DEPENDENCE ON KEY PERSONNEL. Sunbeam depends heavily on the services of its senior management, including Albert J. Dunlap, Sunbeam's Chairman and Chief Executive Officer, Russell A. Kersh, Sunbeam's Vice Chairman and Chief Financial Officer, and David C. Fannin, Sunbeam's Executive Vice President, Chief Legal Officer and Secretary. The loss of any member of Sunbeam's senior management, including Mr. Dunlap, Mr. Kersh or Mr. Fannin, could have an adverse effect on Sunbeam, which effect could be material. On February 20, 1998, each of Mr. Dunlap, Mr. Kersh and Mr. Fannin signed new three-year employment contracts with Sunbeam which include substantial equity-based compensation. The position of President and Chief Operating Officer of Sunbeam is currently vacant and Sunbeam is conducting an active search to fill this position.

            ECONOMIC CONDITIONS. Sunbeam's performance is affected by the strength of the retail economy, primarily in the United States, but also in Canada, Latin America and Asia and, in connection with the acquisition of Coleman, Europe. Weakness in consumer confidence and retail outlets (including the financial weakness or bankruptcy of retail outlets, especially mass merchants) may adversely impact Sunbeam's future financial results. In addition, the extended credit terms provided by Sunbeam in connection with its "early buy" program increase Sunbeam's risk of collection of related accounts receivable.

            COMPETITION. Sunbeam operates in a highly competitive environment with numerous domestic and foreign competitors which are financially strong and capable of competing effectively with Sunbeam in the marketplace. Such competitors may take actions to meet Sunbeam's new product introductions and other initiatives. Some competitors may be willing to accept lower margins and to reduce prices to compete with Sunbeam. As a result, Sunbeam could fail to achieve anticipated sales increases, to realize anticipated price increases, or otherwise fail to meet its anticipated goals. Any of such circumstances would likely have an adverse effect on future financial performance, which effect could be material. Sunbeam's future success will depend to a significant extent upon its ability to remain competitive in the areas of price, quality, marketing, product development, manufacturing, distribution and order processing. There can be no assurance that Sunbeam will be able to compete effectively in all such areas in the future.

            Sunbeam anticipates realizing price increases from time to time for certain of its products. Sunbeam operates in a highly competitive industry, and its ability to realize price increases may be limited due to competitive pressures. If there is a material failure to realize anticipated price increases, margins likely will be lower than anticipated by Sunbeam, and this will likely have an adverse effect on future financial performance, which effect could be material.

            Sunbeam's profitability may be negatively impacted by under-absorption of manufacturing costs resulting from underutilization of manufacturing capacity if Sunbeam's sales growth is less than anticipated.

            RAW MATERIAL COSTS. A significant portion of the cost of goods manufactured by Sunbeam in North America is the cost of raw materials and/or components. Sunbeam has implemented changes in its purchasing function which have enabled Sunbeam to purchase materials more efficiently and economically than it has in the past. The future success of Sunbeam's purchasing initiatives may be affected by many factors beyond Sunbeam's control, such as commodity pricing generally and higher prices for the specific materials required by Sunbeam. Although there are numerous suppliers available for the materials and components sourced by Sunbeam, any unanticipated change in suppliers could be disruptive and costly to Sunbeam. In addition, Sunbeam's future initiatives to reduce the cost of materials simply may not achieve savings in amounts comparable to those previously obtained by Sunbeam. A significant failure by Sunbeam to maintain material costs as anticipated would likely have an adverse effect on anticipated future financial performance, which effect could be material. In addition, delays or cancellations could adversely affect results.

            DEPENDENCE ON THIRD-PARTY SUPPLIERS AND SERVICE PROVIDERS. Sunbeam currently manufactures approximately 70% of its products. One of Sunbeam's goals for 1998 is to source approximately 50% of Sunbeam's parts and/or products from third parties. Sunbeam's efforts to increase the outsourcing of its manufacturing operations may result in underutilization of certain of Sunbeam's plant and equipment as well as certain inventories of raw materials. Sunbeam intends to dispose of this excess plant and equipment and raw material inventory and, to the extent that such plant and equipment and raw material inventory are sold at prices less than their carrying costs, the resulting loss could have an adverse effect on Sunbeam's future financial performance. Sunbeam's ability to realize sales and operating profits at anticipated levels is dependent upon its ability to timely manufacture, source and deliver products which may be sold for a profit. Labor difficulties, delays in delivery or pricing of raw materials and/or sourced products, scheduling and transportation difficulties, management dislocation and delays in development and manufacture of new products can negatively affect operating profits. Although Sunbeam will use its best efforts to select suppliers for sourced products which are reliable and dependable, Sunbeam's planned increase in the percentage of sourced products will decrease Sunbeam's immediate control of products and, if such suppliers fail to deliver products as anticipated, could have an adverse effect on future financial performance, which effect could be material.

            Sunbeam has entered into various arrangements with third parties for the provision of back-office administrative services, previously provided with internal resources, including provision of all necessary computer systems. Failure of any of these third-party service providers to perform in accordance with their respective agreements with Sunbeam could result in disruptions of Sunbeam's normal business operations with a consequent impact on sales, collections, cash flow and/or profitability.

            SEASONALITY. Sales of certain of Sunbeam's products can be negatively impacted by unseasonable weather conditions during different seasons and quarters of the year. For instance, Sunbeam's sales of warming blankets were negatively impacted in the fourth quarter of 1997 by moderate temperatures in the northern states and Sunbeam's sales of outdoor grills were negatively impacted in the first quarter of 1996 by unseasonably cold temperatures and rainy conditions. Sunbeam has attempted to stabilize production, marketing and other activities related to seasonal products by implementing "early buy" programs, pursuant to which customers are granted incentives for purchasing products in advance of their selling season. While such programs may shift certain of the risks of lower sales for such seasonal products to later months of the season or to future quarters, such programs may also adversely affect anticipated reorder business, and, as a result, could have a negative impact on future financial performance.

            LITIGATION. As a consumer goods manufacturer and distributor, Sunbeam's results of operations can be negatively impacted by product liability lawsuits, product recall actions and/or by higher than anticipated rates of warranty returns or other returns of goods. Certain of the product lines to be acquired in the Acquisitions may increase Sunbeam's potential exposure to litigation.

            LIMITATIONS ON ABILITY TO PAY DIVIDENDS. The New Credit Facility limits the payment of dividends unless certain financial ratios are achieved and certain mandatory prepayments are made to the lenders under the New Credit Facility. In addition, Sunbeam may in the future issue additional indebtedness which contains similar limitations.


                              SPECIAL FACTORS

BACKGROUND OF THE MERGER

            In the spring of 1997, as part of a long-term strategic planning process, Sunbeam management began exploring a possible sale of Sunbeam or the initiation of one or more major acquisitions. On April 22, 1997, representatives of Morgan Stanley & Co., Incorporated ("Morgan Stanley") met with Albert J. Dunlap, Chairman of the Board and Chief Executive Officer of Sunbeam, and Russell A. Kersh, Sunbeam's Vice Chairman and Chief Financial Officer, to discuss, among other things, the retention of Morgan Stanley as Sunbeam's financial advisor in connection with a possible sale of Sunbeam or one or more major acquisitions by Sunbeam.

            On September 11, 1997, Morgan Stanley was formally retained by Sunbeam to assist in connection with a possible sale of Sunbeam, one or more possible acquisitions by Sunbeam and/or other strategic alternatives. Thereafter, representatives of Morgan Stanley contacted a number of companies to ascertain whether any of such companies would be interested in exploring a possible acquisition of Sunbeam. One of the companies contacted was Mafco, which Morgan Stanley from time to time advises on a variety of business and financial matters. Based on Morgan Stanley's initial contacts with potential acquirors of Sunbeam, Sunbeam's senior management concluded that it was unlikely that any major consumer products company would be likely to pursue a possible acquisition of Sunbeam at a price or on terms that would be acceptable to Sunbeam. Management then directed Morgan Stanley to shift its focus to one or more possible major acquisitions.

            On December 12, 1997, Mr. Kersh, David C. Fannin, Sunbeam's Executive Vice President, Chief Legal Officer and Secretary, and Peter A. Langerman, a director of Sunbeam, met with Jerry W. Levin, then Chairman and Chief Executive Officer of Coleman, Paul E. Shapiro, then Coleman's General Counsel, and Joseph P. Page, then Executive Vice President and Chief Financial Officer of Coleman, and discussed Coleman's business and potential synergies that could result from a combination of Sunbeam and Coleman.

            On December 18, 1997, representatives of Sunbeam, including Mr. Dunlap, and Michael Price, the President and Chief Executive Officer of Franklin Mutual Advisors Incorporated, Sunbeam's largest stockholder, met with Ronald O. Perelman, Mafco's Chairman, Chief Executive Officer and sole stockholder, and another senior executive of Mafco. Mr. Dunlap suggested a possible transaction in which Sunbeam would purchase Coleman in a transaction valued in the range of $18 to $22 per share of Coleman Common Stock. Mr. Perelman said that such a price range was too low and that he would not support any transaction in that price range. The meeting ended promptly thereafter.

            On or about January 22, 1998, in an effort to revive a possible transaction, a representative of Morgan Stanley contacted Mr. Perelman and indicated that Sunbeam might consider a possible transaction involving both cash and shares of Sunbeam Common Stock at a price higher than the price range suggested by Mr. Dunlap at the December 18 meeting. Mr. Perelman indicated his willingness to discuss such a possible transaction. On January 23, 1998, representatives of Morgan Stanley met with representatives of Mafco to begin discussions regarding a possible transaction between Sunbeam and Coleman. On January 29, 1998, representatives of Sunbeam and Morgan Stanley met with representatives of Coleman and Mafco, as well as representatives of Credit Suisse First Boston. During the meeting, the parties discussed the potential synergies that might be associated with a business combination of Sunbeam and Coleman and a preliminary schedule for mutual due diligence. During the week of February 2, 1998, Morgan Stanley submitted to Mafco an outline of a possible transaction structure which focused on Sunbeam's acquisition of Coleman, but did not include a first-step acquisition of Mafco's interest in Coleman.

            On February 6, 1998, representatives of Morgan Stanley met with representatives of Mafco and Credit Suisse First Boston to discuss a possible acquisition of Coleman by Sunbeam. At this meeting, Mafco first raised the possibility of Sunbeam's acquisition of CLN Holdings as the first step in an acquisition of Coleman. Although the parties had not yet reached agreement on price or the value of Coleman, the parties began to discuss the structure of a possible transaction.

            On February 13 and February 19, 1998, representatives of Sunbeam and/or Morgan Stanley participated in conference calls with a representative of Mafco and discussed the terms of a possible transaction, including structure and price. Due diligence meetings were held at various times on and after February 21, 1998 during which representatives of Sunbeam and Morgan Stanley, as well as Sunbeam's accountants and consultants, met with representatives of Coleman, Mafco and Credit Suisse First Boston, as well as Coleman's accountants, to discuss Coleman's strategic plans and financial projections for fiscal year 1998.

            Due diligence meetings were also held on February 23 and 24, 1998 during which representatives of Sunbeam met with representatives of Coleman, along with representatives of Mafco and Credit Suisse First Boston, to discuss Sunbeam's long-term strategic plan and financial projections for fiscal years 1998 through 2000.

            On February 24, 1998, Messrs. Kersh and Fannin and representatives of Morgan Stanley participated in conference calls with representatives of Mafco to finalize the transaction structure and negotiate the remaining terms of the transaction. On February 25th and 26th, meetings and conference calls were held between representatives of Sunbeam and its legal advisors, representatives of Coleman and its legal advisors, and representatives of Mafco and its legal advisors to negotiate and finalize the definitive agreements.

            On February 25, 1998, the Old Coleman Board met and received and considered the presentations of the management of Coleman, Credit Suisse First Boston and Coleman's legal counsel regarding the transaction.

            On Friday, February 27, 1998, the respective Boards of Directors of Sunbeam and Coleman met and approved the Coleman Merger and the Holdings Merger and the Coleman Merger Agreement and the Holdings Merger Agreement. Definitive agreements were executed by the parties late that night and a press release announcing the transactions was issued before the opening of trading on the NYSE on Monday, March 2.

            On February 27, 1998, Coleman Worldwide, as the then holder of more than 80% of the outstanding Coleman Common Stock, executed a written consent in lieu of a meeting of stockholders of Coleman approving the Coleman Merger Agreement and the Coleman Merger. ACCORDINGLY, NO FURTHER ACTION IS REQUIRED ON THE PART OF THE STOCKHOLDERS OF COLEMAN IN ORDER TO CONSUMMATE THE COLEMAN MERGER.

COLEMAN'S REASONS FOR THE COLEMAN MERGER AND APPROVAL OF
THE OLD COLEMAN BOARD

            At its meetings on February 25 and February 27, 1998, the Old Coleman Board received and considered the presentations of management of Coleman, Credit Suisse First Boston and Coleman's legal counsel regarding the Coleman Merger Agreement and the Coleman Merger. At its February 27 meeting, the Old Coleman Board approved and adopted the Coleman Merger and approved the Coleman Merger Agreement and the transactions contemplated thereby. See "- Background of the Merger" above.

            In reaching its determination to approve the Coleman Merger, the Old Coleman Board considered a number of factors. Listed below are the material factors considered by the Old Coleman Board. In view of the number and variety of factors considered in connection with its evaluation of the Coleman Merger, the Old Coleman Board did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the Old Coleman Board may have given different weight to the different factors.

            Coleman's Business, Condition and Prospects. The Old Coleman Board reviewed Coleman's business, its current financial condition and results of operations and its future prospects, including its ability to maintain its position in the consumer products business at its present size, and the current and anticipated developments in Coleman's business. The Old Coleman Board received and reviewed presentations from, and discussed the terms and conditions of the Coleman Merger Agreement with, executive officers of Coleman and its financial and legal advisors. The Old Coleman Board considered Coleman's management's and its financial advisor's views of recent trends in the business in which Coleman operates, including recent acquisitions and business combinations.

            Terms and Structure of the Transaction. The Old Coleman Board considered the fact that the Coleman Merger Agreement does not contain any provisions that either limit the effect of changes in the market price of the Sunbeam Common Stock prior to the Coleman Effective Time on the value of the consideration to be received by holders of Coleman Common Stock in the Coleman Merger or permit Coleman or Sunbeam to terminate the Coleman Merger Agreement based upon such changes and that, accordingly, the value of such consideration could change based on the performance of the Sunbeam Common Stock between the execution of the Coleman Merger Agreement and the Coleman Effective Time. While recognizing that the absence of such provisions exposes Coleman's stockholders to market risk, the Old Coleman Board considered (a) this risk to be mitigated to some extent by the fact that Coleman's stockholders would be able to participate in any appreciation in the market value of Sunbeam Common Stock between February 27, 1998 and the Coleman Effective Time and thereafter and (b) information regarding the trading performance of the Sunbeam Common Stock, the Coleman Common Stock and the Standard & Poor's 500 Stock Index. The Old Coleman Board also recognized that, while such limiting provisions might provide limited protection against declines in the market price of the Sunbeam Common Stock to be received by Coleman stockholders, they generally would also limit the benefit to be received by Coleman stockholders from any appreciation in that price. The Old Coleman Board also considered the financial impact on the aggregate consideration to be received by Coleman's stockholders in the Coleman Merger of various scenarios relating to the market price of the Sunbeam Common Stock.

            The Old Coleman Board reviewed the economic terms of the transaction based upon the closing prices for the Coleman Common Stock and the Sunbeam Common Stock on February 24 and February 26, the days prior to each of the meetings of the Old Coleman Board. The Old Coleman Board noted that, in each case, the Per Share Merger Consideration implied a premium of approximately 44.2% when the market value of the Per Share Merger Consideration was compared to the then market price per share of Coleman Common Stock. The Old Coleman Board also recognized that the Per Share Merger Consideration was higher than the value implied by the historical stock market prices of the Coleman Common Stock and Sunbeam Common Stock.

            The Old Coleman Board also considered the fact that the transaction was structured as a two-step acquisition which, among other things, would enable Sunbeam to acquire control of Coleman as quickly as possible in order to reduce disruption to Coleman's business.

            Opinion of Credit Suisse First Boston. The Old Coleman Board considered the oral opinion delivered by Credit Suisse First Boston at the meeting of the Old Coleman Board on February 27, 1998, which was subsequently confirmed in writing, that, as of such date and based upon and subject to the matters set forth therein, the Per Share Merger Consideration was fair from a financial point of view to the Coleman Public Stockholders. See "- Opinion of Financial Advisor to Coleman." The Credit Suisse First Boston Opinion is attached hereto as Annex II and is incorporated herein by reference. Stockholders of Coleman are urged to, and should, read the Credit Suisse First Boston Opinion in its entirety.

            Ability of Coleman's Stockholders to Obtain a Continuing Interest in Sunbeam. The Old Coleman Board considered that, pursuant to the terms of the Coleman Merger Agreement, Coleman's stockholders will receive equity securities of Sunbeam, thus enabling Coleman's stockholders to participate in the value that may be generated through Sunbeam's acquisition of Coleman's businesses, as well as the value that may be generated through Sunbeam's acquisitions of First Alert and Signature Brands. The Old Coleman Board also noted that the price of the Sunbeam Common Stock had more than doubled since the time Mr. Dunlap had become Chief Executive Officer of Sunbeam.

            Ownership of Coleman Voting Stock. The Old Coleman Board considered the fact that, prior to the Coleman Merger, the Coleman Public Stockholders were stockholders in a company controlled by Mafco, but that, following the Coleman Merger, they would be stockholders in a public company without any controlling stockholder.

            Tax Treatment. The Old Coleman Board considered the fact that the Coleman Merger was structured as a taxable transaction for U.S. Federal income tax purposes and may be taxable under state, local or foreign laws as well. See "Certain U.S. Federal Income Tax Considerations."

OPINION OF FINANCIAL ADVISOR TO COLEMAN

            Credit Suisse First Boston has acted as exclusive financial advisor to Coleman in connection with the Coleman Merger. Credit Suisse First Boston was selected by Coleman based on Credit Suisse First Boston's experience, expertise and familiarity with Coleman and its business. Credit Suisse First Boston is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

            On February 27, 1998, Credit Suisse First Boston delivered to the Old Coleman Board an oral opinion, which was subsequently confirmed in writing, that, as of such date and based upon and subject to the matters set forth therein, the Per Share Merger Consideration was fair from a financial point of view to the Coleman Public Stockholders.

            THE FULL TEXT OF THE CREDIT SUISSE FIRST BOSTON OPINION, WHICH SETS FORTH THE PROCEDURES FOLLOWED, THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY CREDIT SUISSE FIRST BOSTON, IS ATTACHED AS ANNEX II TO THIS INFORMATION STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. STOCKHOLDERS OF COLEMAN ARE URGED TO READ THE CREDIT SUISSE FIRST BOSTON OPINION IN ITS ENTIRETY. THE CREDIT SUISSE FIRST BOSTON OPINION IS DIRECTED TO THE OLD COLEMAN BOARD AND RELATES ONLY TO THE FAIRNESS OF THE PER SHARE MERGER CONSIDERATION FROM A FINANCIAL POINT OF VIEW TO THE COLEMAN PUBLIC STOCKHOLDERS AND DOES NOT ADDRESS ANY OTHER ASPECT OF THE COLEMAN MERGER. THE SUMMARY OF THE CREDIT SUISSE FIRST BOSTON OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT THEREOF.

            In arriving at its opinion, Credit Suisse First Boston reviewed certain publicly available business and financial information relating to Coleman and Sunbeam, as well as the Coleman Merger Agreement and the Holdings Merger Agreement. Credit Suisse First Boston also reviewed certain other information, including financial forecasts, provided to it by Coleman and Sunbeam, and met with the managements of Coleman and Sunbeam to discuss the business and prospects of Coleman and Sunbeam as well as the business, operational and strategic benefits and implications of the Holdings Merger and the Coleman Merger and the synergies and operating cost savings expected by the managements of Coleman and Sunbeam to be achieved through the combination of the operations of Coleman and Sunbeam.

            Credit Suisse First Boston also considered certain financial and stock market data of Coleman and Sunbeam, compared that data with similar data for other publicly held companies in businesses similar to those of Coleman and Sunbeam and considered the financial terms of certain other business combinations and other transactions which have recently been effected. In addition, Credit Suisse First Boston considered such other information, financial studies, analyses and investigations and financial, economic and market criteria that it deemed relevant.

            In connection with its review, Credit Suisse First Boston did not assume any responsibility for independent verification of any of the foregoing information and relied on such information being complete and accurate in all material respects. With respect to financial forecasts, Credit Suisse First Boston assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Coleman and Sunbeam as to the future financial performance of their respective companies and the synergies and operating cost savings expected to be achieved through the combination of the operations of Coleman and Sunbeam. Credit Suisse First Boston did not make an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Coleman or Sunbeam, nor was it furnished with any such evaluations or appraisals. The Credit Suisse First Boston Opinion is necessarily based upon financial, economic, market and other conditions as they existed and could be evaluated on the date of its opinion. Credit Suisse First Boston did not express any opinion as to what the value of the Sunbeam Common Stock actually will be when issued to Coleman's stockholders pursuant to the Coleman Merger or the prices at which the Sunbeam Common Stock will trade subsequent to the Holdings Merger and the Coleman Merger.

            In preparing its opinion, Credit Suisse First Boston performed a variety of financial and comparative analyses. The summary of Credit Suisse First Boston's analyses set forth below does not purport to be a complete description of the analyses underlying the Credit Suisse First Boston Opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Credit Suisse First Boston made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Credit Suisse First Boston believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, could create a misleading or incomplete view of the processes underlying such analyses and the Credit Suisse First Boston Opinion. In performing its analyses, Credit Suisse First Boston made numerous assumptions with respect to Coleman, Sunbeam, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Coleman or Sunbeam. No company, transaction, or business used in such analyses as a comparison is identical to Coleman or Sunbeam or the Coleman Merger, nor is an evaluation of the results of such analyses entirely mathematical; rather, such analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading, or other values of the companies, business segments, or transactions being analyzed. The estimates contained in such analyses and the ranges of valuations and implied exchange ratios resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. The Credit Suisse First Boston Opinion and its financial analyses were only one of many factors considered by the Old Coleman Board in its evaluation of the Coleman Merger and should not be viewed as determinative of the views of the Old Coleman Board or management with respect to the Per Share Merger Consideration or the Coleman Merger.

            The following is a summary of the analyses performed by Credit Suisse First Boston in connection with the preparation of the Credit Suisse First Boston Opinion.

            Comparative Stock Price Performance Analysis. Credit Suisse First Boston reviewed the per share daily closing prices of Coleman Common Stock and of Sunbeam Common Stock over the period from January 2, 1997 through February 24, 1998 compared with the performance of the Standard & Poor's 500 Index. Credit Suisse First Boston also analyzed the implied exchange ratios based on closing prices of Coleman Common Stock and Sunbeam Common Stock from January 2, 1997 through February 24,1998.

            Discounted Cash Flow Analysis. Credit Suisse First Boston performed a discounted cash flow analysis for fiscal years 1998 through 2007 for Coleman, to estimate the present value of the stand-alone, unlevered free cash flows of Coleman, based upon financial projections provided by Coleman management for fiscal years 1998 through 2001 and estimates developed in conjunction with and reviewed by Coleman management for fiscal years 2002 through 2007 (collectively, the "Coleman Base Case"). For purposes of this analysis, unlevered free cash flows were defined as after-tax operating earnings plus depreciation and amortization and other non-cash items, less projected capital expenditures and investment in working capital. Credit Suisse First Boston calculated terminal values by applying a range of estimated earnings before interest, taxes, depreciation and amortization ("EBITDA") multiples of 9.5x to 10.5x to the projected EBITDA of Coleman in fiscal year 2007. The unlevered free cash flows and terminal values were then discounted to the present using a range of discount rates of 10.0% to 11.0%, representing an estimated range of the weighted average cost of capital of Coleman. Based on this analysis, the Coleman Base Case generated an implied equity value range of $24.78 to $29.62 per share of Coleman Common Stock.

            Credit Suisse First Boston performed a discounted cash flow analysis for fiscal years 1998 through 2002 for Sunbeam, to estimate the present value of the stand-alone, unlevered free cash flows of Sunbeam. In conducting its analysis, Credit Suisse First Boston analyzed two scenarios:
(i) forecasts developed in conjunction with Coleman management based on equity analyst research (the "Sunbeam Base Case"); and (ii) forecasts based on projections provided by Sunbeam management for fiscal years 1998 through 2000 and estimates based on equity analyst research for fiscal years 2001 through 2002 (the "Sunbeam Long-Term Strategic Plan Case"). Credit Suisse First Boston calculated terminal values by applying a range of estimated EBITDA multiples of 9.5x to 10.5x to the projected EBITDA of Sunbeam in fiscal year 2002. The unlevered free cash flows and terminal values were then discounted to the present using a range of discount rates of 11.0% to 12.0%, representing an estimated range of the weighted average cost of capital of Sunbeam. Based on this analysis, the Sunbeam Base Case generated an implied equity value range of $40.49 to $45.92 per share of Sunbeam Common Stock, and the Sunbeam Long-Term Strategic Plan Case generated an implied equity value range of $45.77 to $51.84 per share of Sunbeam Common Stock.

            Comparable Companies Analysis. To provide contextual data and comparative market information, Credit Suisse First Boston analyzed the operating performance of Coleman relative to consumer products companies whose securities are publicly traded and that are deemed by Credit Suisse First Boston to be reasonably comparable to Coleman. These companies are Huffy Corporation, Russell Corporation, The Black and Decker Corporation, The Stanley Works, Newell Co., Rubbermaid Incorporated and Brunswick Corporation (the "Coleman Comparable Companies"). Credit Suisse First Boston compared, among other things, current stock prices as multiples of 1998 projected earnings per share based on equity analyst research, and adjusted market values (equity market value, plus total debt, preferred stock and minority interests, less cash and cash equivalents) as multiples of estimated 1998 revenues and EBITDA based on equity analyst research. Credit Suisse First Boston determined that the relevant ranges of multiples for the Coleman Comparable Companies were: (i) with respect to revenues, 1.0x to 1.5x; (ii) with respect to EBITDA, 7.0x to 10.0x; and (iii) with respect to earnings per share, 13.0x to 18.0x. Credit Suisse First Boston then calculated imputed enterprise and equity values of Coleman by applying forecasted revenues, EBITDA and earnings per share for 1998 based on the Coleman Base Case forecasts to the multiples derived from its analysis of the Coleman Comparable Companies. This analysis generated an implied equity value range of $13.27 to $21.31 per share of Coleman Common Stock.

            Credit Suisse First Boston also analyzed the operating performance of Sunbeam relative to consumer products companies whose securities are publicly traded and that are deemed by Credit Suisse First Boston to be reasonably comparable to Sunbeam. For Sunbeam, these companies are Tupperware Corporation, Whirlpool Corporation, The Black and Decker Corporation, The Stanley Works, Newell Co., Rubbermaid Incorporated and Brunswick Corporation (the "Sunbeam Comparable Companies"). Credit Suisse First Boston compared, among other things, current stock prices as multiples of 1998 projected earnings per share based on equity analyst research, and adjusted market values as multiples of estimated 1998 EBITDA based on equity analyst research. Credit Suisse First Boston determined that the relevant ranges of multiples for the Sunbeam Comparable Companies were: (i) with respect to EBITDA, 10.0x to 12.0x; and (ii) with respect to earnings per share, 19.0x to 22.0x. Credit Suisse First Boston then calculated imputed enterprise and equity values of Sunbeam by applying forecasted EBITDA and earnings per share for 1998 based on the Sunbeam Base Case forecasts to the multiples derived from its analysis of the Sunbeam Comparable Companies. This analysis generated an implied equity value range of $36.12 to $44.59 per share of Sunbeam Common Stock.

            Comparable Transactions Analysis. In conducting its analysis of Coleman, Credit Suisse First Boston analyzed, among other things, the implied transaction multiples paid in selected merger and acquisition transactions involving companies in the consumer products industry. For Coleman, these transactions included: the acquisition of Duracell International Inc. by The Gillette Company, the acquisition of Graco Inc. by Rubbermaid Incorporated, the acquisition of Evenflo & Spalding Holding Corporation by Kohlberg Kravis Roberts & Co., the acquisition of Nelson/Weather-Rite, Inc. by Brunswick Corporation, the acquisition of Cobra Golf, Incorporated by American Brands, Inc., the acquisition of American Recreation Company by Bell Sports Corporation, and the acquisition of Adidas International Holding by Sogedim S.A. Credit Suisse First Boston compared transaction values in these transactions as multiples of revenues and EBITDA of each acquired company for the latest available twelve-month period immediately preceding the announcement of the acquisition of such company. Credit Suisse First Boston determined that the relevant range of multiples for the acquired consumer products companies were: (i) with respect to revenues, 1.2x to 1.5x; and (ii) with respect to EBITDA, 10.0x to 12.0x. Credit Suisse First Boston then calculated imputed enterprise values of Coleman by applying forecasted revenues and EBITDA for 1998 based on the Coleman Base Case forecasts to the multiples derived from its analyses of the acquired companies. This analysis generated an implied equity value range of $21.31 to $28.35 per share of Coleman Common Stock.

            In conducting its analysis of Sunbeam, Credit Suisse First Boston analyzed, among other things, the implied transaction multiples paid in selected merger and acquisition transactions involving companies in the consumer products industry. For Sunbeam, these transactions included: the acquisition of Raytheon Appliances by Goodman Holding Company, the acquisition of Duracell International Inc. by The Gillette Company, the acquisition of Graco Inc. by Rubbermaid Incorporated, the acquisition of Evenflo & Spalding Holding Corporation by Kohlberg Kravis Roberts & Co., the acquisition of Duracraft Corporation by Honeywell Inc., the acquisition of The Shannon Group by The Manitowoc Company, Inc., the acquisition of Welbilt Corporation by Berisford PLC and the acquisition of Mr. Coffee, Inc. by Health O Meter, Inc. Credit Suisse First Boston compared transaction values in these transactions as multiples of revenues and EBITDA of each acquired company for the latest available twelve-month period immediately preceding the announcement of the acquisition of such company. Credit Suisse First Boston determined that the relevant range of multiples for the acquired consumer products companies were: (i) with respect to revenues, 2.0x to 2.5x; and (ii) with respect to EBITDA, 10.0x to 12.0x. Credit Suisse First Boston then calculated imputed enterprise values of Sunbeam by applying forecasted revenues and EBITDA for 1998 based on the Sunbeam Base Case forecasts to the multiples derived from its analyses of the acquired companies. This analysis generated an implied equity value range of $34.53 to $42.47 per share of Sunbeam Common Stock.

            Contribution Analysis. Credit Suisse First Boston reviewed the relative contribution of Coleman and Sunbeam to fiscal year 1997 and forecasted fiscal year 1998 net income and derived therefrom an implied exchange ratio. Fiscal year 1998 net income for Sunbeam and Coleman was calculated based on the Coleman Base Case and Sunbeam Base Case forecasts. This analysis yielded an implied exchange ratio of 0.311x based on 1997 net income and 0.575x based on forecasted 1998 net income.

            Pro Forma Merger Analysis. Based on the Coleman Base Case and Sunbeam Base Case forecasts, and assuming that certain synergistic pre-tax cost savings forecast by Sunbeam and Coleman management are realized (in the aggregate $100 million in fiscal year 1998 and $100 million in fiscal year 1999), Credit Suisse First Boston analyzed the potential pro forma effect of the Holdings Merger and the Coleman Merger on Sunbeam's projected earnings per share for fiscal years 1998 and 1999. This analysis indicated that the Holdings Merger and the Coleman Merger would be accretive to Sunbeam's earnings per share in 1998 and 1999. The actual results achieved by the combined company may vary from projected results, and the variations may be material.

            Miscellaneous. Pursuant to a letter agreement dated December 10, 1997 between Coleman and Credit Suisse First Boston, Coleman has agreed to pay Credit Suisse First Boston for services rendered thereunder a financial advisory fee of $250,000 payable upon execution of such letter and a fee of $3,750,000 payable upon consummation of the Coleman Merger. Coleman also agreed to reimburse Credit Suisse First Boston for all reasonable out-of-pocket expenses, including the reasonable fees and expenses of its legal counsel and any other advisor retained by Credit Suisse First Boston, resulting from or arising out of the engagement. Coleman further agreed to indemnify Credit Suisse First Boston and certain related persons and entities for certain losses, claims, damages or liabilities (including actions or proceedings in respect thereof) related to or arising out of, among other things, its engagement as financial advisor.

            In the past, Credit Suisse First Boston has performed certain investment banking services for Coleman and Mafco and certain of its affiliates and has received customary fees for such services. In the ordinary course of its business, Credit Suisse First Boston and its affiliates may actively trade the debt and equity securities of Coleman, Mafco and its affiliates and Sunbeam for their own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

SUNBEAM'S REASONS FOR THE COLEMAN MERGER

            Following the successful restructuring of Sunbeam, Sunbeam's management team extended its strategic focus to identify underperforming companies with strong brand names. Sunbeam intends to capitalize on its capability in cost containment and operational improvement by acquiring such companies and their premier brand names, thereby broadening the Sunbeam product offering spectrum and presenting opportunities to eliminate redundant or inefficient operations.

            Sunbeam is acquiring Coleman primarily due to its strong and established brand names, the potential opportunity to streamline operations, the diversification these brand names provide to Sunbeam's product base and the potential for revenue and operational synergies. In addition, Sunbeam believes that its existing international geographic marketing and distribution strengths and those of Coleman will significantly complement each other. Sunbeam's management team believes that the acquisition of Coleman will give Sunbeam a platform from which to capitalize on the fragmentation and potential consolidation of the durable household consumer products sector.

PURPOSES AND EFFECTS OF THE COLEMAN MERGER

            The purpose of the Coleman Merger is to enable Sunbeam to acquire the entire equity interest in Coleman. In the Holdings Merger, which was consummated on March 30, 1998, Sunbeam indirectly acquired more than 80% of the then outstanding shares of Coleman Common Stock. Upon consummation of the Coleman Merger, Sunbeam will acquire the remaining equity interest in Coleman, and Coleman will become an indirect wholly owned subsidiary of Sunbeam.

            Coleman and Sunbeam adopted a two-step acquisition structure for several reasons, including to enable Sunbeam to acquire control of Coleman as quickly as possible. Alternative transaction structures were considered by Sunbeam and Coleman, including consummation of the Coleman Merger without first consummating the Holdings Merger and a direct purchase by Sunbeam of Coleman Worldwide's equity interest in Coleman prior to consummation of the Coleman Merger. Sunbeam also considered alternative types of consideration to be paid to Coleman stockholders, including preferred stock of Sunbeam and Sunbeam Common Stock without payment of the cash portion of the Per Share Merger Consideration.

            Upon consummation of the Coleman Merger, each outstanding share of Coleman Common Stock (other than shares held indirectly by Sunbeam and dissenting shares, if any) will be converted into the right to receive the Per Share Merger Consideration. As a result of the Coleman Merger, the Coleman Public Stockholders will cease to hold any direct equity interest in Coleman, will no longer share in the profits and losses of Coleman, will not be entitled to receive dividends or other distributions, if any, declared and paid by Coleman and will not be entitled to vote or otherwise participate in the corporate governance of Coleman.

            As a result of the Holdings Merger and the Coleman Merger, Sunbeam will have the entire indirect interest in the net book value and net earnings of Coleman, and Sunbeam will be entitled to all benefits resulting from that interest, including all income generated by Coleman's operations, any future increase in Coleman's value and the right to elect all members of the Coleman board of directors. Similarly, Sunbeam will also bear the entire risk of losses generated by Coleman's operations and any decrease in the value of Coleman after the Coleman Merger. The Coleman Public Stockholders will only have an indirect interest in the net book value and net earnings of Coleman and future increases, if any, in the value of Coleman through their holdings of Sunbeam Common Stock to be received in the Coleman Merger.

            Upon consummation of the Coleman Merger, there will no longer be any publicly held shares of Coleman Common Stock and the Coleman Common Stock will be delisted from the NYSE and deregistered under the Exchange Act.

            The receipt of the Per Share Merger Consideration by the Coleman Public Stockholders will be a taxable event to the Coleman Public Stockholders. For a discussion of the tax consequences of the Coleman Merger, see "CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS."

SUNBEAM'S PLANS AND PROPOSALS FOR COLEMAN

      On May 11, 1998, Sunbeam announced its plans to integrate the operations of Coleman with those of Sunbeam, First Alert and Signature Brands. See "SUMMARY - Recent Developments."

            At the effective time of the Holdings Merger (the "Holdings Effective Time"), which occurred on March 30, 1998, all of the members of the Old Coleman Board resigned from their positions as directors of Coleman, the number of directors constituting the board of directors of Coleman was fixed at five, and five individuals designated by Sunbeam were elected as the directors of Coleman. In addition, Sunbeam designees were appointed to senior management positions at Coleman.

            Following the consummation of the Holdings Merger, Sunbeam prepaid an aggregate of approximately $960 million of outstanding indebtedness of Coleman and LAC (as successor to CLN Holdings) with a portion of the net proceeds of the Offering and borrowings under the New Credit Facility. In addition, Sunbeam intends to prepay approximately $3 million of outstanding indebtedness of Coleman Worldwide using additional borrowings under the New Credit Facility. See "SOURCE AND AMOUNT OF FUNDS AND OTHER CONSIDERATION."

POSITION OF SUNBEAM ON THE FAIRNESS OF THE COLEMAN MERGER

            The Sunbeam Board did not make a judgment as to the fairness of the Coleman Merger to the Coleman Public Stockholders. In reaching its determination to approve the acquisition of Coleman, the Sunbeam Board only considered the advantages and fairness of the transaction to Sunbeam and its stockholders. At the same time, Sunbeam believed that the Coleman Merger was fair to the Coleman Public Stockholders based on the fact that the Per Share Merger Consideration was negotiated between unaffiliated parties and was determined by the Old Coleman Board, after receiving the Credit Suisse First Boston Opinion, to be fair to the Coleman Public Stockholders.

OPINION OF FINANCIAL ADVISOR TO SUNBEAM

            Morgan Stanley was retained by Sunbeam to assist in connection with a possible sale of Sunbeam, one or more possible acquisitions by Sunbeam and/or other strategic alternatives. Morgan Stanley acted as Sunbeam's financial advisor in connection with the acquisition of Coleman. Sunbeam retained Morgan Stanley based on its qualifications, expertise and reputation, as well as upon its prior investment banking relationships with Sunbeam and its familiarity with Sunbeam and its business.

            On February 27, 1998, Morgan Stanley rendered to the Sunbeam Board an oral opinion (which was later confirmed in writing) to the effect that, as of such date and based on and subject to certain matters stated therein, the consideration payable in the Holdings Merger and the Coleman Merger was fair from a financial point of view to Sunbeam.

            Pursuant to the amended engagement letter between Sunbeam and Morgan Stanley, Sunbeam has agreed to pay Morgan Stanley (i) an exposure fee equal to 25% of the estimated transaction fee referred to below, payable upon execution of the Holdings Merger Agreement and the Coleman Merger Agreement, and (ii) a transaction fee equal to a percentage of the aggregate value of the consideration payable by Sunbeam in the Holdings Merger and the Coleman Merger (including the amount of any debt assumed or repaid by Sunbeam), payable, as to the Holdings Merger, upon its consummation and, as to the Coleman Merger, upon its consummation. For purposes of calculating the transaction fee, the value of the Sunbeam Common Stock issuable in the Holdings Merger and the Coleman Merger will be the average of the closing sale prices for the Sunbeam Common Stock for the ten trading days (the "Average Market Price") prior to the consummation of the Holdings Merger and the Coleman Merger, respectively. Based on the Average Market Price of the Sunbeam Common Stock prior to the Holdings Merger and the Average Market Price of the Sunbeam Common Stock prior to the date of this Information Statement/Prospectus, the aggregate transaction fee payable in respect of the Holdings Merger and the Coleman Merger would be $______ million. Any exposure fee paid will be credited against the transaction fee. Sunbeam has also agreed to reimburse Morgan Stanley for certain of its expenses, including fees and expenses of its counsel, and to indemnify Morgan Stanley and certain related parties from and against certain liabilities and expenses, which may include liabilities under U.S. Federal securities laws, arising out of its engagement.


                             THE COLEMAN MERGER

            The description of the Coleman Merger and the Coleman Merger Agreement contained in this Information Statement/Prospectus does not purport to be complete and is qualified in its entirety by reference to the Coleman Merger Agreement, a copy of which is attached hereto as Annex I and incorporated herein by reference.

GENERAL

            The Coleman Merger will become effective on the date and at the time at which a properly executed Certificate of Merger is duly filed with the Secretary of State of the State of Delaware. It is currently anticipated that the Certificate of Merger will be filed, and the Coleman Merger will become effective, on or about __________, 1998, which is the twenty-first business day following the date of mailing of this Information Statement/Prospectus to the stockholders of Coleman.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

            In considering the approval of the Coleman Merger by the Old Coleman Board, Coleman stockholders should be aware that certain persons, including certain former directors and executive officers of Coleman, have interests in the Coleman Merger that are in addition to those of stockholders of Coleman generally, as described below.

Coleman Options

            Pursuant to the Coleman Merger Agreement, at the effective time of the Holdings Merger (the "Holdings Effective Time"), which occurred on March 30, 1998, all then outstanding options to purchase shares of Coleman Common Stock ("Employee Stock Options") under The Coleman Company, Inc. 1996 Stock Option Plan, The Coleman Company, Inc. 1993 Stock Option Plan and The Coleman Company, Inc. 1992 Stock Option Plan (collectively, the "Coleman Option Plans"), became fully vested and exercisable. During the period between the Holdings Effective Time and the Coleman Effective Time, Sunbeam is obligated, pursuant to the Coleman Merger Agreement, to cause Coleman to maintain a broker-dealer cashless exercise procedure for the exercise of the Employee Stock Options. At the Coleman Effective Time, each outstanding Employee Stock Option that has not been exercised will be cancelled and, in settlement thereof, each holder of such unexercised Employee Stock Option will be paid an amount in cash equal to the product of (i) the total number of shares of Coleman Common Stock subject to such Employee Stock Option, multiplied by (ii) the excess of $27.50 over the exercise price per share of Coleman Common Stock subject to such Employee Stock Option, less any applicable withholding taxes. Upon consummation of the Holdings Merger on March 30, 1998, the Old Coleman Board and each of the principal executive officers of Coleman were replaced by Sunbeam designees. None of the individuals currently serving as a director or principal executive officer of Coleman is a holder of any Employee Stock Options.

Severance Arrangements

            The Holdings Merger constituted a "change in control" of Coleman under the terms of certain Coleman employee benefit plans, and certain employment, severance, termination, consulting and retirement agreements to which Coleman is a party. As a result, at the Holdings Effective Time, Coleman became obligated to pay all amounts provided under such plans and agreements as a result of such change in control.

Indemnification

            The Coleman Merger Agreement provides that all rights to indemnification existing in favor of any present or former director or officer of Coleman, as provided in Coleman's Certificate of Incorporation (the "Coleman Charter"), Coleman's By-laws, as amended (the "Coleman By-laws"), or indemnification agreements in effect as of February 27, 1998, will survive the Coleman Merger and continue in full force and effect for a period of six years after the Coleman Effective Time (and during the period from the Holdings Effective Time to the Coleman Effective Time), to the extent such rights are consistent with the DGCL. In addition, Sunbeam agreed that, from and after the Holdings Effective Time for a period of six years following the Coleman Effective Time, Sunbeam or the Surviving Corporation will cause to be maintained a liability insurance policy for the benefit of Coleman's existing and former directors and officers providing substantially similar coverage as the policies in effect as of February 27, 1998, except that neither Sunbeam nor the Surviving Corporation will be required to pay an annual premium for such insurance in excess of 200% of the last annual premium paid by Coleman prior to the date of the Coleman Merger Agreement but in such case will purchase as much coverage as possible for such amount. See "- Continuation of Existing Indemnification Rights."

Registration Rights Agreement

            The shares of Sunbeam Common Stock issued to Parent Holdings in the Holdings Merger were not registered under the Securities Act. Accordingly, in connection with the consummation of the Holdings Merger, Sunbeam entered into the Registration Rights Agreement with Parent Holdings, pursuant to which Sunbeam has agreed to provide Parent Holdings and certain other affiliates of Coleman with certain registration rights. See "MATERIAL CONTACTS BETWEEN SUNBEAM AND COLEMAN AND ITS AFFILIATES - Registration Rights Agreement."

CONVERSION OF COLEMAN COMMON STOCK

            At the Coleman Effective Time, by virtue of the Coleman Merger and without any action on the part of any holder of shares of Coleman Common Stock, each outstanding share of Coleman Common Stock (other than shares held indirectly by Sunbeam and dissenting shares, if any) will no longer be outstanding and will automatically be cancelled and retired and will cease to exist, and each holder of a certificate representing any such shares of Coleman Common Stock will cease to have any rights with respect thereto, except the right to receive the Per Share Merger Consideration and cash in lieu of any fractional shares of Sunbeam Common Stock, to be issued or paid in consideration therefor upon the surrender of such certificate, without interest. At the Coleman Effective Time, all shares of Coleman Common Stock held indirectly by Sunbeam through Coleman Worldwide will remain outstanding and unchanged as a result of the Coleman Merger. Each share of Coleman Common Stock, if any, held in the treasury of Coleman, by any subsidiary of Coleman, by Sunbeam or by any subsidiary of Sunbeam (other than Coleman Worldwide) immediately prior to the Coleman Effective Time will be cancelled and retired and cease to exist. At the Coleman Effective Time, each outstanding share of common stock of CAC will be cancelled and retired and cease to exist.

EXCHANGE OF COLEMAN COMMON STOCK

            The Coleman Merger Agreement provides that the exchange of shares of Coleman Common Stock in the Coleman Merger will be effected as follows:

            (a) as of the Coleman Effective Time, Sunbeam will deposit, or will cause to be deposited, with an exchange agent selected by Sunbeam and reasonably satisfactory to Coleman (the "Exchange Agent"), for the benefit of the holders of shares of Coleman Common Stock: (i) certificates representing the number of shares of Sunbeam Common Stock issuable in the Coleman Merger; and (ii) cash in an amount sufficient to pay the Cash Portion and cash in lieu of fractional shares of Sunbeam Common Stock (collectively, the "Exchange Fund");

            (b) as soon as reasonably practicable after the Coleman Effective Time, Sunbeam will cause the Exchange Agent to mail to each holder of record of a certificate or certificates which, immediately prior to the Coleman Effective Time, represented shares of Coleman Common Stock whose shares were converted into the right to receive the Per Share Merger Consideration (each, a "Certificate" and collectively, the "Certificates"), a letter of transmittal and instructions for use in effecting the surrender of the Certificates for shares of Coleman Common Stock;

            (c) upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder thereof will be entitled to receive in exchange therefor that portion of the Exchange Fund which such holder has the right to receive, after giving effect to any required withholding tax, and the Certificate so surrendered will forthwith be cancelled;

            (d) after the Coleman Effective Time, each outstanding, unsurrendered Certificate will be deemed to represent only the right to receive upon such surrender shares of Sunbeam Common Stock and cash, into which such shares of Coleman Common Stock will have been converted; however, the holders of outstanding, unsurrendered Certificates after the Coleman Effective Time will not be entitled to receive any dividends or distributions with respect to Sunbeam Common Stock with a record date after the Coleman Effective Time theretofore paid with respect to the shares of Sunbeam Common Stock until such Certificates are surrendered, although any such dividends or distributions will accrue and be payable to the holder, without interest, upon surrender of the Certificate;

            (e) any portion of the Exchange Fund which remains undistributed to the holders of the Coleman Common Stock for six (6) months after the Coleman Effective Time will be delivered to Sunbeam, upon demand, and any holders of unsurrendered Certificates may thereafter look only to Sunbeam, as general creditors, for payment of the Per Share Merger Consideration. In no event will Sunbeam, the Surviving Corporation or the Exchange Agent be liable to any holder of unsurrendered Certificates for any shares of Sunbeam Common Stock and cash that is delivered to a public official pursuant to applicable escheat laws; and

            (f) at the Coleman Effective Time, the stock transfer books of Coleman will be closed and no transfer of shares of Coleman Common Stock will thereafter be made; if, after the Coleman Effective Time, Certificates are presented to the Surviving Corporation, they will be cancelled and exchanged for the Per Share Merger Consideration applicable thereto.

            COLEMAN STOCKHOLDERS SHOULD NOT FORWARD CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY RECEIVE LETTERS OF TRANSMITTAL AND INSTRUCTIONS.

NO FRACTIONAL SHARES

            No fractional shares of Sunbeam Common Stock will be issued in the Coleman Merger, and no dividend, stock split or other change in the capital structure of Sunbeam will relate to any fractional security, and such fractional interests will not entitle the owner thereof to vote or to any rights of a security holder. In lieu of any such fractional shares of Sunbeam Common Stock, each holder of shares of Coleman Common Stock who would otherwise have been entitled to a fraction of a share of Sunbeam Common Stock will, in lieu thereof, be paid cash (without interest) in an amount equal to such fractional part of a share of Sunbeam Common Stock multiplied by the closing sale price of one share of Sunbeam Common Stock on the NYSE Composite Transactions Tape on the day of the Coleman Effective Time, or, if shares of Sunbeam Common Stock are not so traded on such day, the closing sale price of one such share on the next preceding day on which such share was traded on the NYSE. Shares of Coleman Common Stock of any holder represented by two or more Certificates will be aggregated, and in no event will any holder of Coleman Common Stock be paid an amount of cash in respect of more than one share of Sunbeam Common Stock.

CONDITIONS

            Substantially all the conditions to the parties' obligations to consummate the Coleman Merger have been, or have been deemed to have been, satisfied, and the Coleman Merger will be consummated on or about _________, 1998 as expected, unless prior thereto an action challenging the Coleman Merger is commenced and a court order prohibiting the Coleman Merger is entered.

GOVERNMENTAL AND REGULATORY APPROVALS

            Consummation of the Holdings Merger was conditioned on expiration or termination of the applicable waiting period under the HSR Act. On March 4, 1998, Sunbeam and Ronald O. Perelman, as the then ultimate parent of Coleman, filed notifications and report forms under the HSR Act with the FTC and the Antitrust Division relating to the Holdings Merger and the Coleman Merger. The applicable waiting period under the HSR Act was terminated on March 27, 1998. However, notwithstanding the termination of the waiting period under the HSR Act, the FTC, the Antitrust Division, a state or a private person or entity could seek under federal or state antitrust laws, among other things, to enjoin or rescind the Holdings Merger or the Coleman Merger. Although Sunbeam and Coleman believe that the Holdings Merger and the Coleman Merger do not violate U.S. antitrust laws, there can be no assurance that if such a challenge is made, it would not be successful.

            In addition to the filings under the HSR Act, Sunbeam and Coleman filed a pre- merger notification form with the German Federal Cartel Office relating to the Holdings Merger and the Coleman Merger, which was approved by the Federal Cartel Office on March 20, 1998. Neither Sunbeam nor Coleman is aware of any other material approval or other action by any governmental, administrative or regulatory agency or authority, domestic or foreign, that would be required in order to consummate the Coleman Merger.

EMPLOYEE MATTERS

            Sunbeam agreed that, from and after the Holdings Effective Time, it will honor, and cause Coleman to honor, all employment, severance, termination, consulting and retirement agreements to which Coleman was a party as of the Holdings Effective Time except that neither Sunbeam nor Coleman will have any responsibility for Coleman's obligations under the employment agreements between Coleman and Jerry W. Levin, its former Chairman and Chief Executive Officer, and Paul E. Shapiro, Coleman's former General Counsel, except in the case of Mr. Levin for an incentive payment related to the sale of Coleman Safety & Security Products, Inc. From and after the Holdings Effective Time, Sunbeam has agreed to cause Coleman to allow Coleman employees to participate in Sunbeam employee benefit plans on substantially the same basis as similarly situated Sunbeam employees (waiving with respect to welfare benefit plans any pre-existing condition limitations and giving effect, in determining any deductible and maximum out-of-pocket limitations, to claims incurred and amounts paid by, and reimbursed to, such employees with respect to similar plans maintained by Coleman) and, in accordance with the Coleman Merger Agreement, will cause Coleman to continue its existing employee benefit plans for at least six months following the Holdings Effective Time. Sunbeam will, or will cause Coleman to, give Coleman employees full credit for purposes of eligibility and vesting of benefits and benefit accrual for service with Coleman and its affiliates prior to the Holdings Effective Time under each employee benefit plan; so long as such crediting of service does not result in duplication of benefits. See "THE COLEMAN MERGER - Interests of Certain Persons in the Coleman Merger."

            The Holdings Merger constituted a "change in control" of Coleman under certain Coleman employee benefit plans and employment, severance, termination, consulting and retirement agreements. Except as noted above with respect to Messrs. Levin's and Shapiro's employment agreements, Sunbeam has agreed to cause Coleman to pay all amounts provided under such employee benefit plans and agreements as a result of a change in control of Coleman in accordance with their respective terms and to honor, and to cause Coleman to honor, all rights, privileges and modifications to or with respect to any such employee benefit plans of Coleman or agreements which become effective as a result of such change in control. See "THE COLEMAN MERGER - Interests of Certain Persons in the Coleman Merger."

            Sunbeam will cause Coleman to continue Coleman's Executive Annual Incentive Policy for the remainder of 1998, and participants therein will not be eligible for participation in an analogous Sunbeam incentive plan in respect of 1998. Sunbeam will honor, and will cause Coleman to honor, Coleman's Executive Severance Policy without any amendment adverse to participants. As of the ninety-first day following the Holdings Effective Time, certain of the participants in Coleman's Executive Severance Policy may voluntarily terminate their employment with Coleman, which termination will be deemed to be for "Good Reason" under the policy as a result of the consummation of the Holdings Merger. Sunbeam will provide severance benefits for employees of Coleman, who are not participants in Coleman's Executive Severance Policy and who do not have employment agreements with Coleman, under the Sunbeam severance policy on substantially the same basis as similarly situated Sunbeam employees.

CONTINUATION OF EXISTING INDEMNIFICATION RIGHTS

            For six years after the Coleman Effective Time (and during the period between the Holdings Effective Time and the Coleman Effective Time), Sunbeam will, or will cause the Surviving Corporation to, indemnify, defend and hold harmless any present or former director or officer of Coleman (an "Indemnified Person") against all losses, claims, damages, liabilities, costs and expenses (including attorneys' fees and expenses), judgments, fines, losses and amounts paid in settlement in connection with any actual or threatened action, suit, claim, proceeding or investigation (each, a "Claim") (other than in connection with any proceeding (or portion thereof) involving any Claim initiated by such Indemnified Person against Coleman unless the initiation of such proceeding (or portion thereof) was authorized by the Old Coleman Board or unless such proceeding is brought by an Indemnified Person to enforce the rights described in this paragraph) to the extent that any such Claim is based on, or arises out of: (i) the fact that such Indemnified Person is or was a director or officer of Coleman or is or was serving at the request of Coleman as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; or (ii) the Coleman Merger Agreement or the Holdings Merger Agreement or any of the transactions contemplated thereby, in each case to the extent that any such Claim pertains to any matter or fact arising, existing or occurring prior to or at the Coleman Effective Time, regardless of whether such Claim is asserted or claimed prior to, at or after the Coleman Effective Time, to the full extent permitted under the DGCL, the Coleman Charter or the Coleman By-laws or any indemnification agreement in effect at the date of the Coleman Merger Agreement, including provisions relating to advancement of expenses incurred in the defense of any such Claim. If any Claim is asserted or made within such period, all such rights, liabilities and limitations in respect of any such Claim will continue until disposition thereof. In the event any Indemnified Person becomes involved in any Claim after the Coleman Effective Time, Sunbeam will, or will cause the Surviving Corporation to, periodically advance to such Indemnified Person its legal and other expenses (including the cost of any investigation and preparation incurred in connection therewith), subject to the providing by such Indemnified Person of an undertaking to reimburse all amounts so advanced in the event of a final non-appealable determination by a court of competent jurisdiction that such Indemnified Person is not entitled thereto.

            Sunbeam and Coleman have also agreed that all rights to indemnification, and all limitations with respect thereto, existing in favor of any Indemnified Person, as provided in the Coleman Charter or the Coleman By-laws and any indemnification agreement in effect at the date of the Coleman Merger Agreement, will survive the Coleman Merger and will continue in full force and effect, without any amendment thereto, for a period of six years from the Coleman Effective Time (and during the period following the Holdings Effective Time but prior to Coleman Effective Time) to the extent such rights and limitations are consistent with the DGCL. If any Claim is asserted or made within such period, all such rights, liabilities and limitations in respect of any such Claim will continue until disposition thereof. Any determination required to be made with respect to whether an Indemnified Person's conduct complies with the standards set forth under the DGCL, the Coleman Charter or the Coleman By-laws or any such agreement, as the case may be, will be made by independent legal counsel selected by such Indemnified Person and reasonably acceptable to Sunbeam.

            Sunbeam has agreed that from and after the Holdings Effective Time, Sunbeam or the Surviving Corporation will maintain, for a period of not less than six years after the Coleman Effective Time, a liability insurance policy for the benefit of Coleman's existing and former directors and officers providing substantially similar coverage in amounts and on terms no less advantageous than that currently provided to such existing and former directors and officers. Neither Sunbeam nor the Surviving Corporation will be required to pay an annual premium for such insurance in excess of 200% of the last annual premium paid prior to the date of the Coleman Merger Agreement, but in such case will purchase as much coverage as possible for such amount.

ACCOUNTING TREATMENT

            The Coleman Merger will be accounted for under the "purchase" method in accordance with generally accepted accounting principles. Therefore, the aggregate consideration paid by Sunbeam in the Coleman Merger will be allocated to Coleman's assets and liabilities based upon their fair market value with any excess being treated as excess of investment over net assets acquired. The assets and liabilities and results of operations of Coleman have been consolidated with the assets and liabilities and results of operations of Sunbeam since the consummation of the Holdings Merger.

STOCK EXCHANGE LISTING

            The NYSE has approved for listing on the NYSE the shares of Sunbeam Common Stock to be issued to holders of Coleman Common Stock in the Coleman Merger, subject to official notice of issuance.

DELISTING AND DEREGISTRATION OF COLEMAN COMMON STOCK

            Upon consummation of the Coleman Merger, there will no longer be any publicly held shares of Coleman Common Stock and the Coleman Common Stock will be delisted from the NYSE and deregistered under the Exchange Act.

OWNERSHIP OF COLEMAN COMMON STOCK

            At the close of business on _______, 1998, there were outstanding _____ shares of Coleman Common Stock held by approximately _______ holders of record. Pursuant to the Holdings Merger, Sunbeam became the indirect owner of 44,067,520 shares of Coleman Common Stock, representing approximately 82.2% of the then outstanding shares of Coleman Common Stock. As a result of subsequent option exercises by employees and former employees of Coleman, on the day immediately following the Holdings Effective Time, such shares represented 79.8% of the then outstanding shares of Coleman Common Stock and represent ______% of the currently outstanding shares of Coleman Common Stock. The directors of Sunbeam and the current directors of Coleman, all of whom are Sunbeam designees, may be deemed to be the beneficial owners of such shares. Aside from such beneficial ownership, none of the current directors or principal executive officers of Coleman, each of whom is a Sunbeam designee, owns any shares of Coleman Common Stock.

            Since January 1, 1996, Coleman has effectuated one purchase of Coleman Common Stock. On March 1, 1996, Coleman purchased 50,000 shares of Coleman Common Stock (or 100,000 shares, adjusted for the two-for-one stock split of Coleman Common Stock on June 28, 1996) in the open market at a purchase price of $46.54 per share ($23.26 per share, as adjusted), or an aggregate of $2.33 million. On May 23, 1997, Coleman Worldwide commenced an offer to accept for exchange its Liquid Yield Option(TM) Notes due 2013 ("LYONs") for cash at a price equal to their redemption price of $343.61 per $1,000 principal amount at maturity. The LYONs are exchangeable for shares of Coleman Common Stock at the rate of 15.706 shares for each $1,000 principal amount at maturity of LYONs. The holders of $545,053,000 aggregate principal amount at maturity of LYONs out of the $561,553,000 aggregate principal amount at maturity then outstanding accepted Coleman Worldwide's offer, which expired on June 20, 1997. On April 20, 1998, Coleman Worldwide gave notice of its intention to redeem all LYONs remaining outstanding on May 27, 1998 for cash at their redemption price of $343.61 per $1,000 principal amount at maturity, unless, prior thereto, the holders thereof elect to exchange their LYONs for shares of Coleman Common Stock.

OWNERSHIP INTEREST OF COLEMAN STOCKHOLDERS IN SUNBEAM AFTER
THE COLEMAN MERGER

            Based on the number of shares of Sunbeam Common Stock and Coleman Common Stock outstanding on _______ __, 1998, upon consummation of the Coleman Merger there will be approximately _______ shares of Sunbeam Common Stock outstanding, of which the former stockholders of Coleman, including Mafco and its affiliates, will own approximately __% (approximately __% on a fully diluted basis assuming the exercise of all currently outstanding options to purchase shares of Sunbeam Common Stock and all currently outstanding options to purchase Coleman Common Stock).

EXPENSES

            All costs and expenses incurred in connection with the Holdings Merger and the Coleman Merger will be paid by the party incurring such expenses.

            Sunbeam and Coleman anticipate that certain fees and expenses will be incurred in connection with the Holdings Merger and the Coleman Merger including, without limitation, filing fees imposed by the SEC or other governmental entities in connection with the Registration Statement and other required filings, fees of counsel, accountants' fees and printing costs. These expenses are estimated to be as follows:

      Financial advisory fees.............................$ 15,250,000
      Legal fees and expenses..............................  4,800,000
      Accounting fees and expenses........................     650,000
      Filing fees.........................................     200,000
      Printing and mailing................................     150,000
      Miscellaneous.......................................      50,000
                                                          ------------
            TOTAL.........................................$ 21,100,000
                                                          ============


               CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

            The following discussion is a summary of the material U.S. Federal income tax consequences of the Coleman Merger to a Holder of Coleman Common Stock who holds such shares as a capital asset at the Coleman Effective Time. The discussion is based on laws, regulations, rulings and decisions in effect on the date of mailing of this Information Statement/Prospectus, all of which are subject to change, possibly with retroactive effect. This discussion does not address all aspects of U.S. Federal taxation that may be relevant to particular Holders in light of their personal circumstances or to Holders subject to special treatment under the Internal Revenue Code of 1986, as amended (the "Code") (including banks, tax-exempt organizations, insurance companies, dealers in securities or foreign currency, and Holders who are not U.S. persons (as defined in section 7701(a)(30) of the Code)). In addition, the discussion does not address the state, local or foreign tax consequences of the Coleman Merger arising under the laws of any state, local or foreign jurisdiction.

            EACH HOLDER OF COLEMAN COMMON STOCK IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE COLEMAN MERGER TO SUCH HOLDER.

            The receipt of the Per Share Merger Consideration pursuant to the Coleman Merger will be a taxable transaction for U.S. Federal income tax purposes and may also be a taxable transaction under applicable state, local, foreign and other tax laws. In general, for U.S. Federal income tax purposes, a Holder will recognize gain or loss equal to the difference between (i) the amount of cash and the fair market value (determined as of the Coleman Effective Time) of the Sunbeam Common Stock received in exchange for such Holder's shares of Coleman Common Stock and (ii) the adjusted tax basis of such shares of Coleman Common Stock. Such gain or loss will be capital gain or loss if the shares of Coleman Common Stock have been held by such Holder as a capital asset and will be long-term capital gain or loss if such shares have been held for more than twelve months.


                              APPRAISAL RIGHTS

            Under the DGCL, any Coleman stockholder who objects to the Coleman Merger and does not wish to accept the Per Share Merger Consideration has the right to dissent from the Coleman Merger and seek an appraisal by the Court of Chancery of the State of Delaware (the "Court of Chancery") of, and be paid in cash the "fair value" (exclusive of any element of value arising from the accomplishment or expectation of the Coleman Merger) for, the shares of Coleman Common Stock owned by such stockholder, provided that such stockholder complies with the provisions of
Section 262 of the DGCL. Any shares of Coleman Common Stock for which a written demand for appraisal is filed and not withdrawn in accordance with the procedures set forth in Section 262 of the DGCL, except any shares the holder of which, prior to the Coleman Effective Time, effectively withdraws or loses the right to appraisal and payment for such shares of Coleman Common Stock, are hereinafter referred to as "Dissenting Shares."

            Holders of record of Coleman Common Stock who comply with the applicable statutory procedures summarized herein will be entitled to appraisal rights under Section 262 of the DGCL. A person having a beneficial interest in shares of Coleman Common Stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights.

            THE FOLLOWING DISCUSSION IS NOT A COMPLETE STATEMENT OF THE LAW PERTAINING TO APPRAISAL RIGHTS UNDER THE DGCL AND IS QUALIFIED IN ITS ENTIRETY BY THE FULL TEXT OF SECTION 262 OF THE DGCL WHICH IS REPRINTED IN ITS ENTIRETY AS ANNEX III TO THIS INFORMATION STATEMENT/PROSPECTUS. ALL REFERENCES IN SECTION 262 OF THE DGCL AND IN THIS SUMMARY TO A "STOCKHOLDER" OR "HOLDER" ARE TO THE RECORD HOLDERS OF DISSENTING SHARES.

            Under Section 262 of the DGCL, when a merger is approved by written consent in lieu of a meeting pursuant to Section 228 of the DGCL, as the Coleman Merger was, each constituent corporation, either before the effective date of the merger or within ten days thereafter, must notify each holder of any class or series of stock of such constituent corporation that is entitled to appraisal rights of the approval of the merger and the availability of appraisal rights for any or all shares of such class or series of stock, and must include in such notice a copy of Section 262 of the DGCL.

            This Information Statement/Prospectus constitutes such notice to the stockholders of Coleman and the applicable statutory provisions of the DGCL are attached to this Information Statement/Prospectus as Annex
III. Any stockholder who wishes to exercise his or her appraisal rights or who wishes to preserve his or her right to do so should review the following discussion and Annex III carefully, because failure to timely and properly comply with the procedures therein specified will result in the loss of appraisal rights under the DGCL.

            A Coleman stockholder wishing to exercise such holder's appraisal rights must deliver to Coleman, within twenty (20) days after the date of mailing of this Information Statement/Prospectus, or by _______, 1998, a written demand for appraisal of such holder's Coleman Common Stock. This demand must reasonably inform Coleman of the identity of the stockholder and of the stockholder's intent thereby to demand appraisal of his or her Coleman Common Stock. A holder of Coleman Common Stock wishing to exercise his or her appraisal rights must be the holder of record of such Coleman Common Stock on the date the written demand for appraisal is made and must continue to hold such Coleman Common Stock until the consummation of the Coleman Merger. Accordingly, a Coleman stockholder who is the holder of record of Coleman Common Stock on the date the written demand for appraisal is made, but who thereafter transfers such Coleman Common Stock prior to consummation of the Coleman Merger, will lose any right to appraisal in respect of such Coleman Common Stock.

            Only a stockholder of record is entitled to assert appraisal rights for the Coleman Common Stock registered in that holder's name. A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as such holder's name appears on such holder's stock certificates. If the Coleman Common Stock is held of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the Coleman Common Stock is held of record by more than one owner as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the holder of record and expressly disclose the fact that, in executing the demand, the agent is agent for such holder. A holder of record such as a broker who holds Coleman Common Stock as nominee for several beneficial owners may exercise appraisal rights with respect to the Coleman Common Stock held for one or more beneficial owners while not exercising such rights with respect to the Coleman Common Stock held for other beneficial owners; in such case, the written demand should set forth the number of shares of Coleman Common Stock as to which appraisal is sought. When no number of shares of Coleman Common Stock is expressly mentioned, the demand will be presumed to cover all shares of Coleman Common Stock in brokerage accounts or other nominee forms. Those stockholders of Coleman whose shares of Coleman Common Stock are held in brokerage accounts or other nominee forms who wish to exercise appraisal rights under Section 262 of the DGCL are urged to consult with their brokers or nominees to determine the appropriate procedures for the making of a demand for appraisal.

            ALL WRITTEN DEMANDS FOR APPRAISAL SHOULD BE SENT OR DELIVERED TO THE COLEMAN COMPANY, INC., 2111 EAST 37TH STREET NORTH, WICHITA, KANSAS 67219, ATTENTION: DAVID C. FANNIN, SECRETARY.

            Within 120 days after the consummation of the Coleman Merger, but not thereafter, the Surviving Corporation or any stockholder who has complied with the statutory requirements summarized above may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the Dissenting Shares. Coleman, as the Surviving Corporation, is under no obligation, and Coleman has no present intention, to file a petition with respect to the appraisal of the fair value of the Dissenting Shares. Accordingly, it is the obligation of stockholders wishing to assert appraisal rights to initiate all necessary action to perfect their appraisal rights within the time prescribed in Section 262 of the DGCL.

            Within 120 days after the consummation of the Coleman Merger, any stockholder who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of Dissenting Shares with respect to which demands for appraisal have been received and the aggregate number of holders of such Dissenting Shares. Such statements must be mailed within ten (10) days after a written request therefor has been received by the Surviving Corporation.

            If a petition for an appraisal is timely filed, after a hearing on such petition, the Court of Chancery will determine the stockholders entitled to appraisal rights and will appraise the "fair value" of their Dissenting Shares, exclusive of any element of value arising from the accomplishment or expectation of the Coleman Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Stockholders considering seeking appraisal should be aware that the fair value of their Dissenting Shares as determined under Section 262 of the DGCL could be more than, the same as or less than the value of the Per Share Merger Consideration they are entitled to receive pursuant to the Coleman Merger Agreement if they do not seek appraisal of their shares of Coleman Common Stock and that investment banking opinions as to fairness from a financial point of view, such as the Credit Suisse First Boston Opinion, are not necessarily opinions as to fair value under Section 262 of the DGCL. The Supreme Court of the State of Delaware has stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceedings.

            The Court of Chancery will determine the amount of interest, if any, to be paid upon the amounts to be received by stockholders whose Dissenting Shares have been appraised. The costs of the action may be determined by the Court of Chancery and taxed upon the parties as the Court of Chancery deems equitable. The Court of Chancery may also order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the Dissenting Shares entitled to appraisal.

            Any holder of Coleman Common Stock who has duly demanded an appraisal in compliance with Section 262 of the DGCL will not, after the consummation of the Coleman Merger, be entitled to vote the Dissenting Shares for any purpose or be entitled to the payment of dividends or other distributions on those Dissenting Shares (except dividends or other distributions payable to holders of record of shares of Coleman Common Stock as of a record date prior to the consummation of the Coleman Merger).

            If any stockholder who properly demands appraisal of Coleman Common Stock under Section 262 of the DGCL fails to perfect, or effectively withdraws or loses, the right to appraisal, as provided in Section 262 of the DGCL, the shares of Coleman Common Stock of such stockholder will be converted into the right to receive the Per Share Merger Consideration pursuant to the Coleman Merger Agreement. A stockholder will fail to perfect, or effectively lose or withdraw, the right to appraisal if, among other things, no petition for appraisal is filed within 120 days after the consummation of the Coleman Merger, or if the stockholder delivers to Coleman a written withdrawal of the demand for appraisal. Any such attempt to withdraw an appraisal demand more than sixty (60) days after the consummation of the Coleman Merger will require the written approval of the Surviving Corporation.


             SOURCE AND AMOUNT OF FUNDS AND OTHER CONSIDERATION

            The total amount of funds and other consideration required by Sunbeam to consummate the Coleman Merger and to pay related expenses is approximately $102,770,728 in cash and 7,199,452 shares of Sunbeam Common Stock, assuming the exercise of all outstanding Coleman Employee Stock Options.

            Sunbeam expects to obtain the cash portion of the consideration payable in the Coleman Merger from additional borrowings under the New Credit Facility. As amended, the New Credit Facility provides for aggregate borrowings of up to $1,700 million pursuant to (i) a Revolving Credit Facility in an aggregate principal amount of up to $400 million (the "Revolving Credit Facility"), (ii) a Tranche A Term Loan in an aggregate principal amount of up to $800 million (the "Tranche A Term Loan") and
(iii) a Tranche B Term Loan in an aggregate principal amount of up to $500 million (the "Tranche B Term Loan"). The Revolving Credit Facility and the Tranche A Term Loan mature on March 31, 2005 and the Tranche B Term Loan matures on September 30, 2006. Interest accrues, at Sunbeam's option, (i) at the London Interbank Offered Rate ("LIBOR") plus an agreed upon interest margin which varies depending upon Sunbeam's leverage ratio and whether such interest rate applies to the Revolving Credit Facility, Tranche A Term Loan or Tranche B Term Loan or (ii) at the base rate of the administrative agent (generally the higher of the prime commercial lending rate of the administrative agent or the Federal Funds Rate plus 1/2 of 1%) plus an agreed upon interest margin which varies depending upon Sunbeam's leverage ratio and whether such interest rate applies to the Revolving Credit Facility, Tranche A Term Loan or Tranche B Term Loan. Borrowings under the New Credit Facility will be secured by a pledge of the stock of certain of Sunbeam's subsidiaries and, at the lenders' request, by a security interest in substantially all of the assets of Sunbeam and its subsidiaries, including Coleman. In addition, borrowings under the New Credit Facility will be guaranteed by certain of Sunbeam's wholly owned United States subsidiaries, including Coleman. The New Credit Facility contains covenants customary for credit facilities of a similar nature, including limitations on the ability of Sunbeam and its subsidiaries, including Coleman, to, among other things, (i) declare dividends or repurchase stock, (ii) prepay, redeem or repurchase debt, incur liens and engage in sale-leaseback transactions, (iii) make loans and investments, (iv) incur additional debt,
(v) amend or otherwise alter material agreements, (vi) make capital expenditures, (vii) engage in mergers, acquisitions and asset sales, (viii) engage in certain transactions with affiliates and (ix) alter the businesses they conduct. Sunbeam is also required to comply with certain financial covenants and ratios.

            Sunbeam has made no decision with respect to the repayment or refinancing of indebtedness incurred or to be incurred under the New Credit Facility and may repay such indebtedness out of its internally generated funds or from proceeds of a subsequent financing. Any decisions with respect to such repayment or refinancing will be made based on a review from time to time of the advisability of particular transactions, as well as on prevailing interest rates and financial and economic conditions.

            The stock portion of the consideration payable in the Coleman Merger consists of newly issued shares of Sunbeam Common Stock. The issuance of the shares of Sunbeam Common Stock in the Coleman Merger is being registered pursuant to the Registration Statement of which this Information Statement/Prospectus forms a part.


                   MATERIAL CONTACTS BETWEEN SUNBEAM AND
                         COLEMAN AND ITS AFFILIATES

HOLDINGS MERGER AGREEMENT

            At the same time Sunbeam entered into the Coleman Merger Agreement, it entered into the Holdings Merger Agreement with LAC, Parent Holdings and CLN Holdings, pursuant to which Holdings was merged with and into LAC on March 30, 1998. Prior to the consummation of the Holdings Merger, Holdings was an indirect wholly owned subsidiary of Mafco. In the Holdings Merger, Parent Holdings received 14,099,749 shares of Sunbeam Common Stock and $159,956,756 in cash, in exchange for its shares of CLN Holdings. As a result of the Holdings Merger, Holdings became a wholly owned subsidiary of Sunbeam and Sunbeam became the indirect owner of more than 80% of the then outstanding shares of Coleman Common Stock.

            Pursuant to the Holdings Merger Agreement, upon consummation of the Holdings Merger, all the members of the Old Coleman Board resigned from their positions as directors of Coleman, the number of directors constituting the board of directors of Coleman was fixed at five, and five designees of Sunbeam were elected as directors of Coleman.

            Pursuant to the Holdings Merger Agreement, Parent Holdings has agreed not to transfer the shares of Sunbeam Common Stock issued to Parent Holdings in the Holdings Merger (other than to certain affiliates) for a period of nine months from and after the Holdings Effective Time, except that Parent Holdings may transfer (i) 25% of the total number of such shares from and after the date that is three months following the Holdings Effective Time and (ii) an additional 25% of the total number of such shares (such that a total of 50% of the total number of such shares will be transferable from and after the date that is six months following the Holdings Effective Time).

            The Holdings Merger Agreement has been filed as an exhibit to the Registration Statement and is incorporated herein by reference.

REGISTRATION RIGHTS AGREEMENT

            The shares of Sunbeam Common Stock received by Parent Holdings in the Holdings Merger were not registered under the Securities Act. Accordingly, Sunbeam entered into the Registration Rights Agreement with Parent Holdings. Pursuant to the Registration Rights Agreement, subject to certain limitations on the ability of Parent Holdings to dispose of such shares contained in the Holdings Merger Agreement, Parent Holdings is entitled to cause Sunbeam to register for resale under the Securities Act the shares of Sunbeam Common Stock received by Parent Holdings in the Holdings Merger.

            Sunbeam has also agreed to use reasonable best efforts to permit any registration statement filed by Sunbeam in connection with the Registration Rights Agreement to be used by former affiliates of Coleman for resales of Sunbeam Common Stock received by such affiliates in the Coleman Merger, provided that any such affiliate seeking to register shares of Sunbeam Common Stock for resale agrees in writing to be bound by the terms of the Registration Rights Agreement.

            The Registration Rights Agreement has been filed as an exhibit to the Registration Statement and is incorporated herein by reference.


             UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

            The following unaudited pro forma condensed financial statements were prepared to illustrate the estimated effects of (i) the Acquisitions (including the acquisition of the entire equity interest in Coleman pursuant to the Holdings Merger and the Coleman Merger), accounted for under the purchase method of accounting, (ii) the borrowing of approximately $1,298 million under the New Credit Facility, (iii) the Offering and (iv) the use of the net proceeds from the Offering and the borrowings under the New Credit Facility as described in the notes to the unaudited pro forma condensed financial statements (collectively, the "Pro Forma Transactions"). The unaudited pro forma condensed balance sheet as of December 28, 1997 gives effect to the Pro Forma Transactions as if they had occurred on December 28, 1997, the last day of Sunbeam's most recently completed fiscal year. The unaudited pro forma condensed statement of operations for the year ended December 28, 1997 gives effect to the Pro Forma Transactions as if they had occurred as of December 30, 1996, the first day of Sunbeam's most recently completed fiscal year.

            Sunbeam's most recently completed fiscal year ended on December 28, 1997, the most recently completed fiscal years of CLN Holdings and First Alert ended on December 31, 1997 and the most recently completed fiscal year of Signature Brands ended on September 28, 1997. The unaudited pro forma condensed financial statements have been derived from the audited financial statements of Sunbeam as of and for the year ended December 28, 1997, the audited financial statements of CLN Holdings and First Alert as of and for the year ended December 31, 1997 and the unaudited financial statements of Signature Brands as of and for the year ended December 31, 1997. The unaudited statement of operations of Signature Brands for the year ended December 31, 1997 has been derived from the audited statement of operations of Signature Brands for the year ended September 28, 1997 and the unaudited statements of operations of Signature Brands from the thirteen weeks ended December 31, 1997 and December 31, 1996 in order to present Signature Brands' operating results on a basis consistent with Sunbeam's fiscal year.

            The unaudited pro forma condensed financial statements were prepared utilizing the accounting principles of the respective entities as outlined in each entity's historical financial statements. Certain reclassifications were made to sales, cost of sales and selling, general and administrative expenses as reported in the historical financial statements of CLN Holdings, First Alert and Signature Brands to conform to the classifications of Sunbeam as follows:

                                           Decrease
                                        (in thousands)
                       -------------------------------------------------
                                                       Selling, General
                          Sales     Cost of Sales     and Administrative
                          -----     -------------     ------------------
CLN Holdings........   $ (71,488)     $ (63,886)         $  (7,602)
First Alert.........      (9,902)        (4,760)            (5,142)
Signature Brands....     (23,171)        (3,725)           (19,446)


            Included in the historical statement of operations of CLN Holdings are cash and non-cash restructuring and other charges totaling $36.4 million and related tax benefits of $13.9 million. These costs have been allocated to cost of goods sold and selling, general and administration expense in the amounts of $19.7 million and $16.7 million, respectively. These costs primarily relate to closing and relocating certain administrative and sales offices, closing several manufacturing facilities, write-down of inventory and fixed assets, as well as severance costs. Additionally, the expense of the early extinguishment of debt of $15.2 million shown as an extraordinary charge on the CLN Holdings historical statement of operations has been excluded from the unaudited pro forma condensed statement of operations.

            The pro forma adjustments are based upon available information and certain assumptions that Sunbeam believes are reasonable under the circumstances. For purposes of developing the unaudited pro forma condensed financial statements, the assets and liabilities of CLN Holdings, First Alert and Signature Brands have been recorded at historical cost. The allocation of purchase price for the Acquisitions will be revised when additional information concerning asset and liability valuations is obtained. Adjustments, which could be significant, will be made during the allocation period based on detailed reviews of the fair values of assets acquired and liabilities assumed and could result in a substantial increase in goodwill. The unaudited pro forma condensed financial statements do not include the effects of a one-time after-tax $30 million first quarter 1998 charge by Sunbeam related to the execution of new employment contracts with Sunbeam's Chairman and Chief Executive Officer and two other senior executive officers of Sunbeam as further discussed in Note 14 of the Notes to Sunbeam's Consolidated Financial Statements for the year ended December 28, 1997 or any adjustments for potential synergies or cost savings as a result of the Acquisitions.

            The unaudited pro forma condensed financial statements should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the financial statements of each of Sunbeam, CLN Holdings, First Alert and Signature Brands and the notes thereto, and the other financial information included elsewhere or incorporated by reference in this Information Statement/Prospectus. This unaudited pro forma financial information is provided for informational purposes only and does not purport to be indicative of the results of operations or financial position which would have been obtained had the Pro Forma Transactions been completed on the dates indicated or the financial condition or results of operations for any future date or period.


                        UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                                   AS OF DECEMBER 28, 1997
                                       (IN THOUSANDS)

                                                            Signature
                                                First         Brands          CLN
                                 Sunbeam        Alert      (unaudited)     Holdings
                                 -------        -----      -----------     --------
Cash and cash equivalents..   $    52,378   $     2,996   $     4,118   $    19,362

Receivables, net ..........       295,550        53,678        67,998       179,756

Inventories ...............       256,180        40,285        37,851       236,327

Prepaid expenses and
  other current assets ....        53,897        10,680         7,707        47,815
                              -----------   -----------   -----------   -----------

Total current assets ......       658,005       107,639       117,674       483,260

Property, plant and
  equipment, net ..........       240,897        28,181        16,820       175,494

Other intangibles .........       169,622         6,496          --            --

Goodwill ..................        24,750        22,045       134,921       338,989


Other assets ..............        27,010          --           5,663       100,126


                              -----------   -----------   -----------   -----------

Total assets ..............   $ 1,120,284   $   164,361   $   275,078   $ 1,097,869
                              ===========   ===========   ===========   ===========

Short-term debt and
  current portion of
  long-term debt ..........   $       668   $    45,026   $     5,000   $    67,233

    Other current
      liabilities .........       197,431        33,002        51,494       189,529
                              -----------   -----------   -----------   -----------

Total current liabilities..       198,099        78,028        56,494       256,762

Long-term debt ............       194,580          --         164,060       980,447


Other long-term
  liabilities .............       195,668         4,933         6,539        73,923

Minority interest .........          --            --            --          43,386

Shareholders' equity ......       531,937        81,400        47,985      (256,649)


                              -----------   -----------   -----------   -----------

Total liabilities and
  shareholders' equity ....   $ 1,120,284   $   164,361   $   275,078   $ 1,097,869
                              ===========   ===========   ===========   ===========



                        UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                                   AS OF DECEMBER 28, 1997
                                       (IN THOUSANDS)

                              Adjustments
                                  for
                              Acquisitions     Adjustments
                              (before the         for                       Adjustment for
                                 Coleman       Disposition                   Acquisition
                              Merger), Bank    of Coleman                    of Minority
                               Borrowings        Safety &                   Interest in the
                              and Offering     Security(a)     Pro Forma    Coleman Merger     Pro Forma
                              -------------    ------------    ---------    ---------------    ---------
Cash and cash equivalents..   $      --         $      --      $    78,854   $      --         $    78,854

Receivables, net ..........          --             (16,335)       580,647          --             580,647

Inventories ...............          --             (17,624)       553,019          --             553,019

Prepaid expenses and
  other current assets ....        46,531 (b)        (1,655)       164,975          --             164,975
                              -----------       -----------    -----------   -----------       -----------

Total current assets ......        46,531           (35,614)     1,377,495          --           1,377,495

Property, plant and
  equipment, net ..........          --             (10,746)       450,646          --             450,646

Other intangibles .........          (973)(d)          --          175,145          --             175,145

Goodwill ..................     1,521,784 (e)       (37,874)     1,546,534       292,106 (e)     1,838,640
                                 (458,081)(d)

Other assets ..............        52,281 (f)           469        135,033          --             135,033
                                  (15,121)(d)
                                  (35,395)(c)
                              -----------       -----------    -----------   -----------       -----------

Total assets ..............   $ 1,111,026       $   (83,765)   $ 3,684,853   $   292,106       $ 3,976,959
                              ===========       ===========    ===========   ===========       ===========

Short-term debt and
  current portion of
  long-term debt ..........   $   117,847 (g)   $        80           --            --                --

    Other current
      liabilities .........        13,317 (c)         9,010        449,129          --             449,129
                              -----------       -----------    -----------   -----------       -----------

Total current liabilities..       131,164             9,090        449,129          --             449,129

Long-term debt ............     1,250,050 (g)        89,037      1,946,646      (101,105)(h)     2,047,751
                               (1,946,646)(h)

Other long-term
  liabilities .............          --                --          281,063          --             281,063

Minority interest .........          --                --           43,386        42,150 (i)         1,236

Shareholders' equity ......      (112,902)(j)       (14,362)       964,629      (233,151)(k)     1,197,780
                                 (513,372)(k)
                                   80,680 (t)
                              -----------       -----------    -----------   -----------       -----------

Total liabilities and
  shareholders' equity ....   $(1,111,026)      $    83,765    $ 3,684,853   $  (292,106)      $ 3,976,959
                              ===========       ===========    ===========   ===========       ===========

      See notes to unaudited pro forma condensed financial statements.





                     UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                                    AS OF DECEMBER 28, 1997
                             (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                            Signature
                                                First         Brands          CLN
                                 Sunbeam        Alert      (unaudited)     Holdings
                                 -------        -----      -----------     --------
Net sales .................   $ 1,168,182   $   177,039    $   255,766    $ 1,082,806

Cost of goods sold ........       837,683       135,731        188,669        776,445

Amortization of goodwill
  and intangibles .........         7,829           704          3,925         14,704


Selling, general and
  administrative expenses .       123,227        49,071         44,646        259,033
                              -----------   -----------    -----------    -----------

Operating earnings (loss) .       199,443        (8,467)        18,526         32,624

Interest expense, net
  and other expense .......        10,163         4,593         18,115         94,139


Minority interest in
  loss of Coleman .........          --            --             --             (446)
                              -----------   -----------    -----------    -----------

Earnings (loss) from
  continuing operations
  before income taxes .....       189,280       (13,060)           411        (61,069)

Income taxes (benefit) ....        66,152        (5,224)         1,889        (24,162)
                              -----------   -----------    -----------    -----------

Earnings (loss) from
  continuing operations
  before extraordinary
  items ...................   $   123,128   $    (7,836)   $    (1,478)   $   (36,907)
                              ===========   ===========    ===========    ===========

Earnings (loss) per share
  of common stock from
  continuing operations:

    Basic .................   $      1.45
                              ===========

   Diluted ................   $      1.41
                              ===========

Weighted average common
  shares outstanding:

   Basic ..................        84,945
                              ===========

   Diluted ................        87,542
                              ===========



                     UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                                    AS OF DECEMBER 28, 1997
                             (IN THOUSANDS, EXCEPT PER SHARE DATA)

                              Adjustments
                                  for
                              Acquisitions         Adjustments
                              (before the             for                        Adjustment for
                                 Coleman           Disposition                    Acquisition
                              Merger), Bank        of Coleman                     of Minority
                               Borrowings            Safety &                    Interest in the
                              and Offering         Security(1)     Pro Forma     Coleman Merger        Pro Forma
                              -------------        ------------    ---------     ---------------       ---------
Net sales .................   $      --            $    88,413    $ 2,595,380    $      --            $ 2,595,380

Cost of goods sold ........          --                (59,886)     1,878,642           --              1,878,642

Amortization of goodwill
  and intangibles .........        38,044 (m)             (992)        44,848          7,303 (m)           52,151
                                  (19,366)(n)

Selling, general and
  administrative expenses .          --                (19,608)       456,369           --                456,369
                              -----------          -----------    -----------    -----------          -----------

Operating earnings (loss) .        18,678                7,927        215,521          7,303              208,218

Interest expense, net
  and other expense .......       127,480 (o)(p)        (4,344)       125,421          6,310 (o)(p)       131,731
                                 (124,725)(q)(i)

Minority interest in
  loss of Coleman .........          --                   --             (446)           446 (i)             --
                              -----------          -----------    -----------    -----------          -----------

Earnings (loss) from
  continuing operations
  before income taxes .....        21,433                3,583         90,546         14,059               76,487

Income taxes (benefit) ....        11,787 (r)           (1,362)        49,080         (2,708)(r)           46,372
                              -----------          -----------    -----------    -----------          -----------

Earnings (loss) from
  continuing operations
  before extraordinary
  items ...................   $    33,220          $     2,221    $    41,466    $    11,351          $    30,115
                              ===========          ===========    ===========    ===========          ===========

Earnings (loss) per share
  of common stock from
  continuing operations:

    Basic .................                                                                           $      0.29
                                                                                                      ===========

   Diluted ................                                                                           $      0.28
                                                                                                      ===========

Weighted average common
  shares outstanding:

   Basic ..................                                                                               104,381(s)
                                                                                                      ===========

   Diluted ................                                                                               106,978(s)
                                                                                                      ===========

      See notes to unaudited pro forma condensed financial statements.




                   NOTES TO UNAUDITED PRO FORMA CONDENSED
                            FINANCIAL STATEMENTS
             (in thousands, except as percentages and as noted)

(a) Represents the elimination of the assets and liabilities related to the sale of Coleman's wholly owned subsidiary, Coleman Safety & Security Products, Inc. ("Coleman Safety & Security"), as of December 31, 1997 and reflects the net proceeds from the sale as a reduction of long-term debt. The sale of this subsidiary was consummated on March 24, 1998.

(b) Represents estimated realizable tax benefit at 37.6% of (1) the cash out of stock options in connection with the Acquisitions and (2) the prepayment penalties on refinanced indebtedness of Sunbeam, Coleman and Signature Brands.

(c) Represents the elimination of a demand note receivable ($35,395) on the financial statements of CLN Holdings that was cancelled pursuant to the Holdings Merger Agreement.

(d) Represents the elimination of the historical goodwill, deferred financing costs and organizational costs of First Alert, Signature Brands and CLN Holdings in amounts of $23,018, $139,005 and $312,152, respectively.

(e) Represents the excess of cost over book value of the net assets acquired of First Alert, Signature Brands and CLN Holdings and the minority interest of Coleman in the amounts of $73,457, $181,954, $1,266,373 and $292,106, respectively. No estimate has been made in these unaudited pro forma condensed financial statements of the one-time expenses that will be incurred in the rationalization of the businesses that will result from the Acquisitions. The amount of goodwill will change once Sunbeam completes the final allocation of purchase price.

(f) Represents estimated capitalizable debt issuance costs related to the New Credit Facility and the Offering.

(g) Represents the repayment of existing indebtedness (before prepayment premiums) of Sunbeam, CLN Holdings, Signature Brands and First Alert in the amounts of $195,248, $958,563, $169,060 and $45,026, respectively.

(h) Represents estimated total new long-term indebtedness of $2,047,800 to fund the Acquisitions, to refinance outstanding indebtedness and to fund transaction costs. Includes $203,661 in respect of Sunbeam, $1,239,058 in respect of CLN Holdings, $263,531 in respect of Signature Brands, $177,896 in respect of First Alert, $101,105 in respect of the minority interest in Coleman, and $62,500 in transaction costs. The foregoing amounts include $8,400, $103,200 and $5,500 of estimated prepayment premiums related to the early repayment of certain indebtedness of Sunbeam, CLN Holdings and Signature Brands, respectively. Borrowings of $1,298,000 under the New Credit Facility are assumed to bear interest at the rate of LIBOR plus 1.5% to 2.25%, subject to increase or decrease based on Sunbeam's performance (blended rate of 7.12% at April 24, 1998), and the Debentures are assumed to accrete at a yield to maturity of 5.0% (or approximately $2,014,000 principal amount at maturity).

(i) Represents the elimination of the minority interest of Coleman's equity held by the Coleman Public Stockholders in the Coleman Merger. Also includes the elimination of the minority interest in Coleman's loss for the period ended December 31, 1997.

(j) Represents the elimination of the historical equity balances of First Alert, Signature Brands and CLN Holdings.

(k) Includes the issuance of 14,099,749 and 5,366,721 shares of Sunbeam Common Stock to a subsidiary of Mafco in the Holdings Merger and to the Coleman Public Stockholders in the Coleman Merger, respectively, with a total equity value of $523,600 and $233,100 less a portion of the estimated transaction costs of approximately $10,200. This equity value was derived by using the average closing stock price as reported on the NYSE Composite Transactions Tape for the day before and day of the public announcement of the acquisition. Additionally, the shares held by the Mafco subsidiary have been discounted 15% due to the restrictions on resale of the shares.

(l) Represents the elimination of the 1997 results of operations relating to the sale of Coleman Safety & Security. The unaudited pro forma condensed statement of operations reflects the sale of Coleman Safety & Security as of January 1, 1997. The sale of this subsidiary was completed on March 24, 1998.

(m) Represents amortization, on a straight-line basis, for goodwill over a period of forty years. See Note (e).

(n) Represents the reduction in amortization expense resulting from the elimination of the historical goodwill, deferred financing costs and organizational costs as discussed in Note (d) above.

(o) Represents interest expense on estimated total borrowings of $2,047,800 at the assumed rates set forth in Note (h) above in the aggregate amount of $133,790 ($91,548 related to the New Credit Facility and $37,504 related to the Debentures). Also includes amortization of debt issuance costs of $4,738 ($4,240 related to the New Credit Facility amortized on a straight-line basis over a period of seven years and $498 related to the Debentures amortized on a weighted average accreted basis over a twenty-year period).

(p) The interest rate on borrowings under the New Credit Facility may differ from the assumption set forth in Note (h) above. The effect on income of a 1/8 percent variance in interest rate is approximately $1,600 with respect to the borrowings under the New Credit Facility.

(q) Represents the reduction in interest expense resulting from the debt refinancing as discussed in Note (g) above.

(r) Represents the incremental change in the consolidated entity's provision for income taxes at 37.6% as a result of the pre-tax earnings of First Alert, Signature Brands and Coleman, and all pro forma adjustments as described above.

(s) Represents basic and diluted weighted average shares outstanding of Sunbeam as of December 28, 1997 plus the additional equity issued in connection with the Holdings Merger as discussed in Note (k) above. The incremental shares relating to the Debentures have not been included, as they would be anti-dilutive. This amount does not include the additional minority shares outstanding as a result of the exercise of stock options subsequent to the public announcement of the Coleman acquisition. These additional shares would have no impact on pro forma basic and diluted earnings per share shown herein.

(t) Represents prepayment penalties and the write off of related deferred financing costs, net of tax, on the early retirement of certain existing Sunbeam and CLN Holdings debt. The expense of early extinguishment of debt is classified as an extraordinary charge and, accordingly, has been excluded from the unaudited pro forma condensed statement of operations. Such extraordinary charge is included on the unaudited pro forma condensed balance sheet as a reduction of shareholders' equity.



                    DESCRIPTION OF SUNBEAM CAPITAL STOCK

            The following statements are brief summaries of certain provisions of Sunbeam's capital stock. The summaries do not purport to be complete and such statements are qualified in their entirety by reference to the full text of Sunbeam's Restated Certificate of Incorporation (the "Sunbeam Charter") and By-laws (the "Sunbeam By-laws"), copies of which have been filed as exhibits to the Registration Statement and are incorporated herein by reference.

            Sunbeam's authorized capital stock currently consists of 200,000,000 shares of Sunbeam Common Stock, par value $.01 per share, and 2,000,000 shares of preferred stock, par value $.01 per share. At the upcoming Annual Meeting of Stockholders scheduled for May 12, 1998, Sunbeam's stockholders are being asked to approve an amendment to the Sunbeam Charter increasing the total number of authorized shares of Sunbeam Common Stock from 200,000,000 shares to 500,000,000 shares.

Common Stock

            As of __________, 1998, there were ______ shares of Sunbeam Common Stock outstanding. Each share of Sunbeam Common Stock has one vote on all matters upon which stockholders are entitled or permitted to vote, including the election of directors. There are no cumulative voting rights. Shares of Sunbeam Common Stock would participate ratably in any distribution of assets in a liquidation, dissolution or winding up of Sunbeam, subject to prior distribution rights of any shares of preferred stock then outstanding. The Sunbeam Common Stock has no preemptive rights or conversion rights nor are there any redemption or sinking fund provisions applicable to the Sunbeam Common Stock. Holders of Sunbeam Common Stock are entitled to participate in dividends as and when declared by the Sunbeam Board out of funds legally available therefor. Sunbeam's ability to pay cash dividends is subject to certain restrictions. The New Credit Facility contains limitations on the ability of Sunbeam to pay dividends.

            The transfer agent and registrar for the Sunbeam Common Stock is The Bank of New York.

Preferred Stock

            There are no shares of Sunbeam preferred stock currently outstanding. The Sunbeam Charter provides that the Sunbeam Board may authorize the issuance of one or more series of preferred stock having such rights, including voting, conversion and redemption rights, and such preferences, including dividend and liquidation preferences, as the Sunbeam Board may determine without any further action by the stockholders of Sunbeam.


                    DESCRIPTION OF COLEMAN CAPITAL STOCK

            The following statements are brief summaries of certain provisions with respect to Coleman's capital stock. The summaries do not purport to be complete and are qualified in their entirety by reference to the full text of the Coleman Charter and the Coleman By-Laws, copies of which have been filed as exhibits to the Registration Statement and are incorporated herein by reference.

            The authorized capital stock of Coleman consists of 100 million shares of capital stock, 80 million of such shares being Coleman Common Stock and 20 million of such shares being preferred stock, par value $.01 per share. Of such authorized shares, as of __________, 1998, (i) _________ shares of Coleman Common Stock were issued and outstanding; (ii) _______ shares of Coleman Common Stock were issuable upon exercise of Employee Stock Options to acquire _________ shares of Coleman Common Stock outstanding under the Coleman Stock Option Plans (all of which options were vested); and (iii) no shares of Coleman Preferred Stock were issued or outstanding. The Coleman Charter authorizes the Coleman Board to provide for the issuance, from time to time, of shares of preferred stock in series, to establish from time to time the number of shares to be included in any such series and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. Because the Coleman Board has the power to establish the preferences and rights of the shares of any such series of preferred stock, it may afford the holders of any preferred stock preferences, powers and rights (including voting rights) senior to the rights of the holders of Coleman Common Stock, which could adversely affect the rights of holders of Coleman Common Stock.

            Subject to the rights of holders of any preferred stock then outstanding, holders of Coleman Common Stock are entitled to receive dividends as may from time to time be desired by the Coleman Board, subject to certain limitations under Delaware law. Holders of Coleman Common Stock are entitled to one vote per share on all matters on which the holders of Coleman Common Stock are entitled to vote. Because holders of Coleman Common Stock do not have cumulative voting rights, the holders of a majority of the shares of Coleman Common Stock represented at a meeting can elect all of the directors. In the event of liquidation, dissolution or winding up of Coleman, holders of Coleman Common Stock would be entitled to share ratably in assets of Coleman available for distribution to the holders of Coleman Common Stock.

            Holders of Coleman Common Stock are not liable for any liabilities of Coleman. There are no preemptive rights for the Coleman Common Stock. The outstanding shares of Coleman Common Stock are fully paid and nonassessable.

            American Stock Transfer & Trust Co. acts as transfer agent and registrar for the Coleman Common Stock.


                DIRECTORS AND EXECUTIVE OFFICERS OF SUNBEAM,
                              CAC AND COLEMAN

            The following tables set forth certain information regarding the directors and executive officers of Sunbeam, CAC and Coleman, respectively. The name, age, present principal occupation or employment and five-year employment history of each individual is set forth in each individual's biography below. The term of office of each of the directors of Sunbeam, CAC and Coleman will expire after a period of one year from their previous date of election or at the time each such director's successor is duly elected and shall have qualified. Unless otherwise indicated in each individual's biography, the business address of each of the directors and executive officers is: 1615 South Congress Avenue, Suite 200, Delray Beach, Florida 33445. Each of the directors and executive officers is a citizen of the United States.

Current Sunbeam Directors and Executive Officers


       Name                Age                   Position
       ----                ---                   --------
Albert J. Dunlap.......    60     Chairman, Chief Executive Officer and
                                    Director

Russell A. Kersh.......    44     Vice Chairman and Chief Financial Officer

David C. Fannin........    52     Executive Vice President, Chief Legal
                                    Officer and Secretary

Lee Griffith...........    45     President, Household Products Division

Charles M. Elson.......    38     Director

Howard G. Kristol......    60     Director

Peter A. Langerman.....    42     Director

William T. Rutter......    67     Director

Faith Whittlesey.......    59     Director


Current CAC Directors and Executive Officers

       Name                Age                   Position
       ----                ---                   --------
Albert J. Dunlap.......    60     Chairman and Director

Russell A. Kersh.......    44     President, Chief Financial Officer and
                                     Director

David C. Fannin........    52     Vice President, General Counsel, Secretary
                                     and Director


Current Coleman Directors and Executive Officers

       Name                Age                   Position
       ----                ---                   --------
Albert J. Dunlap.......    60     Chairman and Director

Russell A. Kersh.......    44     President, Chief Financial Officer and
                                     Director

David C. Fannin........    52     Executive Vice President, Chief Legal
                                     Officer, Secretary and Director

Charles M. Elson.......    38     Director

Peter A. Langerman.....    42     Director


            Albert J. Dunlap has been Chairman and Chief Executive Officer of Sunbeam since July 18, 1996. Mr. Dunlap has been President, Chief Executive Officer and Director of CAC since February 26, 1998. Mr. Dunlap has been Chairman, Chief Executive Officer and Director of Coleman since March 30, 1998. From April 1994 to December 1995, he was Chairman and Chief Executive Officer of Scott Paper Company. From 1991 to 1993, Mr. Dunlap was the Managing Director and Chief Executive Officer of Consolidated Press Holdings Limited (an Australian media, chemicals and agricultural operation).

            Russell A. Kersh has been Vice Chairman and Chief Financial Officer of Sunbeam since February 1, 1998, and has been a Director of Sunbeam since his appointment on August 6, 1996. He served as Executive Vice President, Finance and Administration of Sunbeam from July 22, 1996 to January 1998. Mr. Kersh has been Vice President, Chief Financial Officer and Director of CAC since February 26, 1998. Mr. Kersh has been Vice Chairman, Chief Financial Officer and Director of Coleman since March 30, 1998. From June 1994 to December 1995 he was Executive Vice President, Finance and Administration of Scott Paper Company. Mr. Kersh served as Chief Operating Officer of Adidas America from January 1993 to May 1994.

            David C. Fannin has been Executive Vice President and Secretary of Sunbeam since January 1994. Mr. Fannin has been Chief Legal Officer of Sunbeam since April 1998. Mr. Fannin held the position of General Counsel from January 1994 until April 1998. Mr. Fannin has been Vice President, General Counsel, Secretary and Director of CAC since February 26, 1998. Mr. Fannin has been Executive Vice President, Chief Legal Officer, Secretary and Director of Coleman since March 30, 1998. From 1979 until 1993, he was a partner in the law firm of Wyatt, Tarrant and Combs.

            Lee Griffith has been the President, Household Products Division, of Sunbeam since April 3, 1998. He held the position of Vice President, Sales from September 1996. From January 1995 to August 1996, he was the Chairman, President and Chief Executive Officer of Scott Paper Limited (Canadian operations) and from 1988 to January 1995, he was Corporate Vice President of Consumer Business (USA) for Scott Paper Company.

            Charles M. Elson has been a Director of Sunbeam since his appointment to the Sunbeam Board of Directors on September 25, 1996. Mr. Elson has been a Director of Coleman since March 30, 1998. Mr. Elson has been a Professor of Law at Stetson University College of Law since 1990 and serves as Of Counsel to the law firm of Holland & Knight (since May 1995). He is also a Member of the American Law Institute and the Advisory Council and Commission on Director Compensation and Director Professionalism of the National Association of Corporate Directors. Mr. Elson is Trustee of Talledega College and a Salvatori Fellow of the Heritage Foundation. Mr. Elson has served as a Director of Circon Corporation (a medical manufacturer) since October 1997. Mr. Elson's business address is Stetson University College of Law, 1401 61st Street South, St. Petersburg, Florida 33707.

            Howard G. Kristol has been a Director of Sunbeam since his appointment on August 6, 1996. Mr. Kristol has been a partner in the law firm of Reboul, MacMurray, Hewitt, Maynard & Kristol since 1976. Mr. Kristol's business address is Reboul, MacMurray, Hewitt, Maynard & Kristol, 45 Rockefeller Plaza, New York, New York 10111.

            Peter A. Langerman has been a Director of Sunbeam since 1990 and served as the Chairman of the Sunbeam Board of Directors from May 22, 1996 until July 18, 1996. Mr. Langerman has been a Director of Coleman since March 30, 1998. Since November 1996, Mr. Langerman has been Senior Vice President and Chief Operating Officer of Franklin Mutual Advisers, Inc., a registered investment advisor and a wholly owned subsidiary of Franklin Resources, Inc., a diversified financial services organization. Mr. Langerman was a Senior Vice President of Heine Securities Corporation, an investment advisory service company, from 1986 to November 1996, and a Vice President of Mutual Series Fund from 1988 until its acquisition by Franklin Resources, Inc. in 1996. He has been a Director of Franklin Mutual Series Fund, Inc. (previously Mutual Series Fund Inc.) since 1988 and a Director of Metallurg Inc. (a metals and related materials manufacturer) since 1997. Mr. Langerman's business address is Franklin Mutual Advisers, Inc., 51 John F. Kennedy Parkway, Short Hills, New Jersey 07078.

            William T. Rutter has been a Director of Sunbeam since his appointment on April 8, 1997. Mr. Rutter is a Senior Vice President/Managing Director, Private Banking of First Union National Bank of Florida, a position he has held since 1986. Mr. Rutter's business address is First Union National Bank of Florida, Financial Institution, 5353 Town Center Road, Suite 204, Boca Raton, Florida 33468.

            Faith Whittlesey has been a Director of Sunbeam since her appointment in December 1996. Mrs. Whittlesey has served as the Chief Executive Officer of the American Swiss Foundation, a charitable and educational foundation, since 1991. She is a member of the Board of Directors of Valassis Communications, Inc. (a publishing and printing company). Mrs. Whittlesey's business address is American Swiss Foundation, Charitable and Educational Foundation, 232 East 66th Street, New York, New York 10021.


                                  EXPERTS

            The Consolidated Financial Statements of Sunbeam and the consolidated financial statement schedule appearing in Sunbeam's Annual Report on Form 10-K for the year ended December 28, 1997 have been audited by Arthur Andersen LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

            The Consolidated Financial Statements of Coleman appearing in Coleman's Annual Report (Form 10-K) for the year ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

            The Consolidated Financial Statements of CLN Holdings and the consolidated financial statement schedule appearing in CLN Holdings Annual Report (Form 10-K) for the year ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

            The Consolidated Financial Statements of First Alert as of December 31, 1997 and the consolidated financial statement schedule appearing in First Alert's Annual Report on Form 10-K for the year ended December 31, 1997 have been audited by Price Waterhouse, LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

            The Consolidated Financial Statements of Signature Brands as of September 28, 1997 and the consolidated financial statement schedule appearing in Signature Brands' Annual Report on Form 10-K for the year ended September 28, 1997 have been audited by KPMG Peat Marwick, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.


                               LEGAL OPINIONS

            The validity of the shares of Sunbeam Common Stock being offered hereby is being passed upon for Sunbeam by Janet G. Kelley, Vice President, General Counsel and Assistant Secretary of Sunbeam. As of ________, 1998, Ms. Kelley beneficially owned 155,100 shares of Sunbeam Common Stock (all but 100 of which are issuable upon the exercise of stock options).






                                                                    ANNEX I

------------------------------------------------------------------------------



                        AGREEMENT AND PLAN OF MERGER

                                   among

                            SUNBEAM CORPORATION

                          CAMPER ACQUISITION CORP.

                                    and

                         THE COLEMAN COMPANY, INC.

                                Dated as of

                             February 27, 1998

------------------------------------------------------------------------------



                             TABLE OF CONTENTS

                                                                   PAGE

                                 ARTICLE I
                             DEFINITIONS............................2
            Section 1.1  Definitions................................2

                                 ARTICLE II
                         THE COMPANY MERGER.........................8
            Section 2.1  The Company................................8
            Section 2.2  Closing....................................9
            Section 2.3  Company Effective Time of the
                          Company Merger............................9
            Section 2.4  Certificate of Incorporation...............9
            Section 2.5  By-Laws....................................9
            Section 2.6  Directors..................................9
            Section 2.7  Officers...................................9

                                ARTICLE III
                        CONVERSION OF SHARES.......................10
            Section 3.1  Effect on Capital Stock...................10
            Section 3.2  Exchange of Certificates
                           Representing Shares.....................11
            Section 3.3  Dividends; Transfer Taxes.................12
            Section 3.4  No Fractional Shares......................13
            Section 3.5  Termination of Exchange Fund..............13
            Section 3.6  Investment of Exchange Fund...............13
            Section 3.7  Closing of Company Transfer Books.........13
            Section 3.8  Dissenting Shares.........................14

                                 ARTICLE IV
            REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........14
            Section 4.1  Organization..............................14
            Section 4.2  Capitalization............................15
            Section 4.3  Subsidiaries..............................15
            Section 4.4  Authority Relative to this Agreement......16
            Section 4.5  Consents and Approvals; No Violations.....16
            Section 4.6  Reports and Financial Statements..........17
            Section 4.7  Absence of Certain Changes or Events......18
            Section 4.8  Litigation................................20
            Section 4.9  Information in Disclosure Documents and
                           Registration Statement..................20
            Section 4.10  Taxes....................................20
            Section 4.11  Compliance with Applicable Law...........21
            Section 4.12  Labor Matters............................21
            Section 4.13  ERISA Compliance.........................22
            Section 4.14  Environmental Matters....................23
            Section 4.15  Intellectual Property....................24
            Section 4.16  Contracts................................24
            Section 4.17  Opinion of Financial Advisor.............24
            Section 4.18  Takeover Statute.........................25
            Section 4.19  Brokers..................................25

                                 ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF
                        LASER AND MERGER SUB.......................25
            Section 5.1  Organization..............................25
            Section 5.2  Capitalization............................25
            Section 5.3  Merger Sub................................26
            Section 5.4  Authority Relative to this Agreement......26
            Section 5.5  Consents and Approvals; No Violations.....27
            Section 5.6  Reports and Financial Statements..........27
            Section 5.7  Absence of Certain Changes or Events......28
            Section 5.8  Litigation................................28
            Section 5.9  Information in Disclosure Documents and
                           Registration Statement..................29
            Section 5.10  Taxes....................................29
            Section 5.11  Compliance with Applicable Law...........29
            Section 5.12  Brokers..................................30

                                 ARTICLE VI
              COVENANTS RELATING TO CONDUCT OF BUSINESS............30
            Section 6.1  Conduct of Business by the Company........30
            Section 6.2  Other Actions.............................33
            Section 6.3  Advice of Changes.........................33
            Section 6.4  Conduct of Business of Merger Sub.........33
            Section 6.5  Section 14(f) Notice......................33

                                ARTICLE VII
                        ADDITIONAL AGREEMENTS......................34
            Section 7.1  Preparation of the Registration
                           Statement, the Information Statement,
                           the Schedule 13E-3 and the Section
                           14(f) Notice............................34
            Section 7.2  Access and Information; Confidentiality...34
            Section 7.3  Comfort Letters...........................35
            Section 7.4  Listing Application.......................35
            Section 7.5  Affiliates................................35
            Section 7.6  HSR Act; Competition Laws.................36
            Section 7.7  Employee Matters..........................36
            Section 7.8  Continuance of Existing Indemnification
                           Rights..................................38
            Section 7.9  Expenses..................................40
            Section 7.10 Public Announcements......................40
            Section 7.11 Reasonable Best Efforts...................40

                                ARTICLE VIII
              CONDITIONS TO CONSUMMATION OF THE MERGER.............41
            Section 8.1  Conditions to Each Party's Obligation
                           to Effect the Company Merger............41

                                 ARTICLE IX
                  TERMINATION, AMENDMENT AND WAIVER................41
            Section 9.1  Termination...............................41
            Section 9.2  Effect of Termination.....................41
            Section 9.3  Amendment.................................41
            Section 9.4  Extension; Waiver.........................42

                                 ARTICLE X
                         GENERAL PROVISIONS........................42
            Section 10.1  No Survival of Representations and
                            Warranties.............................42
            Section 10.2  Notices..................................42
            Section 10.3  Descriptive Headings.....................43
            Section 10.4  Entire Agreement; No Third-Party
                            Beneficiary............................43
            Section 10.5  Interpretation...........................44
            Section 10.6  Severability.............................44
            Section 10.7  Assignment...............................44
            Section 10.8  Disclosure Schedules.....................44
            Section 10.9  Governing Law............................45
            Section 10.10 Specific Performance.....................45
            Section 10.11 Counterparts.............................45
            Section 10.12 Certain Terms............................45




                        AGREEMENT AND PLAN OF MERGER

            AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of February 27, 1998, among SUNBEAM CORPORATION, a Delaware corporation ("Laser"), CAMPER ACQUISITION CORP. ("Merger Sub"), a Delaware corporation and a wholly owned subsidiary of Laser, and THE COLEMAN COMPANY, INC., a Delaware corporation (the "Company").

            WHEREAS, the Boards of Directors of Laser, Merger Sub and the Company deem it advisable and in the best interests of their respective stockholders that Merger Sub merge with and into the Company (the "Company Merger"), and such Boards of Directors have approved the Company Merger, upon the terms and subject to the conditions set forth herein; and

            WHEREAS, as a condition to the Company Merger, a newly formed, wholly owned subsidiary of Laser will merge with and into CLN Holdings Inc. ("Holdings") with Holdings continuing as the surviving corporation and a wholly owned subsidiary of Laser (the "Holdings Merger") pursuant to an Agreement and Plan of Merger (the "Holdings Merger Agreement"), dated as of the date hereof, among Laser, Laser Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Laser, Coleman (Parent) Holdings Inc., a Delaware corporation ("Parent Holdings"), and Holdings; and

            WHEREAS, the Board of Directors of the Company has approved the Holdings Merger solely for purposes of rendering Section 203 of the DGCL inapplicable to the transactions contemplated hereby; and

            WHEREAS, Laser, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Company Merger and also to prescribe certain conditions to the Company Merger.

            NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                 ARTICLE I

                                DEFINITIONS

            Section 1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings, the definitions to be applicable to both the singular and plural forms of each term defined to the extent that such forms of such terms are used in this Agreement.

            "Affiliate" shall mean, as to any Person (as hereinafter defined), any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. The term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as applied to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other ownership interest, by contract or otherwise.

            "Affiliate Agreements" shall mean any Contract, agreement or understanding between the Company and any of its subsidiaries, on the one hand, and Worldwide and any of its Affiliates (other than the Company and its subsidiaries), on the other hand.

            "Certificate of Incorporation" shall have the meaning ascribed to it in Section 2.4.

            "Certificate of Merger" shall have the meaning ascribed to it in Section 2.3.

            "Claim" shall have the meaning ascribed to it in Section
7.8(a).

            "Closing" shall have the meaning ascribed to it in
Section 2.2.

            "Closing Date" shall have the meaning ascribed to it in
Section 2.2.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Commonly Controlled Entity" shall have the meaning ascribed to it in Section 4.13(a).

            "Company Balance Sheet Date" shall have the meaning ascribed to it in Section 4.6(c).

            "Company Business Personnel" shall have the meaning ascribed to it in Section 4.12.

            "Company Common Stock" shall mean the common stock, par value $.01 per share, of the Company.

            "Company Disclosure Schedule" shall have the meaning ascribed to it in the Introduction to Article IV.

            "Company Effective Time" shall have the meaning ascribed to it in Section 2.3.

            "Company Licenses" shall have the meaning ascribed to it in Section 4.11.

            "Company Material Adverse Effect" shall have the meaning ascribed to it in Section 4.1.

            "Company Merger" shall have the meaning ascribed to it in the Recitals.

            "Company Plans" shall have the meaning ascribed to it in
Section 4.13(a).

            "Company Preferred Stock" shall mean the preferred stock, par value $.01 per share, of the Company.

            "Company Rule 145 Affiliates" shall have the meaning ascribed to it in Section 7.5.

            "Company SEC Reports" shall have the meaning ascribed to it in Section 4.6(a).

            "Company Stock Option Plans" shall mean The Coleman Company, Inc. 1996 Stock Option Plan, The Coleman Company, Inc. 1993 Stock Option Plan and The Coleman Company, Inc. 1992 Stock Option Plan.

            "Competition Laws" shall mean foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other foreign Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, lessening of competition or restraint of trade.

            "Contract" shall mean any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation.

            "Conversion Number" shall have the meaning ascribed to it in
Section 3.1(a)(i).

            "Credit Suisse First Boston" shall mean Credit Suisse First Boston Corporation, the Company's financial advisor.

            "DGCL" shall mean the General Corporation Law of the State of Delaware.

            "D&O Insurance" shall have the meaning ascribed to it in
Section 7.8(c).

            "Dissenting Shares" shall have the meaning ascribed to it in Section 3.8.

            "Employee Stock Options" shall mean all employee and non-employee director stock options issued pursuant to the Company Stock Option Plans.

            "Environmental Claim" shall mean any claim, action, investigation or written notice to the Company or any of its subsidiaries by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, personal injuries, or penalties) arising out of, based on, or resulting from, (a) the presence, or release into the environment, of any Hazardous Substance at any location, whether or not owned or operated by the Company or any of its subsidiaries or (b) circumstances forming the basis of any violation, or alleged violation of any applicable Environmental Law.

            "Environmental Laws" shall mean all federal, state, local and foreign Laws and regulations, as in effect and as interpreted as of the date of this Agreement, relating to pollution or protection of the environment, including, without limitation, Laws and regulations relating to emissions, discharges, releases or threatened releases of Hazardous Substances, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

            "Environmental Permits" shall have the meaning ascribed to it in Section 4.14(a).

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            "Exchange Agent" shall have the meaning ascribed to it in Section 3.2(a).

            "Exchange Fund" shall have the meaning ascribed to it in
Section 3.2(a).

            "Filed Company SEC Reports" shall have the meaning ascribed to it in Section 4.6(a).

            "Filed Laser SEC Reports" shall have the meaning ascribed to it in Section 5.6(a).

            "GAAP" shall mean United States generally accepted accounting principles and practices in effect from time to time, consistently applied.

            "Governmental Entity" shall mean any court, arbitral tribunal, administrative agency or commission or other governmental or regulatory authority or agency.

            "Hazardous Substance" shall mean all substances defined as Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. ss. 300.5, or defined as such by, or regulated as such under, any Environmental Law, including any radon, asbestos and oil and petroleum products, by-products and fractions.

            "Holdings" shall have the meaning ascribed to it in the Recitals.

            "Holdings Disclosure Schedule" shall mean the Disclosure Schedule being delivered by Holdings concurrently with the execution of the Agreement and Plan of Merger relating to the Holdings Merger.

            "Holdings Effective Time" shall mean the date and time on which the Holdings Merger is effected.

            "Holdings Merger" shall have the meaning ascribed to it in the Recitals.

            "HSR Act" shall mean the Hart-Scott-Rodino Antitrust
Improvements Act of 1976.

            "Information Statement" shall have the meaning ascribed to it in Section 4.9.

            "Indemnified Person" shall have the meaning ascribed to it in
Section 7.8(a).

            "Intellectual Property" shall mean all domestic and foreign patents, patent applications, written invention disclosures to be filed or awaiting filing determinations, trademark and service mark applications, registered trademarks, registered service marks, registered copyrights, trademarks, service marks and trade names.

            "Laser Balance Sheet Date" shall have the meaning ascribed to it in Section 5.6(c).

            "Laser Common Stock" shall mean the common stock, par value $.01 per share, of Laser.

            "Laser Licenses" shall have the meaning ascribed to it in Section 5.11.

            "Laser Material Adverse Effect" shall have the meaning ascribed to it in Section 5.1.

            "Laser Preferred Stock" shall mean the preferred stock, par value $.01 per share, of Laser.

            "Laser SEC Reports" shall have the meaning ascribed to it in
Section 5.6(a).

            "Laser Shares" shall mean the shares of Laser Common
Stock to be issued in the Company Merger.

            "Laser Stock Option Plans" shall have the meaning ascribed to it in Section 5.2.

            "Laser Stock Options" shall have the meaning ascribed to it in
Section 5.2.

            "Laws" shall mean any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, judgment or decree, administrative order or decree, administrative or judicial decision, and any other executive or legislative proclamation.

            "Liens" shall mean all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever.

            "LYONs" shall mean the Liquid Yield Option(TM) Notes due 2013 of Worldwide.

            "Merger Sub Common Stock" shall mean the common stock, par value $.01 per share, of Merger Sub.

            "Morgan Stanley" shall mean Morgan Stanley & Co. Incorporated, Laser's financial advisor.

            "NYSE" shall mean the New York Stock Exchange, Inc.

            "PBGC" shall mean the Pension Benefit Guaranty
Corporation.

            "Pension Plan" shall have the meaning ascribed to it in
Section 4.13(a).

            "Per Share Merger Consideration" shall have the meaning ascribed to it in Section 3.1(a)(i).

            "Person" shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization.

            "Plans" shall have the meaning ascribed to it in Section
7.7(e).

            "Properties" shall have the meaning ascribed to it in
Section 4.14(c).

            "Registration Statement" shall have the meaning ascribed to it in Section 4.9.

            "Release" shall mean any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

            "Schedule 13E-3" shall have the meaning ascribed to it in Section 4.9.

            "Section 14(f) Notice" shall have the meaning ascribed to it in
Section 4.9.

            "Securities Act" shall mean the Securities Act of 1933, as amended.

            "Subsidiary" shall mean, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other subsidiary of such party is a general partner or (ii) at least 50% of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization or at least 50% of the value of the outstanding equity is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries.

            "Surviving Corporation" shall have the meaning ascribed to it in Section 2.1.

            "Tax" (and, with correlative meaning, "Taxes" and "Taxable") shall mean (i) any federal, state, local or foreign net income, gross income, receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, transfer, stamp, or environmental tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any governmental authority; and (ii) any liability of Laser or any Laser subsidiary or the Company or any of its subsidiaries, as applicable, for the payment of amounts with respect to payments of a type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group, or as a result of any obligation of Laser or any Laser subsidiary or the Company or any of its subsidiaries, as the case may be, under any arrangement to share liability for taxes or indemnify any other entity or person for taxes.

            "Tax Return" shall mean any return, report or statement required to be filed with respect to any Tax (including any attachments thereto), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

            "Welfare Plan" shall have the meaning ascribed to it in
Section 4.13(a).

            "Worldwide" shall mean Coleman Worldwide Corporation, a Delaware corporation and a wholly owned subsidiary of Holdings.

                                 ARTICLE II

                             THE COMPANY MERGER

            Section 2.1 The Company. Upon the terms and subject to the conditions set forth herein, and in accordance with the DGCL, at the Company Effective Time, Merger Sub shall be merged with and into the Company. Following the Company Effective Time, the Company shall continue as the surviving corporation (the "Surviving Corporation"), and the separate corporate existence of Merger Sub shall cease. The Company Merger shall have the effects set forth in Section 259 of the DGCL.

            Section 2.2 Closing. The closing of the Company Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties (the "Closing Date"), which shall be no later than the third NYSE trading day after satisfaction or waiver of the conditions set forth in
Section 8.1, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022, unless another time, date or place is agreed to in writing by the parties hereto.

            Section 2.3 Company Effective Time of the Company Merger. The Company Merger shall become effective on the date and at the time at which a properly executed certificate of merger (the "Certificate of Merger") is duly filed with the Secretary of State of the State of Delaware. The Certificate of Merger shall be filed as soon as practicable on or after the Closing Date. When used in this Agreement, the term "Company Effective Time" shall mean the date and time on which the Certificate of Merger is so filed.

            Section 2.4 Certificate of Incorporation. From and after the Company Effective Time, the certificate of incorporation of the Company as in effect at the Company Effective Time (the "Certificate of Incorporation") shall be the certificate of incorporation of the Surviving Corporation until amended as provided by Law and the Certificate of Incorporation.

            Section 2.5 By-Laws. From and after the Company Effective Time, the by-laws of Merger Sub as in effect at the Company Effective Time shall be the by-laws of the Surviving Corporation until amended as provided by the DGCL, the Certificate of Incorporation and the terms thereof.

            Section 2.6 Directors. The directors of Merger Sub at the Company Effective Time shall be the initial directors of the Surviving Corporation and shall hold office from the Company Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation and by-laws of the Surviving Corporation or as otherwise provided by the DGCL (it being understood that the directors of the Company shall resign upon the later of
(i) the Holdings Effective Time and (ii) the eleventh (11th) day following the date on which the Section 14(f) Notice shall have been filed with the SEC and mailed to all stockholders of record of the Company in accordance herewith).

            Section 2.7 Officers. The officers of the Company at the Company Effective Time shall be the initial officers of the Surviving Corporation and shall hold office from the Company Effective Time until their respective successors are duly elected or appointed and qualifies in the manner provided in the Certificate of Incorporation and by-laws of the Surviving Corporation, or as otherwise provided by Law.

                                ARTICLE III

                            CONVERSION OF SHARES

            Section 3.1 Effect on Capital Stock. At the Company Effective Time, by virtue of the Company Merger and without any action on the part of any holder thereof:

            (a)   Conversion of Company Common Stock.

                  (i) Subject to Section 3.1(b) hereof, each share of Company Common Stock issued and outstanding immediately prior to the Company Effective Time (other than Dissenting Shares and Company Common Stock to be cancelled in accordance with Section 3.1(c) hereof) shall be converted into the right to receive (A) 0.5677 (the "Conversion Number") of a fully paid and nonassessable share of Laser Common Stock and (B) $6.44 in cash, without interest thereon (the consideration referred to in this Section 3.1(a) being sometimes referred to herein as the "Per Share Merger Consideration").

                  (ii) If, prior to the Company Effective Time, Laser shall
      (A) pay a dividend in, subdivide, combine into a smaller number of shares or issue by reclassification of its shares, any shares of Laser Common Stock, the Conversion Number shall be adjusted appropriately or (B) pay a dividend (other than regular quarterly dividend payments, consistent with past practice), whether in cash or property, the amount of the cash portion of the Per Share Merger Consideration shall be appropriately adjusted such that the amount of cash to be received with respect to each share of Company Common Stock, or if a dividend shall have been paid in other property, cash and other property to be received with respect to each share of Company Common Stock, shall be equal to that which would have been received in the aggregate with respect to each share of Company Common Stock (on a per share equivalent basis) had the dividend been paid following the Company Effective Time at a time when the Laser Shares to be issued pursuant hereto had been issued to the holders of the shares of Company Common Stock.

                  (iii) Each of the shares of Company Common Stock converted in accordance with paragraph (i) of this Section 3.1(a) shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Per Share Merger Consideration and cash in lieu of any fractional share of Laser Common Stock (determined in accordance with Section 3.4 hereof), to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 3.2 hereof, without interest.

            (b) Company Common Stock Held by Worldwide or Holdings to Remain Outstanding. Notwithstanding Section 3.1(a) hereof, at the Company Effective Time all shares of Company Common Stock held by Worldwide or Holdings shall remain outstanding and unchanged as a result of the Company Merger.

            (c) Cancellation of Treasury Stock and Company Common Stock Held by Laser and Company Subsidiaries. Each share of Company Common Stock, if any, held in the treasury of the Company, by any subsidiary of the Company, by Laser or by any subsidiary of Laser (other than Worldwide or Holdings) immediately prior to the Company Effective Time shall be cancelled and retired and cease to exist.

            (d) Cancellation of Merger Sub Common Stock. Each share of Merger Sub Common Stock issued and outstanding immediately prior to the Company Effective Time shall be cancelled and retired and cease to exist.

            Section 3.2  Exchange of Certificates Representing
Shares.

            (a) As of the Company Effective Time, Laser shall deposit, or shall cause to be deposited, with an exchange agent selected by Laser and reasonably satisfactory to the Company (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article III: (i) certificates representing the number of Laser Shares issuable in the Company Merger to be issued in respect of all shares of Company Common Stock outstanding immediately prior to the Company Effective Time and which are to be exchanged pursuant to the Company Merger (exclusive of shares to remain outstanding pursuant to Section 3.1(b) hereof or to be canceled pursuant to Section 3.1(c) hereof); and (ii) cash in an amount sufficient to make any cash payment due under Sections 3.1(a)(i)(B) and 3.4 hereof (such cash and certificates for Laser Shares being hereinafter referred to collectively as the "Exchange Fund").

            (b) As soon as reasonably practicable after the Company Effective Time, Laser shall cause the Exchange Agent to mail (or deliver to its principal office) to each holder of record of a certificate or certificates representing shares of Company Common Stock (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the certificates for shares of Company Common Stock shall pass, only upon delivery of the certificates for such shares of Company Common Stock to the Exchange Agent and which shall be in such form and have such other provisions, including appropriate provisions with respect to back-up withholding, as Laser may reasonably specify, and (ii) instructions for use in effecting the surrender of the certificates for shares of Company Common Stock. Upon surrender of a certificate for shares of Company Common Stock for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder thereof shall be entitled to receive in exchange therefor that portion of the Exchange Fund which such holder has the right to receive pursuant to the provisions of this Article III, after giving effect to any required withholding Tax, and the certificate for shares of Company Common Stock so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the cash portion of the Exchange Fund. In the event of any transfer of ownership of shares of Company Common Stock which has not been registered in the transfer records of the Company, certificates representing the proper number of shares of Laser Common Stock, if any, and a check in an amount equal to the proper amount of the cash component, if any, of the Exchange Fund, will be issued to the transferee of the certificate representing the transferred shares of Company Common Stock, only upon presentation to the Exchange Agent of a certificate or certificates representing such shares of Company Common Stock, accompanied by all documents required to evidence and effect the prior transfer thereof and to evidence that any applicable stock transfer Taxes associated with such transfer were paid.

            Section 3.3 Dividends; Transfer Taxes. No dividends that are declared on Laser Common Stock will be paid to persons entitled to receive certificates representing shares of Laser Common Stock until such persons surrender their certificates representing shares of Company Common Stock. Upon such surrender, there shall be paid to the person in whose name the certificates representing such shares of Laser Common Stock shall be issued, any dividends which shall have become payable with respect to such shares of Laser Common Stock between the Company Effective Time and the time of such surrender. In no event shall the person entitled to receive such dividends be entitled to receive interest on such dividends. If any certificates for any shares of Laser Common Stock are to be issued in a name other than that in which the certificate representing shares of Company Common Stock surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay to the Exchange Agent any transfer or other Taxes required by reason of the issuance of certificates for such shares of Laser Common Stock in a name other than that of the registered holder of the certificate surrendered or shall establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not applicable. Notwithstanding the foregoing, (i) neither the Exchange Agent nor any party hereto shall be liable to a holder of shares of Company Common Stock for any shares of Laser Common Stock or dividends thereon, any cash payments to be made pursuant to Section 3.1(a)(i)(B) hereof or, in accordance with
Section 3.4 hereof, any cash in lieu of fractional share interests, in each case, delivered to a public official pursuant to applicable escheat Laws and (ii) any shares of Laser Common Stock held by the Exchange Agent prior to surrender of certificates representing shares of Company Common Stock shall not be deemed issued.

            Section 3.4 No Fractional Shares. No certificates or scrip representing fractional shares of Laser Common Stock shall be issued upon the surrender for exchange of certificates representing shares of Company Common Stock pursuant to this Article III, and no dividend, stock split or other change in the capital structure of Laser shall relate to any fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder. In lieu of any such fractional shares of Laser Common Stock, each holder of shares of Company Common Stock who would otherwise have been entitled to a fraction of a share of Laser Common Stock upon surrender of stock certificates for exchange pursuant to this Article III will be paid cash upon such surrender in an amount equal to the product of such fraction multiplied by the closing sale price of one share of Laser Common Stock on the NYSE on the day of the Company Effective Time, or, if shares of Laser Common Stock are not so traded on such day, the closing sale price of one such share on the next preceding day on which such share was traded on the NYSE. For purposes of this Section 3.4, shares of Company Common Stock of any holder represented by two or more certificates shall be aggregated, and in no event shall any holder be paid an amount of cash pursuant to this Section
3.4 in respect of more than one share of Laser Common Stock.

            Section 3.5 Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Company Common Stock for six (6) months after the Company Effective Time shall be delivered to Laser, upon demand, and any holders of the Company Common Stock who have not theretofore complied with this Article III shall thereafter look only to Laser for payment of their claim for the shares of Laser Common Stock and cash and dividends or other distributions, if any, pursuant to this Article III.

            Section 3.6 Investment of Exchange Fund. Without prejudice to the rights of any holder of Company Common Stock to receive the Per Share Merger Consideration, the Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Laser, on a daily basis. Any interest and other income resulting from such investments shall be paid to Laser.

            Section 3.7 Closing of Company Transfer Books. At the Company Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock shall thereafter be made. If, after the Company Effective Time, certificates representing shares of Company Common Stock are presented to the Surviving Corporation, they shall be cancelled and exchanged for the Per Share Merger Consideration applicable thereto.

            Section 3.8 Dissenting Shares. Each outstanding share of Company Common Stock as to which a written demand for appraisal is filed in accordance with Section 262 of the DGCL and not withdrawn, and with respect to which a consent is not given in favor of the Company Merger shall not be converted into or represent a right to receive the Per Share Merger Consideration unless and until the holder thereof shall have failed to perfect, or shall have effectively withdrawn or lost, the right to appraisal of and payment for each such share of Company Common Stock under
Section 262, at which time each such share shall be converted into the right to receive the Per Share Merger Consideration. All such shares of Company Common Stock as to which such a written demand for appraisal is so filed and not withdrawn and with respect to which a consent is not given in favor of the Company Merger, except any such shares of Company Common Stock the holder of which, prior to the Company Effective Time, shall have effectively withdrawn or lost such right to appraisal and payment for such shares of Company Common Stock under Section 262, are herein referred to as "Dissenting Shares." The Company shall give Laser prompt notice upon receipt by the Company of any written demands for appraisal rights, withdrawal of such demands, and any other written communications delivered to the Company pursuant to Section 262, and the Company shall give Laser the opportunity, to the extent permitted by Law, to participate in all negotiations and proceedings with respect to such demands. Except with the prior written consent of Laser, the Company shall not voluntarily make any payment with respect to any demands for appraisal rights and shall not settle or offer to settle any such demands. Each holder of Dissenting Shares who becomes entitled, pursuant to the provisions of Section 262, to payment for such shares of Dissenting Shares under the provisions of
Section 262 shall receive payment therefor from the Surviving Corporation and such shares of Company Common Stock shall be cancelled thereafter.

                                 ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            Except as otherwise disclosed to Laser in a schedule delivered to Laser prior to the execution hereof (which schedule shall contain appropriate references to identify the representations and warranties herein to which the information in such schedule relates) (the "Company Disclosure Schedule"), the Company represents and warrants to Laser and Merger Sub as follows:

            Section 4.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have a material adverse effect on the business, results of operations or financial condition of the Company and its subsidiaries, taken as a whole (a "Company Material Adverse Effect").

            Section 4.2 Capitalization. The authorized capital stock of the Company consists of 80,000,000 shares of Company Common Stock and 20,000,000 shares of Company Preferred Stock. As of February 23, 1998, (i) 53,488,170 shares of Company Common Stock were issued and outstanding; (ii) 3,282,930 shares of Company Common Stock were issuable upon exercise of Employee Stock Options to acquire 3,282,930 shares of Company Common Stock outstanding under the Company Stock Option Plans (of which options to acquire 2,399,380 were vested); and (iii) no shares of Company Preferred Stock were issued or outstanding. As of such date, no shares of Company Common Stock were held as treasury shares. All of the issued and outstanding shares of Company Common Stock are validly issued, fully paid and nonassessable and free of preemptive rights. As of the date hereof, except as set forth above, there are no shares of capital stock of the Company issued or outstanding or any options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating the Company to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its capital stock or securities. There are no notes, bonds, debentures or other indebtedness of the Company having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matters upon which stockholders of the Company may vote.

            Section 4.3 Subsidiaries. All the outstanding shares of capital stock of, or other ownership interests in, each of the Company's subsidiaries have been validly issued and are fully paid and nonassessable and such shares (other than directors' qualifying shares and similar interests) are owned directly or indirectly by the Company, free and clear of all Liens. Except for the capital stock of the Company's subsidiaries and except as set forth in Section 4.3 of the Company Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, limited liability company, joint venture or other entity. Each of the Company's subsidiaries that is a corporation is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation. Each of the Company's subsidiaries that is a partnership or a limited liability company is duly formed and validly existing under the Laws of its jurisdiction of formation. Each of the Company's subsidiaries has the corporate power or the partnership power, as the case may be, to carry on its business as it is now being conducted or presently proposed to be conducted. Each the Company's subsidiaries that is a corporation is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have a Company Material Adverse Effect. Each of the Company's subsidiaries that is a partnership is duly qualified as a foreign partnership authorized to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have a Company Material Adverse Effect. Except as set forth in Section 4.2 hereof, there are no outstanding options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating the Company or any of its subsidiaries to issue, transfer or sell any securities of any Company subsidiary. There are no voting, stockholder or other agreements or understandings to which the Company or any of the Company's subsidiaries is a party or is bound with respect to the voting of the capital stock of the Company or any of the Company's subsidiaries.

            Section 4.4 Authority Relative to this Agreement. The Company has the corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company, and no other corporate actions or proceedings on the part of the Company (including any action on the part of its stockholders) are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization and valid execution and delivery by Laser and Merger Sub, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to creditors' rights generally and to general principles of equity.

            Section 4.5 Consents and Approvals; No Violations. Except for applicable requirements of the HSR Act, the Securities Act, the Exchange Act, Competition Laws and state securities or blue sky Laws, and the filing and recordation of the Certificate of Merger as required by the DGCL, no filing with, and no permit, authorization, consent or approval of, any governmental or regulatory authority is necessary for the consummation by the Company of the transactions contemplated by this Agreement, except for such filings, permits, authorizations, consents or approvals the failure of which to be made or obtained would not individually or in the aggregate have a Company Material Adverse Effect. Except as set forth in Section 4.5 of the Company Disclosure Schedule, neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the certificate of incorporation or by-laws of the Company or the certificate of incorporation or by-laws of any of the Company's subsidiaries; (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any material (as defined for purposes of Form 10-K) Contract to which the Company or any of the Company's subsidiaries is a party or by which any of them or any of their properties or assets may be bound; or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of the Company's subsidiaries or any of their properties or assets, except in the case of clauses (b) and (c) for violations, breaches or defaults which would not individually or in the aggregate have a Company Material Adverse Effect.

            Section 4.6  Reports and Financial Statements.

            (a) The Company has filed all reports, forms, registrations, schedules, statements and other documents required to be filed by it with the SEC since January 1, 1997 (the "Company SEC Reports"). As of their respective dates, the Company SEC Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder. Except to the extent that information contained in any Company SEC Report has been amended, revised or superseded by a later Company SEC Report filed and publicly available prior to the date of this Agreement (as amended, revised or superseded by a later Company SEC Report filed and publicly available prior to the date of this Agreement, the "Filed Company SEC Reports"), none of the Filed Company SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (b) The consolidated financial statements of the Company included in the Filed Company SEC Reports complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto have been prepared in accordance with GAAP (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein).

            (c) Except as set forth in the Filed Company SEC Reports and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the most recent consolidated balance sheet included in the Filed Company SEC Reports (the "Company Balance Sheet Date"), neither the Company nor any of its subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be recognized or disclosed on a consolidated balance sheet of the Company and its consolidated subsidiaries or in the notes thereto.

            Section 4.7 Absence of Certain Changes or Events. Except as set forth in the Filed Company SEC Reports, since the Company Balance Sheet Date, the business of the Company and its subsidiaries has been conducted only in the ordinary course of business consistent with past practice, and there has not been any event, change or development which individually or in the aggregate has had or would reasonably be expected to have a Company Material Adverse Effect or would impair or delay the ability of the Company to consummate the transactions contemplated by, or to satisfy its obligations under, this Agreement. Except as set forth in Section 4.7 of the Company Disclosure Schedule, during the period from the Company Balance Sheet Date through the date of this Agreement, neither the Company nor any of its subsidiaries has:

                  (i) declared, set aside or paid any distributions (whether in cash, stock or property) with respect to its capital stock or (y) split, combined, or reclassified any of its capital stock or issued or authorized the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock (other than dividends or stock issuances by a wholly owned subsidiary of the Company to the Company or another wholly owned subsidiary of the Company);

                  (ii) issued, delivered, sold, pledged or otherwise encumbered any shares of its capital stock, any other voting securities or any securities convertible into, or any options, warrants or rights to acquire, any such shares, voting securities or convertible securities (other than the issuance of Company Common Stock upon the exercise of Employee Stock Options in accordance with their terms and issuances by a wholly owned subsidiary of the Company to the Company or another wholly owned subsidiary of the Company);

                  (iii)  in the case of the Company, amended its
      certificate of incorporation or by-laws;

                  (iv) acquired or agreed to acquire by merging or consolidating with, or in purchasing a substantial portion of the assets of, or in any other manner, any business or any corporation, limited liability company, partnership, association or other business organization or division thereof material to the Company;

                  (v) other than in the ordinary course of business, (x) incurred any indebtedness or (y) made any loans, advances or capital contributions to, or investments in, any other person (other than the Company or a subsidiary of the Company), in any case in an amount material to the Company;

                  (vi) other than in the ordinary course of business or consistent with the Company's capital budgets heretofore disclosed to Laser, made or agreed to make any capital expenditure or capital expenditures;

                  (vii) other than in the ordinary course of business, made any Tax election or settled or compromised any material income Tax liability;

                  (viii) except in the ordinary course of business or except as would not reasonably be expected to have a Company Material Adverse Effect, entered into any Contracts or amended or terminated any material Contract or agreement to which the Company or any of its subsidiaries is a party or waived, released or assigned any material rights or claims thereunder;

                  (ix) except as required by Law or contractual obligation or in the ordinary course of business consistent with past practice,
      (a) increased the compensation of any of its employees, (b) entered into any Contract with any of its employees regarding his or her employment, compensation or benefits, or (c) adopted any plan, arrangement or policy which would become a Company Plan or amended any Company Plan to the extent such adoption or amendment would create or increase any material liability or obligation on the part of the Company or its subsidiaries;

                  (x) entered into any transaction or Contract with, or (except pursuant to the Affiliate Agreements) made any payment to, any Affiliate of the Company (other than to the Company's subsidiaries or its or their officers or directors in the ordinary course of business consistent with past practice); or

                  (xi) agreed to do any of the foregoing.

            Section 4.8 Litigation. Except as disclosed in the Filed Company SEC Reports and as set forth in Section 4.8 of the Company Disclosure Schedule, as of the date hereof, to the Company's knowledge there is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries that individually or in the aggregate would reasonably be expected to (i) have a Company Material Adverse Effect (taking into account any reserve therefor as of the Company Balance Sheet
Date), or (ii) delay in any material respect or prevent the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, order, decree, statute, Law, ordinance, rule or regulation of any Governmental Entity or arbitrator outstanding against the Company or any of its subsidiaries having, or which would reasonably be expected to have, any effect referred to in clause (i) or (ii) above.

            Section 4.9 Information in Disclosure Documents and Registration Statement. None of the information to be supplied by the Company for inclusion or incorporation by reference in the information statement to be distributed in connection with the Company Merger (as amended or supplemented, the "Information Statement") or the related filing on Schedule 13E-3 (as amended or supplemented, the "Schedule 13E-3") or the notice to be provided to the Company's stockholders pursuant to Section 14(f) of the Exchange Act (as amended or supplemented, the "Section 14(f) Notice") or the registration statement on Form S-4 under the Securities Act for the purpose of registering the shares of Laser Common Stock to be issued in the Company Merger (as amended or supplemented, the "Registration Statement") will, in the case of the Registration Statement, at the time it becomes effective and at the Company Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of the Information Statement, the Schedule 13E-3, the Section 14(f) Notice, at the time of the mailing thereof and, in the case of the Information Statement, the Schedule 13E-3 at the Company Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Information Statement, the Schedule 13E-3 and the Section 14(f) Notice will comply as to form in all material respects with the provisions of the Exchange Act, and the rules and regulations promulgated thereunder.

            Section 4.10 Taxes. Except as would not have a Company Material Adverse Effect or as set forth in Section 4.10 of the Company Disclosure
Schedule:

            (a) Each of the Company and each of its subsidiaries has (i) filed (or there has been filed on its behalf) with the appropriate Governmental Entities all Tax Returns required to be filed by it, and all such Tax Returns are true, correct and complete and (ii) has paid all Taxes due by it;

            (b) there is no action, suit, investigation, audit, claim or assessment pending or proposed in writing or threatened in writing with respect to Taxes of the Company or any of its subsidiaries and, to the best of the Company's knowledge, no basis exists therefor;

            (c) there are no Liens for Taxes upon the assets of the Company or any of its subsidiaries except Liens relating to current Taxes not yet due;

            (d) the United States federal income Tax Returns which include the Company and the Company's subsidiaries have been examined, and such examinations have been completed, by the Internal Revenue Service (or the applicable statutes of limitation for the assessment of federal income Taxes for such periods have expired) for all periods through and including 1985.

            Section 4.11 Compliance with Applicable Law. Except as disclosed in the Filed Company SEC Reports, the Company and its subsidiaries have received such certificates, permits, licenses, franchises, consents, approvals, orders, authorizations and clearances from appropriate Governmental Entities (the "Company Licenses") as are necessary to own or lease and operate their respective properties and to conduct their respective businesses substantially in the manner described in the Company SEC Reports and as currently owned or leased and conducted, and all such Company Licenses are valid and in full force and effect, except for any such certificates, permits, licenses, franchises, consents, approvals, orders, authorizations and clearances which the failure to have or to be in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as disclosed in Filed Company SEC Reports, the Company and the Company's subsidiaries are in compliance with their respective obligations under the Company Licenses, with only such exceptions as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Except as disclosed in the Filed Company SEC Reports, the Company and its subsidiaries are in compliance with all judgments, orders, decrees, statutes, Laws, ordinances, rules and regulations of any Governmental Entity applicable to them, except for such noncompliance which individually or in the aggregate would not have a Company Material Adverse Effect.

            Section 4.12 Labor Matters. Except as disclosed in the Filed Company SEC Reports, neither the Company nor any of the Company's subsidiaries has any labor contracts, collective bargaining agreements or material employment or consulting agreements with any persons employed by or otherwise performing services primarily for the Company or any of the Company's subsidiaries (the "Company Business Personnel") or any representative of any Company Business Personnel. Except as set forth in the Filed Company SEC Reports, neither the Company nor any of its subsidiaries has engaged in any unfair labor practice with respect to Company Business Personnel, and there is no unfair labor practice complaint pending against the Company or any of its subsidiaries with respect to Company Business Personnel which, in either such case, would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as set forth in the Filed Company SEC Reports, there is no material labor strike, dispute, slowdown or stoppage pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, and neither the Company nor any of its subsidiaries has experienced any material primary work stoppage or other material labor difficulty involving its employees during the last three (3) years.

            Section 4.13 ERISA Compliance.

            (a) The Company has delivered to Laser or will deliver to Laser prior to the Company Effective Time each "employee pension benefit plan" (as defined in Section 3(2) of ERISA) (a "Pension Plan"), each "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) (a "Welfare Plan"), each material bonus, stock option, stock purchase, stock ownership, stock bonus, restricted stock, deferred compensation plan or arrangement and each other material employee fringe benefit plan or arrangement maintained, contributed to or required to be maintained or contributed to by the Company or any of its subsidiaries or any other person or entity that, together with the Company, is or was treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each, a "Commonly Controlled Entity") which is currently in effect for the benefit of any current or former directors, officers, employees or independent contractors of the Company or any of its subsidiaries (collectively, the "Company Plans"). The Company has delivered to Laser or will deliver to Laser prior to the Company Effective Time true, complete and correct copies of (x) the two most recent annual reports on Form 5500 filed with the Internal Revenue Service with respect to each Company Plan (if any such report was required), (y) the most recent summary plan description for each Company Plan for which such summary plan description is required and (z) each currently effective trust agreement, insurance or group annuity contract and each other material funding or financing arrangement relating to any Company Plan.

            (b) No Commonly Controlled Entity has incurred any liability under Title IV of ERISA, other than for contributions not yet due to a defined benefit pension plan subject to Title IV of ERISA and other than for the payment of premiums to the PBGC not yet due, and no condition exists that presents a material risk of incurring any such liability, which liability, to the extent currently due, has not been fully paid as of the date hereof and would individually or in the aggregate be reasonably likely to result in a Company Material Adverse Effect.

            (c) Except as set forth in Company SEC reports or in Section
4.13 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has any obligation to provide any welfare benefits to employees or former employees following termination of employment except
(i) for benefits the cost of which is borne entirely by the employee or former employee, (ii) as required under Section 4980 of the Code or other applicable law or (iii) obligations to provide such benefits to Company employees employed in non-U.S. jurisdictions.

            (d) No Commonly Controlled Entity has engaged in a transaction described in Section 4069 of ERISA that could subject the Company or any of its subsidiaries or Laser to liability at any time after the date hereof, which liability would be reasonably likely to result in a Company Material Adverse Effect.

            (e) No Commonly Controlled Entity has withdrawn from any multiemployer plan where such withdrawal has resulted in any actual or potential "withdrawal liability" (as defined in Section 4201 of ERISA) that has not been fully paid, which liability would be reasonably likely to result in a Company Material Adverse Effect.

            (f) Except as set forth in Section 4.13 of the Company Disclosure Schedule or as specifically provided in this Agreement, the transactions contemplated by this Agreement will not, either alone or in connection with another event, cause there to be paid or become payable any additional benefits or any acceleration of the time of payment or vesting of any benefits under any Company Plan or under any employment, severance, termination or compensation agreement to which the Company is a party as of the Company Effective Time.

            Section 4.14  Environmental Matters.

            (a) Except as disclosed in the Filed Company SEC Reports, the Company and its subsidiaries are in compliance with all applicable Environmental Laws, which compliance includes the possession of permits and governmental authorizations required under applicable Environmental Laws ("Environmental Permits") and compliance with the terms and conditions thereof, except where such non-compliance would not result in a Company Material Adverse Effect.

            (b) Except as disclosed in the Filed Company SEC Reports, there are no Environmental Claims pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries that would reasonably be expected to result in a Company Material Adverse Effect.

            (c) Except as disclosed in the Filed Company SEC Reports, the properties presently or to the knowledge of the Company formerly owned, leased or operated by the Company or its subsidiaries (including groundwater under the properties) (the "Properties") do not contain any Hazardous Substance other than as permitted under applicable Environmental Law; provided, however, that with respect to Properties formerly owned, leased or operated by the Company or its subsidiaries, such representation is limited to the period prior to the disposition of such Properties by the Company or its subsidiaries.

            (d) Except as disclosed in the Filed Company SEC Reports, to the knowledge of the Company, no Hazardous Substance has been disposed of or transported from any of the Properties during the time any such Property was owned, leased or operated by the Company or any of its subsidiaries, other than as permitted under applicable Environmental Law and in effect at the time of such disposal or transportation.

            (e) Except as disclosed in the Filed Company SEC Reports, to the knowledge of the Company, the Company and its subsidiaries have not become obligated, whether by operation of Law or through contractual agreement, to indemnify any other person or otherwise to assume liability for any claim brought pursuant to any Environmental Law which could reasonably be expected to have a Company Material Adverse Effect.

            Section 4.15 Intellectual Property. The Company has previously delivered to Laser a list, which, to the knowledge of the Company, is true and correct as of the date hereof in all material respects, of all material issued patents and registered trademarks of the Company. Except as set forth in Section 4.15 of the Company Disclosure Schedule, the Company and its subsidiaries own or have sufficient rights to use all material Intellectual Property used in connection with the business of the Company and its subsidiaries as currently conducted. As used in this Section 4.15, the term "material," when applied to Intellectual Property, means that such Intellectual Property is used in a significant manner to conduct the business of the Company and its subsidiaries as it is currently conducted.

            Section 4.16 Contracts. Except as set forth in Section 4.16 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to or bound by any material Contract, other than
(i) the Affiliate Agreements listed in Section 4.10 of the Holdings Disclosure Schedule, (ii) any Contract filed or incorporated by reference as an exhibit to any Filed Company SEC Report or (iii) any Contract (other than the Affiliate Agreements listed in Section 4.10 of the Holdings Disclosure Schedule) entered into in the ordinary course of business consistent with past practice.

            Section 4.17 Opinion of Financial Advisor. The Board of Directors of the Company has received the opinion of Credit Suisse First Boston, dated the date hereof to the effect that the Per Share Merger Consideration is fair to the holders of shares of Company Common Stock (other than Worldwide) from a financial point of view.

            Section 4.18 Takeover Statute. The Board of Directors of the Company has approved the Holdings Merger solely for the purpose of rendering inapplicable, and such approval is sufficient to render inapplicable, to the Company Merger and the other transactions contemplated by this Agreement the provisions of Section 203 of the DGCL. To the best of the Company's knowledge, no other state takeover statute or similar statute or regulation applies or purports to apply to the Company Merger, this Agreement or any of the transactions contemplated hereby, and no provision of the certificate of incorporation or by-laws of the Company or certificates of incorporation or by-laws (or comparable organizational documents) of any subsidiary of the Company would, directly or indirectly, restrict or impair the ability of Laser to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of capital stock of the Company or any of its subsidiaries that may be acquired or controlled by Laser.

            Section 4.19 Brokers. No broker, investment banker or other person, other than Credit Suisse First Boston, the fees and expenses of which will be paid by the Company (as reflected in an agreement between Credit Suisse First Boston and the Company, a copy of which has been furnished to Laser), is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

                                 ARTICLE V

               REPRESENTATIONS AND WARRANTIES OF LASER
                               AND MERGER SUB

            Laser and Merger Sub represent and warrant to the Company as follows:

            Section 5.1 Organization. Laser is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted. Laser is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have a material adverse effect on the business, results of operations or financial condition of Laser and its subsidiaries, taken as a whole (a "Laser Material Adverse Effect").

            Section 5.2 Capitalization. The authorized capital stock of Laser consists of 200,000,000 shares of Laser Common Stock, and 2,000,000 shares of Laser Preferred Stock. As of February 23, 1998, (i) 85,988,627 shares of Laser Common Stock were issued and outstanding; (ii) 16,129,197 shares of Laser Common Stock were issuable upon exercise of employee and non-employee stock options (the "Laser Stock Options") outstanding under all stock option plans of Laser (the "Laser Stock Option Plans") or granted pursuant to employment agreements; and (iii) no shares of Laser Preferred Stock were issued and outstanding. As of such date, 4,568,959 shares of Laser Common Stock were held as treasury shares. All of the issued and outstanding shares of Laser Common Stock are validly issued, fully paid and nonassessable and free of preemptive rights. All of the shares of Laser Common Stock issuable as consideration in the Company Merger at the Company Effective Time in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. As of such date, except as set forth above, there are no shares of capital stock of Laser issued or outstanding or, as of such date or as of the date hereof, except as set forth above, any options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating Laser to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its capital stock or securities, or the capital stock or securities of Laser. There are no notes, bonds, debentures or other indebtedness of Laser having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matters upon which stockholders of Laser may vote.

            Section 5.3 Merger Sub. Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Merger Sub is a newly incorporated company formed solely for purposes of consummating the transactions contemplated by this Agreement and has engaged in no activity other than as provided in, or contemplated by, this Agreement. The authorized capital stock of Merger Sub consists of 1,000 shares of Merger Sub Common Stock, all of which are validly issued, fully paid and nonassessable and are owned by Laser. Except as set forth above there are no shares of capital stock of Merger Sub issued or outstanding or any options, warrants, subscription, calls, rights, convertible securities or other agreements or commitments obligating Merger Sub to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its capital stock or securities.

            Section 5.4 Authority Relative to this Agreement. Each of Laser and Merger Sub has the corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Laser and Merger Sub and the consummation by Laser and Merger Sub of the transactions contemplated hereby have been duly authorized by the Boards of Directors of Laser and Merger Sub, and no other corporate action or proceedings on the part of Laser or Merger Sub (including any action on the part of its stockholders) is necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly executed and delivered by Laser and Merger Sub and, assuming it is a valid and binding obligation of the Company, constitutes a valid and binding agreement of Laser and Merger Sub, enforceable against Laser and Merger Sub in accordance with its terms, except that such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to creditors' rights generally and other forms of equitable relief may be subject to equitable defenses and the discretion of the court before which any proceedings therefor may be brought.

            Section 5.5 Consents and Approvals; No Violations. Except for applicable requirements of the HSR Act, the Securities Act, the Exchange Act, Competition Laws, and state securities or blue sky Laws, and the filing of the Certificate of Merger in such form as required by, and executed in accordance with the relevant provisions of, the DGCL, no filing with, and no permit, authorization, consent or approval of, any governmental or regulatory authority is necessary for the consummation by Laser or Merger Sub of the transactions contemplated by this Agreement, except for such filings, permits, authorizations, consents or approvals the failure of which to be made or obtained would not (i) individually or in the aggregate have a Laser Material Adverse Effect or (ii) delay in any material respect or prevent the consummation of any of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by Laser or Merger Sub nor the consummation by Laser or Merger Sub of the transactions contemplated hereby, nor compliance by Laser with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the certificate of incorporation or by-laws of Laser or Merger Sub; (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any material (as defined for purposes of Form 10-K) Contract to which Laser, Merger Sub or any of their subsidiaries is a party or by which any of them or any of their properties or assets may be bound; or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Laser, Merger Sub, any of their subsidiaries or any of their properties or assets, except, in the case of clauses (b) and (c), for violations, breaches or defaults which would not individually or in the aggregate have a Laser Material Adverse Effect.

            Section 5.6  Reports and Financial Statements.

            (a) Laser has filed all reports, forms, registrations, schedules, statements and other documents required to be filed by it with the SEC since January 1, 1997 (the "Laser SEC Reports"). As of their respective dates, the Laser SEC Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder. Except to the extent that information contained in any Laser SEC Report has been amended, revised or superseded by a later Laser SEC Report filed and publicly available prior to the date of this Agreement (as amended, revised or superseded by a later filed Laser SEC Report to the date of this Agreement, the "Filed Laser SEC Reports"), none of the Filed Laser SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (b) The consolidated financial statements of Laser included in the Filed Laser SEC Reports complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position of Laser and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein).

            (c) Except as set forth in the Filed Laser SEC Reports and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the most recent consolidated balance sheet included in the Filed Laser SEC Reports (the "Laser Balance Sheet Date"), neither Laser nor any of the Laser subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be recognized or disclosed on a consolidated balance sheet of Laser and its consolidated subsidiaries or in the notes thereto.

            Section 5.7 Absence of Certain Changes or Events. Except as set forth in the Filed Laser SEC Reports, since the Laser Balance Sheet Date, the business of Laser and its subsidiaries has been conducted only in the ordinary course of business consistent with past practice, and there has not been any event, change or development which individually or in the aggregate has had or would reasonably be expected to have a Laser Material Adverse Effect or would impair or delay the ability of Laser to consummate the transactions contemplated by, or to satisfy its obligations under, this Agreement.

            Section 5.8 Litigation. Except as disclosed in the Filed Laser SEC Reports, there is no suit, action, proceeding or investigation pending or, to the knowledge of Laser, threatened against or affecting Laser or any of its subsidiaries that individually or in the aggregate would reasonably be expected to (i) have a Laser Material Adverse Effect (taking into account any reserve therefor as of the most recent balance sheet included in the Filed Laser SEC Reports) or (ii) delay in any material respect or prevent the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, order, decree, statute, Law, ordinance, rule or regulation of any Governmental Entity or arbitrator outstanding against Laser or any of its subsidiaries having, or which would reasonably be expected to have, any effect referred to in clause (i) or
(ii) above.

            Section 5.9 Information in Disclosure Documents and Registration Statement. None of the information to be supplied by Laser for inclusion or incorporation by reference in (a) the Registration Statement or (b) the Information Statement, the Schedule 13E-3 or the Section 14(f) Notice will, in the case of the Registration Statement, at the time it becomes effective and at the Company Effective Time contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of the Information Statement, the Schedule 13E-3 and the Section 14(f) Notice, at the time of the mailing thereof and, in the case of the Information Statement and the Schedule 13E-3, at the Company Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations promulgated thereunder. The
Schedule 13E-3 will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder.

            Section 5.10  Taxes.

            (a) Laser and its subsidiaries have filed (or there have been filed on their behalf) with the appropriate governmental authorities all material Tax Returns required to be filed by them and such Tax Returns are true, correct and complete in all material respects and disclose all Taxes required to be paid by them for the periods covered thereby; and

            (b) all material Taxes (whether or not shown on any Tax Return) owed by Laser and its subsidiaries and required to be paid on or before the Closing Date have been (or will be) timely paid or, in the case of Taxes which Laser or any of its subsidiaries is presently contesting in good faith, an adequate reserve has been established for such Taxes in accordance with GAAP.

            Section 5.11 Compliance with Applicable Law. Except as disclosed in the Filed Laser SEC Reports, Laser and its subsidiaries have received such certificates, permits, licenses, franchises, consents, approvals, orders, authorizations and clearances from appropriate Governmental Entities (the "Laser Licenses") as are necessary to own or lease and operate their respective properties and to conduct their respective businesses substantially in the manner described in the Laser SEC Reports and as currently owned or leased and conducted, and all such Laser Licenses are valid and in full force and effect, except for any such certificates, permits, licenses, franchises, consents, approvals, orders, authorizations and clearances which the failure to have or to be in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Laser Material Adverse Effect. Except as disclosed in the Filed Laser SEC Reports, Laser and its subsidiaries are in compliance in all material respects with their respective obligations under the Laser Licenses, with only such exceptions as, individually or in the aggregate, would not reasonably be expected to have a Laser Material Adverse Effect. Except as disclosed in the Filed Laser SEC Reports, Laser and its subsidiaries are in compliance with all judgments, orders, decrees, statutes, Laws, ordinances, rules and regulations of any Governmental Entity applicable to them, except for such noncompliance which individually or in the aggregate would not have a Laser Material Adverse Effect.

            Section 5.12 Brokers. No broker, investment banker or other person, other than Morgan Stanley, the fees and expenses of which will be paid by Laser (as reflected in an agreement between Morgan Stanley and Laser) is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Laser.

                                 ARTICLE VI

              COVENANTS RELATING TO CONDUCT OF BUSINESS

            Section 6.1 Conduct of Business by the Company. During the period from the date of this Agreement to the Holdings Effective Time, except as expressly permitted by this Agreement or with the prior written consent of Laser or as set forth in Section 6.1 of the Company Disclosure Schedule, the Company shall, and shall cause its subsidiaries to, carry on the business of the Company and its subsidiaries in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and in compliance in all material respects with all applicable Laws and regulations and, to the extent consistent therewith, use all reasonable efforts to preserve intact the current business organizations of the Company and its subsidiaries, and to preserve its relationships with those persons having business dealings with the Company and its subsidiaries to the end that the goodwill and ongoing businesses of the Company and its subsidiaries shall be unimpaired at the Holdings Effective Time. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Holdings Effective Time, the Company agrees as to itself and its subsidiaries that, except as expressly permitted by this Agreement or with the prior written consent of Laser or as set forth in
Section 6.1 of the Company Disclosure Schedule:

                  (i) Neither the Company nor any of its subsidiaries shall
      (x) declare, set aside or pay any distributions (whether in cash, stock or property) with respect to its capital stock or (y) split, combine, or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock (other than dividends or stock issuances by a wholly owned subsidiary of the Company to the Company or another wholly owned subsidiary of the Company);

                  (ii) Neither the Company nor any of its subsidiaries shall issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any options, warrants or rights to acquire, any such shares, voting securities or convertible securities (other than the issuance of Company Common Stock upon the exercise of Employee Stock Options in accordance with their terms and issuances by a wholly owned subsidiary of the Company to the Company or another wholly owned subsidiary of the Company);

                  (iii) The Company shall not amend its certificate of incorporation or by-laws;

                  (iv) Other than as would not be material to the Company, the Company and its subsidiaries shall not acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or in any other manner, any business or any corporation, limited liability company, partnership, joint venture, association or other business organization or division thereof or (y) any assets that individually or in the aggregate are material to the Company and its subsidiaries;

                  (v) Other than as would not be material to the Company, the Company and its subsidiaries shall not sell, lease, license or otherwise encumber or subject to any Lien or otherwise dispose of any of the properties or assets of the Company and its subsidiaries, other than in the ordinary course of business consistent with past practice or pursuant to existing contractual obligations, if any, set forth in Section 6.1 of the Company Disclosure Schedule;

                  (vi) Other than in the ordinary course of business or as would not be material to the Company, the Company and its subsidiaries shall not (x) incur any indebtedness or (y) make any loans, advances or capital contributions to, or investments in, any other person (other than the Company or a subsidiary of the Company), other than to officers and employees of the Company and its subsidiaries for travel, business or relocation expenses in the ordinary course of business;

                  (vii) Other than in the ordinary course of business or consistent with the Company's 1998 capital budget;

                  (viii) Other than in the ordinary course of business, the Company and its subsidiaries shall not make any material Tax election or settle or compromise any material income Tax liability;

                  (ix) Except in the ordinary course of business or except as would not reasonably be expected to have a Company Material Adverse Effect, the Company and its subsidiaries (i) shall not enter into any Contracts and (ii) shall not modify, amend or terminate any material Contract or agreement to which the Company or any of its subsidiaries is, or as of the Company Effective Time will be, a party or waive, release or assign any material rights or claims thereunder;

                  (x) Except as required by Law or previously existing contractual arrangements, in the ordinary course of business consistent with past practice or as disclosed or otherwise provided in this Agreement, the Company will not, nor will it permit any of its subsidiaries to, (a) increase the compensation of any of its employees, (b) enter into any Contract with any of its employees regarding his or her employment, compensation or benefits, or (c) adopt any plan, arrangement or policy which would become a Company Plan or amend any Company Plan to the extent such adoption or amendment would create or materially increase any material liability or obligation on the part of the Company or its subsidiaries;

                  (xi) The Company and its subsidiaries shall not make any change to their accounting methods, principles or practices, except as may be required by GAAP or Regulation S-X promulgated by the SEC or by Law;

                  (xii) The Company shall not, and shall not permit any of its subsidiaries to, create, incur, suffer to exist or assume any material Lien on any of their assets, except as would not have a Company Material Adverse Effect or materially impair the Company's conduct of the business and operations of the Company and its subsidiaries, as presently conducted;

                  (xiii) The Company shall not, and shall not permit any of its subsidiaries to enter into any transaction or contract with, or (except pursuant to the Affiliate Agreements) make any payment to, any Affiliate of the Company (other than the Company's subsidiaries or its or their officers or directors in the ordinary course of business consistent with past practice); and

                  (xiv) The Company and its subsidiaries shall not authorize, or commit or agree to take, any of the foregoing actions.

            Section 6.2 Other Actions. During the period from the date hereof to the Holdings Effective Time, the Company and Laser shall not, and shall not permit any of their respective subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect or (iii) any of the conditions to the Company Merger set forth in Article VIII hereof not being satisfied.

            Section 6.3 Advice of Changes. Upon obtaining knowledge of any such occurrence, the Company and Laser shall promptly advise the other party orally and in writing of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or (iii) any change or event (x) having, or which, insofar as can reasonably be foreseen, would have, in the case of Laser, a Laser Material Adverse Effect and, in the case of the Company, a Company Material Adverse Effect, (y) having, or which, insofar as can reasonably be foreseen, would have, the effect set forth in clause
(i) above or (z) which has resulted, or which, insofar as can reasonably be foreseen, would result, in any of the conditions set forth in Article VIII hereof not being satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

            Section 6.4 Conduct of Business of Merger Sub. From the date hereof to the Company Effective Time, Merger Sub shall not (i) engage in any activities of any nature, (ii) acquire any assets, or (iii) incur any indebtedness or assume any liabilities or obligations, in each case, except as provided in or contemplated by this Agreement.

            Section 6.5 Section 14(f) Notice. Promptly after the date hereof, Laser shall provide to the Company in writing the information with respect to the Laser Designees (as defined in the Holdings Merger Agreement) required by Section 14(f) of the Exchange Act and Rule 14f-1 of the SEC. Promptly after its receipt of such information, the Company shall file with the SEC and mail to all stockholders of record of the Company the
Section 14(f) Notice.

                                ARTICLE VII

                           ADDITIONAL AGREEMENTS

            Section 7.1 Preparation of the Registration Statement, the Information Statement, the Schedule 13E-3 and the Section 14(f) Notice. As soon as reasonably practicable following the date of this Agreement, Laser and the Company shall prepare and file with the SEC the Information Statement and Laser shall prepare and file with the SEC the Registration Statement, in which the Information Statement will be included as a prospectus (including the financial statements and pro forma financial information required to be set forth therein), and the Schedule 13E-3 and the Section 14(f) Notice. Laser shall use all reasonable best efforts to have the Registration Statement declared effective under the Securities Act and the Schedule 13E-3 and the Section 14(f) Notice cleared by the SEC and mailed as promptly as practicable after such filing. The Company will use all reasonable best efforts to cause the Information Statement and the
Schedule 13E-3 and the Section 14(f) Notice to be mailed to the Company's stockholders as promptly as practicable after it has been cleared by the SEC. Each of Laser and the Company shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities Laws in connection with the issuance of Laser Common Stock in connection with the Company Merger and the Holdings Merger. The Company shall furnish all information concerning the Company, its subsidiaries and the holders of the Company Common Stock and Laser shall furnish all information concerning Laser and its subsidiaries, in each case, as may be reasonably requested in connection with any such action.

            Section 7.2 Access and Information; Confidentiality. The Company and Laser shall each afford to the other and to the other's financial advisors, legal counsel, accountants, consultants and other representatives full access at all reasonable times throughout the period prior to the Company Effective Time to all of its books, records, properties, plants and personnel (provided that all such access shall be on reasonable advance notice and shall not disrupt normal business operations) and, during such period, each shall furnish promptly to the other (a) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal or state securities Laws, and (b) all other information as such other party may reasonably request, provided that no investigation pursuant to this Section 7.2 shall affect any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Company Merger. Each party and their respective affiliates, representatives and agents shall hold in confidence all nonpublic information in accordance with the terms of the Confidentiality Agreements between Laser and the Company dated February 4, 1998 and February 23, 1998.

            Section 7.3  Comfort Letters.

            (a) The Company shall use its reasonable best efforts to cause to be delivered to Laser "comfort" letters of Ernst & Young, LLP, the Company's independent public accountants, dated the date on which the Registration Statement shall become effective and as of the date on which the Information Statement is mailed to the Company's stockholders, and addressed to Laser and the Company, in form and substance reasonably satisfactory to Laser and as is reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

            (b) Laser shall use its reasonable best efforts to cause to be delivered to the Company "comfort" letters of Arthur Andersen, LLP, Laser's independent public accountants, dated the date on which the Registration Statement shall become effective and as of the date on which the Information Statement is mailed to the Company's stockholders, and addressed to the Company and Laser, in form and substance reasonably satisfactory to the Company and as is reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

            Section 7.4 Listing Application. Laser shall prepare and submit to the NYSE a listing application covering the Laser Shares to be issued in connection with the Company Merger, and shall use its reasonable best efforts to obtain, prior to the Company Effective Time, approval for the listing of such Laser Shares, subject to official notice of issuance.

            Section 7.5 Affiliates. Prior to the Company Effective Time, the Company shall cause to be prepared and delivered to Laser a list (reasonably satisfactory to counsel for Laser) identifying each person who, at the time the Information Statement is mailed to the Company's stockholders, may be deemed to be an "affiliate" of the Company, as such term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Company Rule 145 Affiliates"). The Company shall use its reasonable best efforts to cause such person who is identified as a Company Rule 145 Affiliate in such list to deliver to Laser on or prior to the Company Effective Time a written agreement, in customary form, that such Company Rule 145 Affiliate will not (i) sell, pledge, transfer or otherwise dispose of, or in any other way reduce such Company Rule 145 Affiliate's risk relative to, any Laser Shares issued to such Company Rule 145 Affiliate in connection with the Company Merger, except pursuant to an effective registration statement or in compliance with such Rule 145 or another exemption from the registration requirements of the Securities Act or (ii) sell or in any other way reduce such Rule 145 Affiliate's risk relative to any Laser Shares received in the Company Merger (within the meaning of Section 201.01 of the SEC's Financial Reporting Release No. 1) during the period commencing thirty (30) days prior to the Company Effective Time and ending at such time as the financial results (including combined sales and net income) covering at least thirty (30) days of post-Merger operations have been published, except as permitted by Staff Accounting Bulletin No. 76 issued by the SEC.

            Section 7.6 HSR Act; Competition Laws. As soon as reasonably practicable, the Company, Laser and Merger Sub shall make or cause to be made all filings and submissions under the HSR Act (if applicable) and any other applicable Competition Laws as may be reasonably required to be made in connection with this Agreement and the transactions contemplated hereby. Subject to Section 7.2 hereof, the Company will furnish to Laser and Laser will furnish to the Company, such information and assistance as the other may reasonably request in connection with the preparation of any such filings or submissions. Subject to Section 7.2 hereof, the Company will provide Laser, and Laser will provide the Company, with copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between such party or any of its representatives, on the one hand, and any governmental agency or authority or members of their respective staffs, on the other hand, with respect to this Agreement and the transactions contemplated hereby. The Company and Laser shall consult with one another with respect to any such correspondence, filings or communications and shall engage in discussions with any Governmental Entity on a joint basis.

            Section 7.7  Employee Matters.

            (a) From and after the Holdings Effective Time, Laser shall honor, and shall cause the Company to honor, all employment, severance, termination, consulting and retirement agreements to which the Company is a party as of the Holdings Effective Time; provided, however, that (i) neither Laser nor the Company shall have any responsibility for the Company's obligations under that certain employment agreement entered into as of October 1, 1997, between the Company and Jerry W. Levin (except for the incentive payment provided for in section 3.2(b) thereof (relating to the divestiture of Coleman Safety & Security Products, Inc.), which shall be the responsibility of the Company and paid in accordance with the terms of section 3.2(b) thereof), and (ii) neither Laser nor the Company shall have any responsibility for the Company's obligations under that certain employment agreement entered into as of July 1, 1997, between the Company and Paul E. Shapiro. Except as provided in the first sentence of Section 7.7(b) or the proviso to this sentence, from and after the Holdings Effective Time, Laser will cause the Company to allow Company employees to participate in Laser employee benefit plans on substantially the same basis as similarly situated Laser employees; provided, however, that Laser will cause the Company to continue the Company Plans for at least six (6) months following the Holdings Effective Time. Laser will or will cause the Company to give Company employees full credit for purposes of eligibility and vesting of benefits and benefit accrual for service with the Company and its affiliates prior to the Holdings Effective Time under each Laser employee benefit plan; provided, however, that no such crediting of service results in duplication of benefits. With respect to any welfare benefit plans maintained for the benefit of Company employees from and after the Holdings Effective Time, Laser shall (i) cause there to be waived any pre-existing condition limitations and (ii) give effect, in determining any deductible and maximum out-of-pocket limitations, to claims incurred and amounts paid by, and amounts reimbursed to, such employees with respect to similar plans maintained by the Company for such employee's benefit immediately prior to the Holdings Effective Time. Laser acknowledges that, for the purposes of certain of such Company Plans and certain of such other employment, severance, termination, consulting and retirement agreements to which the Company is currently a party, the consummation of the Holdings Merger will constitute a "change in control" of the Company (as such term is defined in such plans and agreements). Laser agrees to cause the Company, after the Holdings Effective Time, to pay all amounts provided under such Company Plans and agreements as a result of a change in control of the Company in accordance with their respective terms and to honor, and to cause the Company to honor, all rights, privileges and modifications to or with respect to any such Company Plans or agreements which become effective as a result of such change in control.

            (b) Laser shall cause the Company to continue the Company's Executive Annual Incentive Policy for the remainder of 1998, and participants therein shall not be eligible for participation in an analogous Laser incentive plan in respect of 1998. Laser shall honor, and shall cause the Company to honor, the Company's Executive Severance Policy without any amendment adverse to participants. Laser shall provide severance benefits for employees of the Company, who are not participants in Company's Executive Severance Policy and who do not have employment agreements with the Company, under the Laser severance policy on the same basis as similarly situated Laser employees provided that severance benefits shall be no less than those set forth on Schedule 7.7(b).

            (c) Effective as of the ninety-first (91st) day following the Holdings Effective Time, the participants in the Executive Severance Policy set forth on Schedule 7.7(c) may voluntarily terminate their employment, which termination will be deemed to be for "Good Reason" under the Executive Severance Policy as a result of the consummation of the Holdings Merger.

            (d) Laser and the Company agree to take all necessary action to provide that, effective as of the Holdings Effective Time, all outstanding Employee Stock Options shall be vested and exercisable as of the Holdings Effective Time, and between the Holdings Effective Time and the Company Effective Time, Laser shall cause the Company to maintain a broker-dealer cashless exercise procedure for the exercise of Employee Stock Options. Laser and the Company agree to take all other actions necessary to provide for the cancellation, effective at the Company Effective Time, of each outstanding Employee Stock Option and, in settlement therefor, a payment to the holder of the Employee Stock Option in cash by Laser or the Company at the Company Effective Time equal to the product of (i) the total number of shares of Company Common Stock subject to such Employee Stock Option, and
(ii) the excess of $27.50 over the exercise price per share of Company Common Stock subject to such Employee Stock Option, less any applicable withholding taxes.

            (e) Laser agrees that, at or prior to the Holdings Effective Time, Holdings may cause the Company to (i) assume sponsorship of the pension, retirement, savings, retiree health care and life insurance and other plans maintained by New Coleman Holdings, Inc. that are reflected in footnotes 7 and 12 to the 1996 financial statements included in the Company's 1996 Annual Report on SEC Form 10-K (as such plans may have been changed in the ordinary course of business since December 31, 1996) (the "Plans"), and (ii) assume the liabilities and obligations of New Coleman Holdings, Inc. under the Plans to the extent reflected in such footnotes (as such liabilities and obligations may have changed in the ordinary course of business since December 31, 1996). The documents used to effect such assumption shall be in form and substance reasonably satisfactory to Parent Holdings and Laser.

            Section 7.8  Continuance of Existing Indemnification
Rights.

            (a) For six (6) years after the Company Effective Time (and during the period following the Holdings Effective Time but prior to the Company Effective Time), Laser shall, or shall cause the Surviving Corporation to, indemnify, defend and hold harmless any person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Company Effective Time, a director or officer of the Company (an "Indemnified Person") against all losses, claims, damages, liabilities, costs and expenses (including attorneys' fees and expenses), judgments, fines, losses and amounts paid in settlement in connection with any actual or threatened action, suit, claim, proceeding or investigation (each, a "Claim") to the extent that any such Claim is based on, or arises out of:
(i) the fact that such Indemnified Person is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; or (ii) this Agreement or the Holdings Merger Agreement or any of the transactions contemplated hereby or thereby, in each case to the extent that any such Claim pertains to any matter or fact arising, existing or occurring prior to or at the Company Effective Time, regardless of whether such Claim is asserted or claimed prior to, at or after the Company Effective Time, to the full extent permitted under the DGCL, the Company's certificate of incorporation or by-laws or any indemnification agreement in effect at the date hereof, including provisions relating to advancement of expenses incurred in the defense of any such Claim; provided, however, that neither Laser nor the Surviving Corporation shall be required to indemnify any Indemnified Person in connection with any proceeding (or portion thereof) involving any Claim initiated by such Indemnified Person against the Company unless the initiation of such proceeding (or portion thereof) was authorized by the Board of Directors of the Company or unless such proceeding is brought by an Indemnified Person to enforce rights under this Section 7.8; and provided further that in the event any Claim is asserted or made within such period, all such rights, liabilities and limitations in respect of any such Claim shall continue until disposition thereof. Without limiting the generality of the preceding sentence, in the event any Indemnified Person becomes involved in any Claim after the Company Effective Time, Laser shall, or shall cause the Surviving Corporation to, periodically advance to such Indemnified Person its legal and other expenses (including the cost of any investigation and preparation incurred in connection therewith), subject to the providing by such Indemnified Person of an undertaking to reimburse all amounts so advanced in the event of a final non-appealable determination by a court of competent jurisdiction that such Indemnified Person is not entitled thereto.

            (b) Laser and the Company agree that all rights to indemnification, and all limitations with respect thereto, existing in favor of any Indemnified Person, as provided in the Company's certificate of incorporation or by-laws and any indemnification agreement in effect at the date hereof, shall survive the Holdings Merger and the Company Merger and shall continue in full force and effect, without any amendment thereto, for a period of six (6) years from the Company Effective Time (and during the period following the Holdings Effective Time but prior to the Company Effective Time) to the extent such rights and limitations are consistent with the DGCL; provided, however, that in the event any Claim is asserted or made within such period, all such rights, liabilities and limitations in respect of any such Claim shall continue until disposition thereof; provided further that any determination required to be made with respect to whether an Indemnified Person's conduct complies with the standards set forth under the DGCL, the Company's certificate of incorporation or by-laws or any such agreement, as the case may be, shall be made by independent legal counsel selected by such Indemnified Person and reasonably acceptable to Laser; and provided further that nothing in this Section 7.8 shall impair any rights or obligations of any current or former director or officer of the Company.

            (c) Laser or the Surviving Corporation shall use reasonable best efforts to obtain a liability insurance policy ("D&O Insurance") for the benefit of the Company's existing and former directors and officers commencing at the Holdings Effective Time and for a period of not less than six (6) years after the Company Effective Time providing substantially similar coverage in amounts and on terms no less advantageous than that currently provided to such existing and former directors and officers; provided further that neither Laser nor the Surviving Corporation shall be required to pay an annual premium for D&O Insurance in excess of 200% of the last annual premium paid prior to the date hereof, but in such case shall purchase as much coverage as possible for such amount.

            (d) The provisions of this Section 7.8 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Person, his or her heirs and his or her personal representatives.

            Section 7.9 Expenses. Whether or not the Company Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

            Section 7.10 Public Announcements. Laser and the Company shall consult with each other before issuing their respective initial press releases to be issued with respect to the transactions contemplated by this Agreement and the Holdings Merger.

            Section 7.11 Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable, to consummate and make effective, in the most expeditious manner practicable, the Company Merger and the other transactions contemplated by this Agreement, including, but not limited to: (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from all Governmental Entities and the making of all necessary registrations and filings with, and the taking of all other reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity (including those in connection with the HSR Act, if applicable); (ii) the obtaining of all necessary consents, approvals or waivers from persons other than Governmental Entities; (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed; and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement. Notwithstanding the foregoing, nothing in this Agreement shall be deemed to require any party hereto to enter into any agreement with any Governmental Entity or to consent to any order, decree or judgment requiring such party to hold, separate or divest, or to restrict the dominion or control of such party or any of its Affiliates over, any of the assets, properties or businesses of such party or its Affiliates in existence on the date hereof.

                                ARTICLE VIII

              CONDITIONS TO CONSUMMATION OF THE MERGER

            Section 8.1 Conditions to Each Party's Obligation to Effect the Company Merger. The respective obligations of each party to effect the Company Merger shall be subject to the satisfaction or waiver, to the extent permitted by Law, at or prior to the Company Effective Time of the following conditions:

            (a) The Registration Statement shall have become effective in accordance with the provisions of the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceeding for such purpose shall be pending before or threatened by the SEC; and all applicable time periods required under the Securities Act and the Exchange Act following the mailing of the Information Statement to the Company's stockholders shall have lapsed.

            (b) The Laser Shares shall have been approved for listing on the NYSE, subject to official notice of issuance.

            (c) No preliminary or permanent injunction or other order by any federal or state court in the United States of competent jurisdiction which prohibits the consummation of the Company Merger shall have been issued and remain in effect.

            (d) The Holdings Merger shall have been consummated in accordance with its terms and the applicable provisions of the DGCL.

                                 ARTICLE IX

                     TERMINATION, AMENDMENT AND WAIVER

            Section 9.1 Termination. This Agreement shall terminate automatically upon the termination of the Holdings Merger Agreement in accordance with its terms.

            Section 9.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 9.1 hereof, this Agreement shall forthwith become void and there shall be no liability on the part of any of the parties; provided that the provisions of Sections 7.2 and 7.9 and of this Article IX shall continue and that nothing herein shall relieve any party from liability for any willful breach hereof.

            Section 9.3 Amendment. This Agreement may be amended by the parties pursuant to a writing adopted by action taken by all of the parties at any time prior to (but not following) the consummation of the Holdings Merger. This Agreement may not be amended except by an instrument in writing signed by all the parties hereto.

            Section 9.4 Extension; Waiver. At any time prior to (but not following) the consummation of the Holdings Merger any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only as against such party and only if set forth in an instrument in writing signed by such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                 ARTICLE X

                             GENERAL PROVISIONS

            Section 10.1 No Survival of Representations and Warranties. No representations or warranties contained herein shall survive beyond the Company Effective Time. This Section 10.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Company Effective Time.

            Section 10.2 Notices. All notices or other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended, if delivered by registered or certified mail, return receipt requested, or by a national courier service, or if sent by telecopier; provided that the telecopy is promptly confirmed by telephone confirmation thereof, to the person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person:

            (a)   If to Laser, to:

                  Sunbeam Corporation
                  1615 South Congress Avenue
                  Suite 200
                  Delray Beach, Florida  33445
                  Facsimile:  (561) 243-2191
                  Attention:  David C. Fannin, Esq.

                  with a copy to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  One Rodney Square
                  Wilmington, Delaware  19801
                  Facsimile:  (302) 651-3001
                  Attention:  Richard L. Easton, Esq.

            (b) If to the Company, to:

                  CLN Holdings Inc.
                  5900 North Andrews Avenue, Suite #700-A
                  Fort Lauderdale, Florida 33309
                  Facsimile: (954) 772-3352
                  Attention: General Counsel

                  with a copy to:

                  Wachtell, Lipton, Rosen & Katz
                  51 West 52nd Street
                  New York, New York  10019
                  Facsimile:  (212) 403-2000
                  Attention:  Adam O. Emmerich, Esq.

Any such notification shall be deemed delivered (i) upon receipt, if delivered personally, (ii) on the next business day, if sent by national courier service for next business day delivery or (iii) the business day received, if sent by telecopier.

            Section 10.3 Descriptive Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            Section 10.4 Entire Agreement; No Third-Party Beneficiary. This Agreement (including the Exhibits, Disclosure Schedules and other documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof; (b) except for the provisions of Sections 7.7(c) and 7.8 hereof, is not intended to confer upon any other person any rights or remedies hereunder.

            Section 10.5 Interpretation. When a reference is made in this Agreement to an Article, Section or Annex, such reference shall be to an Article or Section of, or an Annex to, this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. All terms defined in this Agreement shall have the defined meanings used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns and, in the case of an individual, to his heirs and estate, as applicable.

            Section 10.6 Severability. If any provision of this Agreement or the application thereof to any person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby. Upon any such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect original intent of the parties.

            Section 10.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

            Section 10.8 Disclosure Schedules. Matters reflected on the Company Disclosure Schedule are not necessarily limited to matters required by this Agreement to be reflected therein and the inclusion of such matters shall not be deemed an admission that such matters were required to be reflected on the Company Disclosure Schedule. Such additional matters are set forth for informational purposes only and do not necessarily include other matters of a similar nature. Capitalized terms used in the Company Disclosure Schedule but not otherwise defined therein shall have the respective meanings assigned to such terms in this Agreement.

            Section 10.9 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without giving effect to the provisions thereof relating to conflicts of Law.

            Section 10.10 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at Law or equity.

            Section 10.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

            Section 10.12 Certain Terms. As used herein, (i) the term "material adverse effect" (including as used in any definition), with respect to any Person, shall exclude any change, event, effect or circumstance (a) arising in connection with the announcement or performance of the transactions contemplated by this Agreement or the Holdings Merger Agreement and (b) affecting the United States economy generally or such Person's industries generally; and (ii) "to the knowledge of the Company" shall mean to the actual knowledge of Paul E. Shapiro, Jerry W. Levin and Steven R. Isko.


                          [SIGNATURE PAGE FOLLOWS]



            IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                              SUNBEAM CORPORATION

                              By:    /s/ Russell A. Kersh
                                  _____________________________
                                  Name:  Russell A. Kersh
                                  Title: Executive Vice President

                              CAMPER ACQUISITION CORP.

                              By:   /s/ Russell A. Kersh
                                  _____________________________
                                  Name:  Russell A. Kersh
                                  Title: President

                              THE COLEMAN COMPANY, INC.

                              By:   /s/ Paul E. Shapiro
                                   ____________________________
                                   Name:  Paul E. Shapiro
                                   Title: Executive Vice President






                                                                    ANNEX II

           [LETTERHEAD OF CREDIT SUISSE FIRST BOSTON CORPORATION]


 February 27, 1998


 Board of Directors
 The Coleman Company, Inc.
 625 Madison Avenue
 New York, NY 10022

 Members of the Board:

 You have asked us to advise you with respect to the fairness from a financial point of view to the stockholders of The Coleman Company, Inc. (the "Company"), other than Coleman Worldwide Corporation ("Worldwide") and its affiliates, of the Consideration (as hereinafter defined) to be received by such stockholders pursuant to the terms of an agreement and plan of merger dated as of February 27, 1998 (the "Company Merger Agreement") among Sunbeam Corporation (the "Acquiror"), Camper Acquisition Corp., a newly formed, wholly owned subsidiary of the Acquiror ("Merger Sub"), and the Company. The Company Merger Agreement provides, among other things, for the merger (the "Company Merger") of Merger Sub with and into the Company, whereby each outstanding share of common stock, par value $0.01 per share, of the Company (the "Company Common Stock") (other than shares of Company Common Stock held by the Company, the Acquiror or their respective subsidiaries (other than Worldwide or Holdings (as defined below)), and other than Dissenting Shares (as defined in the Company Merger Agreement)) will be converted into the right to receive (1) 0.5677 shares (the "Share Consideration") of common stock, par value $0.01 per share, of the Acquiror (the "Acquiror Common Stock") and (2) $6.44 in cash, without interest thereon (the "Cash Consideration" and, together with the Share Consideration, the "Consideration"). In connection with the Company Merger, the Acquiror, Laser Acquisition Corp., a newly formed, wholly owned subsidiary of the Acquiror ("Sunbeam Merger Sub"), Coleman (Parent) Holdings Inc. ("Parent Holdings") and CLN Holdings Inc., a wholly owned subsidiary of Parent Holdings ("Holdings"), will also enter into an agreement and plan of merger dated as of February 27, 1998 (the "Holdings Merger Agreement"), which provides, among other things, for the merger (the "Holdings Merger" and, together with the Company Merger, the "Mergers") of Sunbeam Merger Sub with and into Holdings, whereby the outstanding shares of common stock, par value $1.00, of Holdings (the "Holdings Common Stock") will be converted into the right to receive (1) 14,099,749 shares of Acquiror Common Stock and (2) $159,956,756 in cash, without interest thereon. The Company Merger is subject to and conditioned upon, among other things, consummation of the Holdings Merger.

 In arriving at our opinion, we have reviewed certain publicly available business and financial information relating to the Company and the Acquiror, as well as the Company Merger Agreement and the Holdings Merger Agreement. We have also reviewed certain other information, including financial forecasts, provided to us by the Company and the Acquiror, and have met with the managements of the Company and the Acquiror to discuss the business and prospects of the Company and the Acquiror as well as the business, operational and strategic benefits and implications of the Mergers and the synergies and operating cost savings expected by the managements of the Company and the Acquiror to be achieved through the combination of the operations of the Company and the Acquiror.

 We have also considered certain financial and stock market data of the Company and the Acquiror, and we have compared that data with similar data for other publicly held companies in businesses similar to the Company and the Acquiror and we have considered the financial terms of certain other business combinations and other transactions that have recently been effected. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

 In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on its being complete and accurate in all material respects. With respect to the financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of the Company and the Acquiror as to the future financial performance of their respective companies and the synergies and operating cost savings expected to be achieved through the combination of the operations of the Company and the Acquiror. In addition, we have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company or the Acquiror, nor have we been furnished with any such evaluations or appraisals. Our opinion is necessarily based upon financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. We are not expressing any opinion as to what the actual value of the shares of Acquiror Common Stock will be when issued to the Company's stockholders pursuant to the Company Merger or the prices at which such shares of Acquiror Common Stock will trade subsequent to the Mergers.

 We have acted as financial advisor to the Company in connection with the Mergers and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Mergers.

 In the past we have performed certain investment banking services for the Company and the parent of Parent Holdings and certain of its affiliates and have received customary fees for such services.

 In the ordinary course of our business, we and our affiliates may actively trade the debt and equity securities of the Company, its affiliates and the Acquiror for our and such affiliates' own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

 It is understood that this letter is for the information of the Board of Directors of the Company in connection with its consideration of the Mergers, does not constitute a recommendation to any stockholder with respect to the Company Merger and is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus or proxy statement, or in any other document used in connection with the offering or sale of securities, nor shall this letter be used for any other purposes, without our prior written consent.

 Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration is fair from a financial point of view to the stockholders of the Company (other than Worldwide and its affiliates).

 Very truly yours,


 CREDIT SUISSE FIRST BOSTON CORPORATION








                                                                  ANNEX III


           262 APPRAISAL RIGHTS. (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation;
 and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

           (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257, Section 258, Section 263, or Section 264 of this title:

           (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

           (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

           a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

           b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

           c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

           d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

           (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

           (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

           (d)  Appraisal rights shall be perfected as follows:

           (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares.
 Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

           (2)  If the merger or consolidation was approved pursuant to
 Section 228 or Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation.
 Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
 (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

           (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares.
 Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

           (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated.
 Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

           (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

           (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors.
 In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

           (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

           (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

           (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

           (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.